PRODUCT SUPPLEMENT (To the Prospectus dated September 21, 2005 and the Prospectus Supplement dated September 22, 2005)	Registration No. 333-126811 Filed Pursuant to Rule 424(b)(3) October 12, 2006

$12,870,714,000

BARCLAYS BANK PLC

MEDIUM-TERM NOTES, SERIES A

We will offer Notes that may pay interest during the term of the Notes and/or at maturity may pay an amount in cash based on a reference rate. Specific terms of our Note offerings will be included in the applicable pricing supplement. If the terms described in the applicable pricing supplement are different or inconsistent with those described herein or in the prospectus or prospectus supplement, the terms described in the applicable pricing supplement will supersede.

Payment at Maturity

At maturity the payment of principal on the Notes may be based on movements in the rate or level or other events relating to one or more reference rates.

At maturity the payment of principal on the Notes may be principal protected. If so, the applicable pricing supplement will specify the principal protection percentage, which is a percentage of the stated principal amount of the Notes that will be protected if you hold the Notes to maturity (i.e., fully principal protected Notes will have a principal protection percentage of 100%).

Interest Rate and Interest Payments

The Notes may pay a rate of interest based on one or more reference rates or on movements in the rate or level or other events relating to one or more reference rates.

Ranking

The Notes, interest and any other payments constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Reference Rate

The principal, interest or any other amounts payable on the Notes may be based on one or more of the following or on movements in the rate or level or other events relating to one or more of the following: a fixed rate, the CD rate, the CMS rate, the CMT rate, the commercial paper rate, the eleventh district cost of funds rate, EURIBOR, the federal funds (effective) rate, the federal funds (open) rate, LIBOR, the prime rate, the Treasury rate, the Consumer Price Index, a combination of any, or any other formula specified in the applicable pricing supplement and in the floating rate Note.

Maturity

The applicable pricing supplement will specify the maturity date.

Denominations

The Notes will be issued in minimum denominations of $1,000 (or the specified currency equivalent), increased in multiples of $1,000 (or the specified currency equivalent).

Redemption, Repayment or Repurchase

Terms of specific Notes may permit or require redemption for cash at our option or at your option. The Notes may permit or require repayment or repurchase at our option or at your option.

Listing

The Notes will not be listed on any U.S. securities exchange or quotation system.

See “ Risk Factors” beginning on page PS-1 of this product supplement for risks relating to an investment in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Notes or determined that this product supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Capital Inc. and other entities disclosed in the applicable pricing supplement may solicit offers to purchase the Notes as our agent. We may also sell Notes to any agent as principal at prices to be agreed upon at the time of sale. The agents may resell any Notes they purchase as principal at prevailing market prices, or at other prices, as the agents determine. The applicable pricing supplement will disclose the agent’s discounts and commissions, if any. Unless we or our agent informs you otherwise in the confirmation of sale, the agents may use this product supplement, the prospectus supplement and the prospectus in connection with offers and sales of the Notes in market-making.

Barclays, Barclays Capital and Barclays’ eagle logo are service marks, trademarks or registered trademarks of Barclays Bank PLC.

October 12, 2006

PRODUCT SUPPLEMENT

RISK FACTORS	PS-1
PRICING SUPPLEMENT	PS-7
TERMS OF THE NOTES	PS-8
INTEREST MECHANICS	PS-10
REFERENCE RATES	PS-13
CERTAIN FEATURES OF NOTES	PS-23
REDEMPTION AND REPURCHASE	PS-25
DEFAULT AMOUNT ON ACCELERATION	PS-25
REFERENCE RATE SPONSOR OR INFORMATION PROVIDER AND REFERENCE RATE INFORMATION	PS-27
SUPPLEMENTAL PLAN OF DISTRIBUTION	PS-27
USE OF PROCEEDS AND HEDGING	PS-27
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	PS-28
VALIDITY OF THE NOTES	PS-37

PROSPECTUS SUPPLEMENT
THE BARCLAYS BANK GROUP	S-1
USE OF PROCEEDS	S-1
DESCRIPTION OF MEDIUM-TERM NOTES	S-1
FORM, DENOMINATION AND LEGAL OWNERSHIP OF NOTES	S-5
PAYMENT AND PAYING AGENTS	S-5
RISK FACTORS RELATING TO INDEXED NOTES	S-9
RISK FACTORS RELATING TO NOTES DENOMINATED OR PAYABLE IN OR LINKED TO A
NON-U.S. DOLLAR CURRENCY	S-11
EMPLOYEE RETIREMENT INCOME SECURITY ACT	S-14
PLAN OF DISTRIBUTION	S-14
VALIDITY OF SECURITIES	S-16

PROSPECTUS
FORWARD-LOOKING STATEMENTS	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
PRESENTATION OF FINANCIAL INFORMATION	1
THE BARCLAYS BANK GROUP	2
USE OF PROCEEDS	2
RATIOS OF EARNING TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS AND
OTHER APPROPRIATIONS	3
CAPITALIZATION AND INDEBTEDNESS	4
DESCRIPTION OF DEBT SECURITIES	5
DESCRIPTION OF PREFERENCE SHARES	25
DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS	31
DESCRIPTION OF SHARE CAPITAL	36
TAX CONSIDERATIONS	37
PLAN OF DISTRIBUTION	51
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES	54
WHERE YOU CAN FIND MORE INFORMATION	54
FURTHER INFORMATION	55
VALIDITY OF SECURITIES	55
EXPERTS	55
EXPENSES OF ISSUANCE AND DISTRIBUTION	55

Offers and sales of the Notes are subject to restrictions in certain jurisdictions. The distribution of this product supplement, the prospectus supplement, the prospectus and any pricing supplement and the offer or sale of the Notes in certain other jurisdictions may be restricted by law. Persons who come into possession of this product supplement, the prospectus supplement, the prospectus and any pricing supplement of any Note must inform themselves about and observe any applicable restrictions on the distribution of this product supplement, the prospectus supplement, the prospectus and any pricing supplement and the offer and sale of the Notes.

RISK FACTORS

The Notes are not secured debt and may be riskier than ordinary unsecured debt securities. Prospective purchasers of the Notes should understand the risks of investing in the Notes and should reach an investment decision, only after careful consideration with their advisors of the suitability of the Notes in light of their particular financial circumstances, the following risk factors and the other information included or incorporated by reference in the applicable pricing supplement, this product supplement, the prospectus supplement and the prospectus. Please note that this Risk Factors section has various subcomponents addressing certain additional risk factors relating to the reference rates. We have no control over a number of matters, including economic, financial, regulatory, geographic, judicial and political events, that are important in determining the existence, magnitude, and longevity of these risks and their influence on the value of, or the payments made on, the Notes. You should not purchase the Notes unless you understand and can bear these investment risks.

Risks Relating to All the Notes

(1) The Notes are intended to be held to maturity.

You may receive less, and possibly significantly less, than the amount you originally invested if you sell your Notes prior to maturity. You should be willing to hold your Notes until maturity.

(2) There may not be any secondary market for your Notes.

Upon issuance, the Notes will not have an established trading market. We cannot assure you that a trading market for the Notes will develop or, if one develops, that it will be maintained. Although we may apply to list certain issuances of Notes on a national securities exchange or the Nasdaq National Market System, we may not meet the requirements for listing and do not expect to announce, prior to the pricing date for issuance, whether we will meet such requirements. Even if there is a secondary market, it may not provide liquidity. While we anticipate that our affiliate Barclays Capital Inc. may make a market for the Notes, it is not required to do so. If the Notes are not listed on any securities exchange and Barclays Capital Inc. were to cease acting as a market maker, it is likely that there would be no secondary market for the Notes. You therefore must be willing and able to hold the Notes until maturity.

(3) You must rely on your own evaluation of the merits of an investment in the Notes.

In connection with your purchase of the Notes, we urge you to consult your own financial, tax and legal advisors as to the risks involved in an investment in the Notes and to investigate the reference rate and not rely on our views in any respect. You should make such investigation as you deem appropriate as to the merits of an investment in the Notes.

(4) The Notes are not insured against loss by any third parties; you can depend only on our earnings and assets for payment of principal and interest, if any, on the Notes.

The Notes will be solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the Notes.

(5) The Notes are not insured by the FDIC.

The Notes are not deposit liabilities of Barclays Bank PLC and neither the Notes nor your investment in the Notes are insured by the FDIC or any other governmental agency of the United States, United Kingdom or any other jurisdiction.

(6) There are no security interests in the Notes or other financial instruments held by Barclays Bank PLC.

The indenture governing the Notes does not contain any restrictions on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the securities or other instruments acquired by us or our affiliates. Neither we nor any of our affiliates will pledge or otherwise hold those securities or other instruments for the benefit of holders of the Notes. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us, any of those securities or instruments that we own will be subject to the claims of our creditors generally and will not be available specifically for the benefit of the holders of the Notes.

(7) Our (or our affiliates’) role as calculation agent may create conflicts of interest between you and us.

We and our affiliates play a variety of roles in connection with the issuance of the Notes. You should be aware that the calculation agent is under no obligation to take your interests into consideration in determining the applicable interest rate for each interest payment period. Because this determination by the calculation agent will affect the interest payments on the Notes, conflicts of interest may arise in connection with its performance of its role as calculation agent. You should refer to “Terms of the Notes – Role of the Calculation Agent”.

(8) Research reports and other transactions may create conflicts of interest between you and us.

We or one or more of our affiliates have published, and may in the future publish, research reports relating to the reference rates. The views expressed in this research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Although they are not expected to, any of these activities may affect the level of the reference rate and, therefore, the value of the Notes. Moreover, other professionals who deal in these markets may at any time have views that differ significantly from ours. In connection with your purchase of the Notes, you should investigate the reference rate and not rely on our views with respect to future movements in the reference rate.

We or any of our affiliates also may issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns indexed to the reference rate. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the Notes.

We and our affiliates, at present or in the future, may engage in business relating to the person or organization responsible for providing information on the level of the reference rate, which we refer to as the “information provider” of the reference rate (we refer to the person or organization responsible for calculating, publishing or maintaining the reference rate as the “sponsor” of the reference rate), including making loans to, equity investments in, or providing investment banking, asset management or other advisory services to the information provider. In connection with these activities, we may receive information pertinent to the reference rate that we will not divulge to you.

(9) The market value of the Notes may be influenced by unpredictable factors.

The market value of the Notes may fluctuate between the date you purchase them and when the calculation agent will determine your payment at maturity. If you wish to liquidate your investment in the Notes prior to maturity, your only alternative would be to sell them. At that time, there may be an illiquid market for the Notes or no market at all. The price, if any, at which you will be able to sell your Notes prior to maturity may be substantially less than the amount you originally invested. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect generally that the levels of each of the reference rates will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

•	current and expected future reference rate performance and volatility;

•	events affecting or involving the reference rate, including economic, financial, regulatory, geographic, judicial, political and any real or anticipated changes in these factors;

•	supply and demand for the Notes, including inventory positions held by Barclays Capital Inc., Barclays Bank PLC or any market maker;

•	the time remaining to maturity;

•	our right to redeem the Notes;

•	the method of calculating the payment at maturity, premium and interest in respect of your Notes;

•	any redemption rights of your Notes;

•	the general interest rate environment;

•	economic, financial, political, geographic, regulatory or judicial events that affect the financial markets generally and which may affect the level of the reference rate; and

•	actual or anticipated changes in the creditworthiness of Barclays Bank PLC.

We want you to understand that the effect of one of the factors specified above may offset some or all of any change in the value of the Notes attributable to another factor.

(10) Certain built-in costs may adversely influence the value of the Notes prior to maturity.

The original issue price of the Notes includes the agent’s commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which we may be willing to purchase the Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments.

(11) If the treatment of the Notes is uncertain, the material U.S. federal income tax consequences of an investment in the Notes will be uncertain.

The applicable pricing supplement will specify if there is no direct legal authority as to the proper tax treatment of the Notes. If so specified, significant aspects of the tax treatment of the Notes will be uncertain, as to both the timing and character of any inclusion in income in respect of your Note. Because of this uncertainty, we would urge you to consult your tax advisor as to the tax consequences of your investment in a Note. For a more complete discussion of the United States federal income tax consequences of your investment in a Note, please see the discussion under “Certain U.S. Federal Income Tax Considerations”.

(12) No current research recommendation on your Notes.

Although Barclays Bank PLC or one or more of our affiliates may publish research on, or assign a research recommendation to, other financial products linked to the performance of any of the reference rates, neither Barclays Bank PLC nor any of its subsidiaries or affiliates currently publishes research on, or assigns a research recommendation to, your Notes.

(13) Historical levels of the reference rates are not an indication of the future levels of the interest rate or the reference rates.

The historical levels performance of the reference rates are not an indication of the future levels of the reference rates over the term of the Notes. In the past, the reference rates may have experienced periods of volatility and such volatility may occur again in the future. It is impossible to predict whether the level of the reference rate will fall or rise during the term of the Notes. Past fluctuations and trends in the reference rates are not necessarily indicative of fluctuations or trends that may occur in the future.

(14) Any of the reference rates may be discontinued; the manner in which the reference rates are calculated may change in the future.

There can be no assurances that the reference rates will continue or the method by which the reference rate is calculated will remain unchanged. Changes in the method in which the reference rates are calculated could reduce the level of the reference rate and, as a consequence, adversely affect the interest rate payable on your Notes and the value of your Notes. In addition, if the reference rate is discontinued or substantially altered, a substitute reference rate may be employed to calculate the interest payable on the Notes. Such substitution may adversely affect the value of the Notes. We have no control over the way the reference rates are calculated.

(15) We cannot control actions by the sponsors or information providers of the reference rate.

Actions by any sponsor or information provider of the reference rate may have an adverse effect on the level of the reference rate and therefore on the value of the Notes. No sponsor or information provider will be involved with the administration, marketing or trading of the Notes and no sponsor or information provider will have any obligations with respect to the amounts to be paid to you on any interest payment date or on the maturity date, or to consider your interests as an owner of the Notes when it takes any actions that might affect the value of the Notes. No sponsor or information provider will receive any of the proceeds of any Note offering and no sponsor or information provider will be responsible for, or have participated in, the determination of the timing of, prices for, or quantities of, the Notes to be issued.

We will not be affiliated with any sponsor or information provider of any reference rate (except for the licensing arrangements, if any, discussed in the applicable pricing supplement), and we have no ability to control or predict their actions, including any errors in information disclosed by them or any discontinuance by them of such disclosure. However, we may currently, or in the future, engage in business with the information providers. Neither we, nor any of our affiliates, including the agent, assume any responsibility for the adequacy or accuracy of any publicly available information about the sponsor or information provider of the reference rate, whether such information is contained in the pricing supplement or otherwise. You should make your own investigation into the reference rate and the sponsor or information provider of the reference rate.

(16) You have no recourse to the sponsor or information provider of the reference rate.

Your investment in the Notes will not give you any rights against any sponsor or information provider of the reference rate, including any sponsor or information provider that may determine or publish the level of the reference rate. The Notes are not sponsored or endorsed by the sponsor or information provider of the reference rate.

(17) Changes in methodology of the sponsor or information provider of certain reference rates or changes in laws or regulations, may affect the value of and payment, if any, on the Notes prior to maturity and the amount you receive at maturity.

The sponsor or information provider of certain reference rates may have the ability from time to time to change any rule or bylaw or take emergency action under its rules, any of which could affect the levels of the reference rate. Any such change could adversely affect the level of the reference rate and the value of the Notes.

In addition, levels of a reference rate could be adversely affected by the promulgation of new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those relating to taxes and duties) by one or more governments, governmental agencies or instrumentalities, courts or other official bodies. Any such event could adversely affect the level of the reference rate and, correspondingly, could adversely affect the value of the Notes.

(18) Trading and other transactions by us or our affiliates could affect the levels of the reference rate, the trading value of the Notes or the amount you may receive at maturity.

In connection with our normal business practices or in connection with hedging our obligations under the Notes, we and our affiliates may from time to time buy or sell securities or financial instruments with returns linked to the reference rate. These trading activities may present a conflict of interest between your interest in the Notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers and in accounts under our management. Although they are not expected to, these trading activities also could affect the level of the reference rate in a manner that would decrease the trading value of the Notes prior to maturity or the amount you would receive at maturity. To the extent that we or any of our affiliates have a hedge position in a security or financial instrument related to the reference rate, we or any of our affiliates may liquidate a portion of such holdings at or about the time of the maturity of the Notes. This liquidation activity may affect the amount payable at maturity in a manner that would be adverse to your investment in the Notes. Depending on future market conditions, among other things, the aggregate amount and the composition of such hedge positions are likely to vary over time. In addition, we or any of our affiliates may purchase or otherwise acquire a long or short position in the Notes. We or any of our affiliates may hold or resell any such position in the Notes. It is possible that we or any of our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines. For a more detailed description, you should refer to “Use of Proceeds and Hedging” in this product supplement.

(19) Reported reference rate levels may be based on non-current information.

If reporting of the reference rate is interrupted, publicly available information regarding the level of the reference rate may be based on the last reported levels. As a result, publicly available information regarding reported reference rate levels may at times be based on non-current information.

Additional Risks Relating to Notes Which Are Partially Principal Protected or Not Principal Protected

(20) The Notes do not guarantee return of your investment.

If the principal protection percentage is less than 100% and the Notes do not pay interest or pay an insufficient amount of interest, at maturity you may receive less, and possibly significantly less, than the amount you invested in the Notes.

Additional Risks Relating to Notes Which May Pay a Floating Rate of Interest

(21) Price or other movements in the reference rate are unpredictable.

Price or other movements in the reference rate are unpredictable and volatile, and are influenced by complex and interrelated political, economic, financial, regulatory, geographic, judicial and other factors. As a result, it is impossible to predict whether the level of any reference rate will rise or fall during the term of the Notes. The level of the reference rate may decrease, resulting in no interest payment for the interest payment period. We cannot guarantee that the level of the reference rate will result in an interest payment during the term of the Notes or at maturity.

(22) You may receive a lesser amount of interest in the future.

Because the reference rate on a Note may not be fixed, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the applicable interest rate and the possibility that, in the future, you will receive a lesser amount of interest or no interest at all. We have no control over a number of matters that may affect interest rates, including economic, financial, political, regulatory, geographic and judicial events that are important in determining the existence, magnitude and longevity of these risks and their results. Interest rates have been volatile, and volatility also could be characteristic of the future.

(23) The interest rate may be below the rate otherwise payable on similar Notes with a floating interest rate issued by us or another issuer with the same credit rating.

Because the interest rate on a Note with a floating interest rate will not be fixed, you may receive a rate of interest that is less than the rate of interest on debt securities with the same maturity issued by us or an issuer with the same credit rating.

(24) Investing in the Notes is not equivalent to investing in securities bearing interest at the reference rate.

The return on the Notes may be dependent on a formula where the reference rate is only one component of that formula. In such cases, the interest rate payable will not be directly proportional to increases or decreases in the reference rate. Therefore, investing in the Notes is not equivalent to investing in a similar security that bears interest at the applicable reference rate.

(25) If applicable, the Notes may be subject to the maximum interest rate permitted by New York law, which will limit your return.

If the Notes you purchase earn a floating rate of interest, the Notes may be subject to a maximum interest rate. The rate of interest that will accrue will never exceed the maximum rate permitted by New York law, as modified by federal law.

(26) The reference rate or your return could be subject to a maximum which will limit your return under the Notes.

We may impose a maximum interest rate or a maximum return. In each case, the effect will be to limit the return available to you under the Notes.

(27) If the Notes contain a coupon conversion right, our exercise of that right will depend on market interest rates.

Whether or not we exercise a coupon conversion right will depend on movements in market interest rates compared to the applicable reference rate. We will exercise the coupon conversion right and elect to cease accreting and compounding interest in favor of paying interest to you on a period basis without compounding, at our sole discretion. If we exercise our coupon conversion right, you may not be able to reinvest any interest we pay you at a rate equal to the applicable reference rate.

(28) The interest rate on the Notes could be zero.

We have no control over the fluctuations in the levels of the reference rates. If the interest payments depend on a formula that uses the reference rate as a variable, certain values of the reference rate may result in a calculation that equals zero. In that case, no interest may accrue for the related interest payment period.

(29) The interest rate on the Notes could vary inversely with changes in the reference rate.

If the Notes accrue interest at an inverse floating rate, the interest rate on the Notes may be equal to a fixed or floating rate of interest minus an interest rate determined based on a reference rate specified in the applicable pricing supplement, as adjusted by any spread or multiplier specified in the applicable pricing supplement. In such event, the interest rate paid on the Notes will vary inversely with changes in the reference rate specified in the applicable pricing supplement.

(30) If the Notes contain a multiplier, changes in the levels of the reference rates will intensify any changes to the interest rate.

If the interest rate payable is dependent on a multiplier, movements in the levels of reference rates during each interest payment period will be intensified. As a result, small changes in any of the reference rates are expected to have a greater effect than Notes without a multiplier.

Additional Risks Relating to Range Accrual Notes

(31) If there are no accrual days, the interest rate payable on the Notes could be zero.

If there are no accrual days in the relevant interest payment period, we may not pay any interest on the Notes for that interest payment period. It is also possible that the reference rate will be outside the reference rate range for so many days during an interest payment period that the interest payment for that interest payment period will be less than the amount that would be paid on an ordinary debt security. In such a case, the interest payments on the Notes and return of only the principal amount at maturity may not compensate you for the effects of inflation and other factors relating to the value of money over time.

Additional Risks Relating to Notes Which We May Redeem

(32) Market factors may influence whether we exercise our right to redeem the Notes prior to their scheduled maturity.

It is possible that we will redeem the Notes prior to the maturity date if the applicable interest rate results in an amount of interest on the Notes greater than instruments of a comparable maturity and credit rating trading in the market. Additionally, we may redeem your Notes in the event that we are required to pay additional amounts in respect of withholding or deduction of taxes from any payment on the Notes, as described below. If the Notes are redeemed prior to their maturity date, you may be subject to reinvestment rate risk whereby it is likely that you will be unable to invest in securities with similar risk and yield as the Notes. Your ability to realize market value appreciation is limited by our right to redeem the Notes prior to the maturity date.

(33) The amount we will pay you to redeem your Notes because we are required to pay additional amounts in respect of withholding or deduction of taxes from any payment on the Notes is uncertain.

If we redeem your Notes because we are required to pay additional amounts in respect of withholding or deduction of taxes from any payment on the Notes, we will pay you a redemption price for your Notes that will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic positions. Such redemption price would take into consideration the net present value of expected future payments of the principal and interest on the Notes. If there are little or no expected future interest payments on the Notes, the net present value would primarily depend on the present value of the repayment of the principal amount at maturity, which could result in a net present value of the Notes below par.

Additional Risks Relating to Notes with an Index (e.g., the Consumer Price Index) as the Reference Rate

(34) The sponsor may change the reference rates that are indices in a way that adversely affects the level of the reference rate and consequently the value of the Notes.

The sponsor of reference rates that are indices can add, delete or substitute the components of the reference rate or make other methodological changes that could adversely change the level of the reference rate and the value of the Notes. You should realize that changes in the index may affect the level of the reference rate, as a newly added component or components may perform significantly better or worse than the component or components it replaces.

(35) We obtained the information about the sponsor and the reference rate from public documents.

We have derived all information in the applicable pricing supplement about the sponsor and the reference rate from publicly available documents. We have not participated and will not participate in the preparation of any of those documents. Nor have we made or will we make any “due diligence” investigation or any inquiry with respect to the sponsor in connection with the offering of the Notes. We do not make any representation that any publicly available document or any other publicly available information about the sponsor or the reference rate is accurate or complete. Furthermore, we do not know whether all events occurring before the date of the applicable pricing supplement, including events that would affect the accuracy or completeness of the publicly available documents referred to above or the level of the reference rate, have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the sponsor or issuers of the instruments comprising the reference rate could affect the value you will receive at maturity and, therefore, the market value of the Notes.

Additional Risks Relating to Notes with More Than One Reference Rate (a Basket)

(36) The reference rates comprising the basket may not move in tandem; and gains in one such reference rate may be offset by declines in another such reference rate.

Price movements in the reference rates comprising the basket may not move in tandem with each other. At a time when the level of one or more of such reference rates increases, the price of one or more of the other such reference rates may decline. Therefore, increases in the level of one or more of the reference rates comprising the basket may be moderated, or wholly offset, by lesser increases or declines in the level of one or more of the other reference rates comprising the basket.

Additional Risks Relating to Notes with More Than One Reference Rate, Where the Interest Payment or Payment at Maturity Is Linked to the Performance of Only One Reference Rate

(37) Although the Note may initially relate to more than one reference rate, the interest payment or payment at maturity may be linked to only one reference rate.

While the Note may initially relate to more than one reference rate, the interest payment or payment at maturity may be linked to only one reference rate. The interest payment or payment at maturity may be linked to the reference rate that has exhibited the greatest percentage decline/increase or the lowest percentage increase/decline.

Please note, this product supplement, the attached prospectus, the prospectus supplement and the applicable pricing supplement do not describe all the risks of an investment in the Notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the Notes.

PRICING SUPPLEMENT

The pricing supplement for each offering of Notes will contain the detailed information and terms for that particular offering. The pricing supplement also may add, update or change information contained in this product supplement, the prospectus supplement and the prospectus. If any information in the pricing supplement is inconsistent with this product supplement, the prospectus supplement or the prospectus, you should rely on the information in the pricing supplement. Any pricing supplement should be read in connection with this product supplement, the prospectus supplement and the prospectus. It is important that you consider all of the information in the pricing supplement, this product supplement, the prospectus supplement and the prospectus when making your investment decision.

To the extent the amounts payable on the Notes are based on a reference rate or formula other than the rates or formulas described in this product supplement, the terms of this product supplement will be amended in the applicable pricing supplement to account for such reference rate or formula.

Terms Specified in a Pricing Supplement. The following contains a partial listing of the information and terms of a Note offering which may be included in a pricing supplement:

•	initial public offering price, expressed as a percentage of the aggregate principal amount,

•	stated principal amount,

•	whether the Notes will be issued originally at a discount, and if so, the yield to maturity,

•	initial valuation date,

•	settlement date and original issue date,

•	maturity date and any terms related to any extension of the maturity date not otherwise set forth in this product supplement,

•	agents’ commission or discount, if any,

•	whether the Note is:

•	a fixed rate Note,

•	a floating rate Note,

•	an amortizing Note, meaning that a portion or all of the principal amount is payable prior to stated maturity in accordance with a schedule, by application of a formula, or based on an index, and/or

•	an indexed Note on which payments of interest may be linked to the price of one or more securities, currencies, commodities or other financial, economic or other instruments or measures, or one or more baskets or indices of the items described above,

•	for Notes with a fixed interest rate: the rate per year at which the Notes will bear interest, if any, or the method of calculating that rate, whether and the manner in which the rate may be changed prior to its maturity date and the dates on which interest will be payable on the interest payment dates,

•	for Notes with a floating interest rate: the reference rate(s), the index maturity, the spread, the spread multiplier, the multiplier, the initial interest rate, the interest reset periods, the interest payment dates, the interest determination dates, any maximum interest rate, any minimum interest rate and any other terms relating to the particular method of calculating the interest rate for the Note,

•	if the Note is a range accrual Note or subject to interest rate accrual provisions, the formula we will use to determine whether we will pay you interest on relevant interest payment dates or at maturity,

•	whether the Note is an extendible Note, and if so, its specific terms,

•	whether the Note may have an optional extension beyond its stated maturity, and if so, its specific terms,

•	whether the Note may be redeemed at our option, or repaid at the option of the holder, prior to stated maturity and the terms of its redemption or repayment,

•	whether, and if so the terms on which, the Note will be convertible into or exchangeable for or payable in cash or property,

•	whether the payment at maturity is based on movements in the price or level or other events relating to one or more reference rates, and if so, the method of calculation,

•	whether the principal is protected, and if so, the principal protection percentage,

•	CUSIP number,

•	the currency in which the Notes will be denominated and currency in which the interest will be payable if not U.S. dollars,

•	whether or not the Notes will be listed, and

•	any other applicable terms.

TERMS OF THE NOTES

The Notes are part of a series of debt securities entitled “Medium-Term Notes, Series A” (the “medium-term notes”) that we may issue under the indenture, dated September 16, 2004, between Barclays Bank PLC and The Bank of New York, as trustee, from time to time. This product supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all medium-term notes are described in “Description of Medium-Term Notes” in the accompanying prospectus supplement. The terms described in this product supplement add to those terms described in the accompanying prospectus and prospectus supplement. If the terms described here are inconsistent with the terms described in those documents, the terms described here are controlling.

Please note that the information about the price to public and net proceeds to Barclays Bank PLC in the applicable pricing supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a purchase/resale transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below.

To the extent the amounts payable on the Notes are based on a reference rate or formula other than the rates or formulas described in this product supplement, the terms of this product supplement will be amended in the applicable pricing supplement to account for such reference rate or formula.

Payment at Maturity; Principal Protection

The payment at maturity may be based on movements in the price or level or other events relating to one or more reference rates, and if so, the method of calculation and the relevant reference rates will be specified in the applicable pricing supplement.

The principal protection percentage, if any, will be the principal protection percentage stated in the applicable pricing supplement. The principal amount of your investment will be protected only if you hold your Note to maturity. At a minimum, you will receive an amount at maturity equal to the principal protection percentage multiplied by the stated principal amount, plus accrued interest, if any.

Interest

The Notes will bear interest, if any, from the original issue date or any other date as specified in the applicable pricing supplement at either a fixed rate or floating rate as specified in the applicable pricing supplement. See “Interest Mechanics”. Certain Notes may not bear interest as specified in the applicable pricing supplement.

Denominations

The Notes will be issued in minimum denominations of $1,000 (or the specified currency equivalent), increased in multiples of $1,000 (or the specified currency equivalent).

Issue Price and Variable Price Reoffer

The Notes may contain a fixed price or a “variable price reoffer” where the Notes are sold in one or more negotiated transactions (at prices that may be different than par), and such sales may occur at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Notes may be sold at a discount and the redemption price may equal 100.00% or some other percentage of par. The applicable pricing supplement will specify the issue price.

Maturity Date

The maturity date will be the maturity date stated in the applicable pricing supplement. Unless stated otherwise in the applicable pricing supplement, the maturity date will be governed by the “following business day” convention (e.g., if the maturity date stated in the applicable pricing supplement is not a business day, the maturity date will be extended to the next following business day and principal will be paid then) and interest will not accrue during the period from and after the stated maturity date. See “– Business Day Convention”.

Final Valuation Date; Valuation Dates

If the payment at maturity is based on movements in the price or level or other events relating to one or more reference rates, the final valuation date or the valuation dates will be specified in the applicable pricing supplement.

Reissuances or Reopened Issues

Under certain limited circumstances, and at our sole discretion, we may “reopen” or reissue certain issuances of Notes. These further issuances, if any, will be consolidated to form a single class with the Notes and will have the same CUSIP number and will trade interchangeably with the Notes immediately upon settlement. Any additional issuances will increase the aggregate principal amount of the outstanding Notes of the series, plus the aggregate principal amount of any Notes bearing the same CUSIP number that are issued pursuant to (i) any 30-day option, if any, we may grant to an agent, and (ii) any future issuances of Notes bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of such offering.

We will treat any additional offerings of Notes as part of the same issue as the Notes for U.S. federal income tax purposes. Accordingly, for purposes of the Treasury regulations governing original issue discount on debt instruments, we will treat any additional offerings of Notes as having the same original issue date, the same issue price and, with respect to Holders, the same adjusted issue price as the Notes. Consequently, the “issue price” of any additional offering of Notes for U.S. federal income tax purposes will be the first price at which a substantial amount of the Notes were sold to the public (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). If we offer further issuances of the Notes, we will disclose the treatment of any relevant accrued interest.

Over-Allotment Option

We may grant an agent a 30-day option from the date of the applicable pricing supplement to purchase or arrange for purchase from us additional principal amount of Notes at the public offering price to cover any over-allotments.

Business Day

A “business day” with respect to the Notes will be defined in the applicable pricing supplement according to the selected business day convention. See “– Business Day Convention” below.

As used in this product supplement, “business day” means any day that:

•	for any Note, is a Monday, Tuesday, Wednesday, Thursday or Friday and that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to be closed,

•	for LIBOR Notes only, is also a London business day,

•	for Notes having a specified currency other than U.S. dollars only, other than Notes denominated in Euros, is also not a day on which banking institutions in the principal financial center (as defined below) of the country of the specified currency generally are authorized or obligated by law or executive order to close, and

•	for EURIBOR notes, Notes denominated in Euros or LIBOR Notes for which the index currency is Euros only, is also a Euro business day.

As used above, a principal financial center means the capital city of the country issuing the specified currency. However, for U.S. dollars, Australian dollars, Canadian dollars and Swiss francs, the principal financial center will be New York City, Sydney, Toronto and Zurich, respectively.

As used in this product supplement, a “London business day” means any day that is a Monday, Tuesday, Wednesday, Thursday or Friday and on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market, and a “Euro business day” means any day that is a Monday, Tuesday, Wednesday, Thursday or Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open.

Business Day Convention

Business day conventions are procedures used to adjust certain dates (e.g., payment dates, accrual dates, redemption dates, etc.) in response to days that are not business days. The descriptions below use payment dates for example purposes.

Following Business Day. Any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date.

Modified Following Business Day. Any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, unless that day falls in the next calendar month, in which case the payment date will be the first preceding day that is a business day (with the same effect as if paid on the original due date).

Preceding Business Day. Any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the first preceding day that is a business day.

Role of Calculation Agent

Unless otherwise specified in the applicable pricing supplement, Barclays Capital PLC will act as calculation agent. The calculation agent will, in its sole discretion, make all determinations regarding the value of the Notes at maturity, the level of the reference rate, business days, the default amount upon any acceleration, the maturity date, any early redemption date, the interest rate and the amount payable in respect of your Notes and any other calculations or determinations to be made by the calculation agent. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

We may change the calculation agent after the original issue date without notice.

INTEREST MECHANICS

How Interest Is Calculated

Interest on Notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the original issue date or any other date specified in a pricing supplement on which interest begins to accrue. Unless otherwise specified in the applicable pricing supplement, any interest will accrue to but excluding the next interest payment date, or the date on which the principal has been paid or duly made available for payment, except as described under “– If a Payment Date Is Not a Business Day”.

Accrued interest will be calculated by multiplying the principal amount of the Note by an accrued interest factor. This “accrued interest factor” will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day.

For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date and the interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

All percentages used in or resulting from any calculation of the rate of interest on a Note having a floating interest rate will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005% rounded up to 0.00001%), and all U.S. dollar amounts used in or resulting from these calculations on Notes having a floating interest rate will be rounded to the nearest cent (with one-half cent rounded upward).

Regular Record Dates for Interest

In the event that the Notes are issued as “global securities”, the ultimate beneficial owners of the Notes are indirect holders and interest will be paid to the person in whose name the Notes are registered at the close of business on the regular record date before each interest payment date. The regular record date relating to an interest payment date for the Notes issued as

“global securities” will be the date one (1) business day prior to the interest payment date, whether or not that interest payment date is a business day; provided that for an interest payment date that is also the maturity date, the interest payable on that interest payment date will be payable to the person to whom the principal is payable. If the interest payment date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the stated maturity date. If a Note is issued between a record date and an interest payment date, the first interest payment will be made on the next succeeding interest payment date. For the purpose of determining the holder at the close of business on a regular record date, the close of business will mean 5:00 p.m., New York City time, on that day. See “Description of Debt Securities – Legal Ownership; Form of Debt Securities” in the Prospectus.

If a Payment Date Is Not a Business Day

If any scheduled or stated interest payment date, maturity date or any earlier redemption or repayment date, is not a business day, we may pay interest or principal according to a designated business day convention, which may be the same for each such payment date or different for each payment date. See “Terms of the Notes – Business Day Convention”. Interest on that payment may or may not accrue during the period from and after the scheduled or stated payment date. Unless the applicable pricing supplement indicates otherwise, we will pay interest or principal on the next following business day and interest on that payment will not accrue (i.e., will be “unadjusted”) during the period from and after the scheduled payment date.

Interest Payment Dates or Coupon Payment Dates

Subject to adjustment in accordance with the business day convention, the “interest payment dates” or “coupon payment dates” are the dates payments of interest on Notes will be made. The interest payment dates will be specified in the applicable pricing supplement. See sections “Terms of the Notes – Interest” and “Interest Mechanics – Regular Record Dates for Interest”. See “Description of Debt Securities – Legal Ownership; Form of Debt Securities” in the Prospectus.

Day Count Conventions

A day count convention is a method to calculate the fraction of a year between two dates.

ACT/360 or Actual/360. The actual number of days between two periods divided by 360.

30/360. Each month is treated as having 30 days and the year is considered to have 360 days.

ACT/ACT or Actual/Actual. Each month represents the actual number of days divided by the actual number of days in the year.

ACT/365 or Actual/365 fixed. Each month represents the actual number of days, and the year is assumed to have 365 days, regardless of leap year status.

NL/365. “No Leap Year” logic extension to ACT/365 where leap days are subtracted, ensuring the quotient never exceeds 1.

30/365. Extension to 30/360 where each month is treated as having 30 days and the year is considered to have 365 days.

ACT/366 or Actual/366. Extension to ACT/365 where each month represents the actual number of days and the denominator is set to 366, ensuring the quotient never exceeds 1.

ACT/252 or BUS/252 or Actual/252 or Business Days/252. The number of business days in a nominal year of 252 business days. (Weekends and holidays are excluded; thus, Friday to Monday would be considered 1 day.)

Index Maturity

“Index maturity” means the period of maturity of the instrument or obligation from which the reference rate is calculated and will be specified in the applicable supplement.

Spread

The “spread” is the number of basis points (where one basis point equals one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the reference rate. The spread may also be in full percentage points where one full percentage point is 100 basis points.

Multiplier

The “multiplier” is the percentage specified in the applicable pricing supplement to be applied to the reference rate – the product of the multiplier and the reference rate.

Maximum Interest Rate, Ceiling or Cap

The interest rate may be subject to a “maximum interest rate”, a “ceiling” or a “cap” limiting the rate of interest which may accrue during any interest payment period.

Minimum Interest Rate or Floor

The interest rate may be subject to a “minimum interest rate” or “floor” guaranteeing a minimum rate of interest which may accrue during any interest payment period, including zero or no interest.

How Floating Interest Rates Are Reset

The interest rate in effect from the date of issue to the first interest reset date for a floating rate Note will be the initial interest rate specified in the applicable pricing supplement. We refer to this rate as the “initial interest rate”. The interest rate on each floating rate Note may be reset daily, weekly, monthly, quarterly, semiannually or annually. This period is the “interest reset period” and the first day of each interest reset period is the “interest reset date”.

Unless otherwise specified in the applicable pricing supplement, if an interest reset date for any floating rate Note (other than a LIBOR Note, EURIBOR Note or Federal Funds Rate Note) would fall on a day that is not a business day, the interest reset date will be postponed to the next following business day. If an interest reset date for a LIBOR Note would fall on a day that is not a London business day, the interest reset date will be postponed to the next modified following London business day. If an interest reset date for a EURIBOR Note would fall on a day that is not a Euro business day, the interest reset date will be postponed to the next modified following Euro business day. If an interest reset date, in the case of a federal funds (open) rate Note or a federal funds (effective) rate Note, would fall on a day that is not a business day, the interest reset date will be postponed to the next modified following business day. If an auction of direct obligations of U.S. Treasury bills falls on a day that is an interest reset date for treasury rate Notes, the interest reset date will be the following business day.

The rate of interest that goes into effect on any interest reset date will be determined by the calculation agent by reference to a particular date called an “interest determination date.” Unless otherwise specified in the applicable pricing supplement:

•	For federal funds (open) rate Notes, the interest determination date relating to a particular interest reset date will be the same day as the interest reset date.

•	For prime rate Notes and federal funds (effective) rate Notes, the interest determination date relating to a particular interest reset date will be the first business day preceding the interest reset date.

•	For commercial paper rate Notes, CD rate Notes, CMS rate Notes and CMT rate Notes, the interest determination date relating to a particular interest reset date will be the second business day preceding the interest reset date.

•	For LIBOR Notes, the interest determination date relating to a particular interest reset date will be the second London business day before the interest reset date, unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date.

•	For EURIBOR Notes, the interest determination date relating to a particular interest reset date will be the second Euro business day preceding the interest reset date.

•	For treasury rate Notes, the interest determination date for a particular interest reset date will be the day of the week in which the interest reset date falls on which treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the treasury rate interest determination date pertaining to the interest reset date falling in the next week. If an auction date falls on any day that would otherwise be an interest reset date for a treasury rate Note, then that interest reset date will instead be the business day immediately following the auction date.

•	For eleventh district cost of funds rate Notes, the interest determination date relating to a particular interest reset date will be the last working day, in the first calendar month before that interest reset date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by a member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month before that interest reset date.

REFERENCE RATES

Fixed Interest Rate

If the applicable Notes have a fixed interest rate, the Notes for that particular offering will bear interest from and including the original issue date or any other date specified in the applicable pricing supplement at the annual rate stated in the applicable pricing supplement until the principal is paid or made available for payment.

Floating Interest Rate

If the applicable Notes have a floating interest rate, the Notes for that particular offering will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as a “reference rate”. The reference rate may be one or more of the following:

•	the CD rate,

•	the CMS rate,

•	the CMT rate,

•	the commercial paper rate,

•	the eleventh district cost of funds rate,

•	EURIBOR,

•	the federal funds (effective) rate,

•	the federal funds (open) rate,

•	LIBOR,

•	the prime rate,

•	the Treasury rate,

•	the Consumer Price Index,

•	a combination of any, or

•	any other rate or interest rate formula specified in the applicable pricing supplement and in the floating rate Note.

CD Rate

The “CD rate” means, for any interest determination date, the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates”, or any successor publication of the Board of Governors of the Federal Reserve System (“H.15(519)”) under the heading “CDs (Secondary Market)”.

The following procedures will be followed if the CD rate cannot be determined as described above:

•	If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the interest determination date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System, or any successor site or publication, which is commonly referred to as the “H.15 Daily Update”, for the interest determination date for certificates of deposit having the index maturity specified in the applicable pricing supplement, under the caption “CDs (Secondary Market)”.

•	If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the interest determination date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

•	If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

CMS Rate

The “CMS rate” means, on any day during an interest payment period, the rate for U.S. dollar swaps with a maturity for a specified number of years, expressed as a percentage in the applicable pricing supplement, which appears on Reuters Screen ISDAFIX1 Page as of 11:00 a.m., New York City time, on the related interest determination date.

The following procedures will be used if the CMS rate cannot be determined as described above:

•	If the above rate is no longer displayed on the relevant page, or if not displayed by 11:00 a.m., New York City time, on the interest determination date, then the CMS rate will be the rate for U.S. dollar swaps with a maturity of the Notes designated in the applicable pricing supplement, expressed as a percentage, which appears on the Reuters Screen ISDAFIX1 Page as of 11:00 a.m., New York City time, on the interest determination date.

•	If that information is no longer displayed by 11:00 a.m., New York City time, on the interest determination date, then the CMS rate will be a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the interest determination date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the maturity of the Notes designated in the applicable pricing supplement commencing on that interest determination date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/ 360 day count basis, is equivalent to “LIBOR Moneyline Telerate” with a maturity of three months. The calculation agent will select the five swap dealers after consultation with us and will request the principal New York City office of each of those dealers to provide a quotation of its rate. If at least three quotations are provided, the CMS rate for that interest determination date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

•	If fewer than three leading swap dealers selected by the calculation agent are quoting as described above, the CMS rate will remain the CMS rate in effect on that interest determination date or, if that interest determination date is the first interest determination date, the initial interest rate.

CMT Rate

The “CMT rate” means, for any interest determination date, the rate as set forth in H.15(519) as defined below, under the caption “Treasury constant maturities”, for:

•	the rate on that interest determination date, if the Designated CMT Telerate Page, as defined below, is 7051; and

•	the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs, if the Designated CMT Telerate Page is 7052.

CMT rates are yields interpolated by the United State Department of the Treasury from its daily yield curve. That yield curve, which relates to the yield on a U.S. Treasury security to its time to maturity, is based on the closing market bid yields on actively traded U.S. Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations obtained by the Federal Reserve Bank of New York. The yield values are read from the yield curve at fixed maturities. This method provides yields for a 2-year maturity, for example, even if no outstanding U.S. Treasury security has exactly 2 years remaining to maturity.

“USD-CMT-T7051” means that the rate for the interest determination date will be a percentage equal to the yield for United States Treasury securities at “constant maturity” for a period of “designated maturity”, as specified in the applicable pricing supplement, and for that interest determination date as set forth in H.15(519) under the caption “Treasury constant maturities”, as such yield is displayed on the Telerate Page 7051 for the interest determination date on the day that is two U.S. government securities business days prior to that interest determination date. If such rate does not appear on the Telerate Page 7051, the rate for that interest determination date will be a percentage equal to the yield for United States Treasury securities at “constant maturity” for a period of the designated maturity and for that interest determination date as set forth in H.15(519) under the caption “Treasury constant maturities”. If such rate does not appear in H.15(519), the rate for that interest determination date will be the rate for a period of the designated maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15-519.

“1-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of 1 year.

“2-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of 2 years.

“3-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of 3 years.

“5-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of 5 years.

“7-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of 7 years.

“10-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of 10 years.

“20-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of 20 years.

“30-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of 30 years.

The following procedures will be followed if the CMT rate cannot be determined as described above:

•	If the CMT rate is not displayed on the relevant page by 3:30 p.m., New York City time on the related interest determination date, then the CMT rate will be a percentage equal to the yield for United States Treasury securities at “constant maturity” for the Designated CMT Maturity Index on the related interest determination date as set forth in H.15(519) under the caption “Treasury constant maturities”.

•	If the applicable rate described above does not appear in H.15(519) then the CMT rate on the related interest determination date will be the rate for the Designated CMT Maturity Index as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines, in its sole and absolute discretion, to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

•	If on the related interest determination date, neither the Board of Governors of the Federal Reserve System nor the United States Department of the Treasury publishes a yield on United States Treasury securities at a “constant maturity” for the Designated CMT Maturity Index, the CMT rate on the related interest determination date will be calculated by the calculation agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on the related interest determination date, of three leading primary United States government securities dealers in New York City. The calculation agent will select five such securities dealers, and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for United States Treasury securities with an original maturity equal to the Designated CMT Maturity Index, a remaining term to maturity of no more than one year shorter than that Designated CMT Maturity Index and in a principal amount equal to the Representative Amount. If two bid prices with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the United States Treasury security with the shorter remaining term to maturity will be used. The “Representative Amount” means an amount equal to the outstanding principal amount of the Notes.

•	If fewer than five but more than two such prices are provided as requested, the CMT rate for the related interest determination date will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated.

•	If the calculation agent cannot obtain three United States Treasury securities quotations of the kind requested in the prior two paragraphs, the calculation agent will determine the CMT rate to be the yield to maturity based on the arithmetic mean of the secondary market bid prices for United States Treasury securities, at approximately 3:30 p.m., New York City time, on the related interest determination date of three leading primary United States government securities dealers in New York City. In selecting these bid prices, the calculation agent will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Designated CMT Maturity Index, a remaining term to maturity closest to the Designated CMT Maturity Index and in a Representative Amount. If two United States Treasury securities with an original maturity longer than the Designated CMT Maturity Index have remaining terms to maturity that are equally close to the Designated CMT Maturity Index, the calculation agent will obtain quotations for the United States Treasury security with the shorter remaining term to maturity.

•	If fewer than five but more than two of the leading primary United States government securities dealers provide quotes as described in the prior paragraph, then the CMT rate will be based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of those quotations will be eliminated.

•	If fewer than three leading primary United States government securities reference dealers selected by the calculation agent provide quotes as described above, the CMT rate will be determined by the calculation agent acting in a commercially reasonable manner.

“Designated CMT Telerate Page” means the display on Moneyline Telerate, or any successor service, on the page designated in the applicable pricing supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable pricing supplement the Designated CMT Telerate Page will be 7052, for the most recent week.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/ or any successor site or publication. We make no representation or warranty as to the accuracy or completeness of the information displayed on such website, and such information is not incorporated by reference herein and should not be considered a part of product supplement.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in the applicable pricing supplement for which the CMT rate will be calculated. If no maturity is specified in the applicable pricing supplement the Designated CMT Maturity Index will be two years.

Commercial Paper Rate

The “commercial paper rate” means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement, as that rate is published in H.15(519), under the heading “Commercial Paper – Nonfinancial”.

The following procedures will be followed if the commercial paper rate cannot be determined as described above:

•	If the above rate is not published by 3:00 p.m., New York City time, on the interest determination date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Commercial Paper – Nonfinancial”.

•	If by 3:00 p.m., New York City time, on that interest determination date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement, placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized statistical rating agency.

•	If the dealers selected by the calculation agent are not quoting as set forth above, the commercial paper rate for that interest determination date will remain the commercial paper rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

The “money market yield” will be a yield calculated in accordance with the following formula:

where “D” refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest payment period for which interest is being calculated.

Eleventh District Cost of Funds

The “eleventh district cost of funds rate” or “COFI” means, for any interest determination date, the rate on the applicable interest determination date equal to the monthly weighted average cost of funds for the calendar month preceding the interest determination date as displayed under the caption “Eleventh District” on Telerate Page 7058. “Telerate Page 7058” means the display page designated as page 7058 on Moneyline Telerate, or any successor service or page, for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District.

The following procedures will be followed if the eleventh district cost of funds rate cannot be determined as described above:

•	If the above rate is not displayed by 3:00 p.m., New York City time, on the interest determination date for the applicable interest determination date, the eleventh district cost of funds rate will be the eleventh district cost of funds rate index on the applicable interest determination date.

•	If the Federal Home Loan Bank of San Francisco fails to announce the rate for the calendar month next preceding the applicable interest determination date, then the eleventh district cost of funds rate for the new interest reset period will be the same as for the immediately preceding period. If there was no such interest reset period, the eleventh district cost of funds rate index will be the initial interest rate.

The “eleventh district cost of funds rate index” means the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the Federal Home Loan Bank of San Francisco most recently announced as the cost of funds for the calendar month preceding the date of the announcement.

EURIBOR

“EURIBOR” means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI – The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on Moneyline Telerate, or any successor service, on page 248 or any other page as may replace page 248 on that service, which is commonly referred to as “Telerate Page 248”, as of 11:00 a.m., Brussels time.

The following procedures will be followed if the rate cannot be determined as described above:

•	If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

•	If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m., Brussels time, on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time.

•	If the banks so selected by the calculation agent are not quoting as set forth above, EURIBOR for that interest determination date will remain EURIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Euro-zone” means the region comprising member states of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

Federal Funds (Effective) Rate

The “federal funds (effective) rate” means, for any interest determination date, the rate on that date for federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as displayed on Moneyline Telerate, or any successor service, on page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as “Telerate Page 120”.

The following procedures will be followed if the federal funds (effective) rate cannot be determined as described above:

•	If the above rate is not published by 3:00 p.m., New York City time, on the interest determination date, the federal funds (effective) rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds/Effective Rate”.

•	If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the interest determination date, the calculation agent will determine the federal funds (effective) rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

•	If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that interest determination date will remain the federal funds (effective) rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Federal Funds (Open) Rate

The “federal funds (open) rate” means, for any interest determination date, the rate on that date for federal funds as published in H.15(519) under the heading “Federal Funds” and opposite the caption “Open”, as displayed on Moneyline Telerate, or any successor service, on page 5 or any other page as may replace the applicable page on that service, which is commonly referred to as “Telerate page 5”.

The following procedures will be followed if the federal funds (open) rate cannot be determined as described above:

•	If the above rate is not published by 3:00 p.m., New York City time, on the interest determination date, the federal funds (open) rate will be the rate on that interest determination date as published on Bloomberg, or other recognized electronic source used for the purpose of displaying the applicable rate, on FEDSPREB Index.

•	If the above rate is not yet published on either Telerate Page 5 or FEDSPREB Index on Bloomberg by 3:00 p.m., New York City time, on the interest determination date, the calculation agent will determine the federal funds (open) rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

•	If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that interest determination date will remain the federal funds (open) rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

LIBOR

Notes having a coupon based on “LIBOR” or the London Interbank Offered Rate will bear interest at the interest rates specified in the applicable pricing supplement. The calculation agent will determine “LIBOR” for each interest determination date as follows:

As of the interest determination date, LIBOR will be either:

•	if “LIBOR Reuters” is specified in the applicable pricing supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used; or

•	if “LIBOR Telerate” is specified in the applicable pricing supplement, the rate for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that interest determination date.

If (i) fewer than two offered rates appear and “LIBOR Reuters” is specified in the applicable pricing supplement, or (ii) no rate appears and the applicable pricing supplement specifies either (a) ”LIBOR Telerate” or (b) ”LIBOR Reuters” and the Designated LIBOR Page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable pricing supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable pricing supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

The “index currency” means the currency specified in the applicable pricing supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable pricing supplement, the index currency will be U.S. dollars.

“Designated LIBOR Page” means either (i) if “LIBOR Reuters” is designated in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor, or (ii) if “LIBOR Telerate” is designated in the applicable pricing supplement, the display on Moneyline Telerate, or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

“USD-LIBOR-BBA” means that the rate for an interest determination date will be the rate for deposits in U.S. dollars for a period of the “designated maturity”, specified in the applicable pricing supplement, which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two London banking days preceding that interest determination date. If such rate does not appear on the Telerate Page 3750, the rate for that interest determination date will be determined as if the parties had specified “USD-LIBOR-Reference Banks” as the applicable rate.

“USD-LIBOR-Reference Banks” means that the rate for a interest determination date will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (“reference banks”) at approximately 11:00 a.m., London time, on the day that is two London banking days preceding that interest determination date to prime banks in the London interbank market for a designated period commencing on that interest determination date and in a designated amount. The calculation agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that interest determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that interest determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m., New York City time, on that interest reset date for loans in U.S. dollars to leading European banks for a designated period commencing on that interest determination date and in a designated amount.

“One-month LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of one month commencing on the interest reset date.

“Three-month LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of three months commencing on the interest reset date.

“Six-month LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of six months commencing on the interest reset date.

“Nine-month LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of nine months commencing on the interest reset date.

“One-year LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of one year commencing on the interest reset date.

“Twenty-month LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of twenty months commencing on the interest reset date.

If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable pricing supplement, LIBOR for the applicable index currency will be determined as if LIBOR Telerate were specified, and, if the U.S. dollar is the index currency, as if Page 3750 had been specified.

Prime Rate

The “prime rate” means, for any interest determination date, the rate on that date as published in H.15(519) under the heading “Bank Prime Loan”.

The following procedures will be followed if the prime rate cannot be determined as described above:

•	If the above rate is not published prior to 3:00 p.m., New York City time, on the interest determination date, then the prime rate will be the rate on that interest determination date as published in H.15 Daily Update under the heading “Bank Prime Loan”.

•	If the rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the interest determination date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank’s prime rate or base lending rate as in effect for that interest determination date.

•	If fewer than four rates appear on the Reuters Screen USPRIME 1 Page by 3:00 p.m., New York City time, for that interest determination date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in The City of New York, which may include affiliates of the agent, selected by the calculation agent, after consultation with us.

•	If the banks selected by the calculation agent are not quoting as set forth above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Reuters Screen USPRIME 1 Page” means the display designated as page “USPRIME 1” on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Treasury Rate

The “Treasury rate” means:

•	the rate from the auction held on the applicable interest determination date, which we refer to as the “auction”, of direct obligations of the United States, which are commonly referred to as “Treasury Bills”, having the index maturity specified in the applicable pricing supplement as that rate appears under the caption “INVESTMENT RATE” on the display on Moneyline Telerate, or any successor service, on page 56 or any other page as may replace page 56 on that service, which we refer to as “Telerate Page 56”, or page 57 or any other page as may replace page 57 on that service, which we refer to as “Telerate Page 57”; or

•

if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the interest determination date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Notes/Treasury Bills/Auction High”; or

•	if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related interest determination date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

•	if the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement published in H.15(519) under the caption “U.S. Government Notes/Treasury Bills/ Secondary Market”; or

•	if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related interest determination date, the rate on the applicable interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Notes/Treasury Bills/Secondary Market”; or

•	if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related interest determination date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary U.S. government securities dealers, which may include the agent and its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; or

•	if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that interest determination date will remain the Treasury rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

The “bond equivalent yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

In this formula, “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest payment period for which interest is being calculated.

“Treasury spot rate” means the mid-market spot Treasury rate with a designated index maturity specified in the applicable pricing supplement, as determined by the calculation agent, at the time the Notes are priced for initial sale to the public, rounded to two decimal places. The continuously reported mid-market spot Treasury rate with a designated index maturity is publicly available on Bloomberg Screen “BBT”.

“Ten-year Treasury spot rate” means the Treasury spot rate with a designated index maturity of ten years.

“10-year Treasury spot rate” means the USD-Treasury Rate-T500 with a designated index maturity of 10 years.

“USD-Treasury Rate-T500” means that the rate for an interest reset date will be a percentage equal to the mid-market yield-to-maturity of the current “on-the-run” United States Treasury with a designated “index maturity”, specified in the applicable pricing supplement, which appears on the Telerate Page 500 as of 11:00 a.m., New York City time, on that interest reset date. If such rate does not appear on the Telerate Page 500, the rate for that interest reset date will be determined by the calculation agent and will be a percentage equal to the yield-to-maturity based on the secondary market mid-market prices as of 11:00 a.m., New York City time, on that interest reset date of three leading primary United States government securities dealers in New York City, selected by the calculation agent, (from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with a maturity equal to the designated index maturity and taking a simple average of the remaining three values.

“USD-Treasury Rate-T19901” means that the rate for an interest reset date will be a percentage equal to the mid-market yield-to-maturity of the current “on-the-run” United States Treasury with a designated “index maturity”, specified in the applicable pricing supplement, which appears on the Telerate Page 19901 as of 11:00 a.m., New York City time, on that interest reset date. If such rate does not appear on the Telerate Page 19901, the rate for that interest reset date will be determined by the calculation agent and will be a percentage equal to the yield-to-maturity based on the secondary market mid-market prices as of 11:00 a.m., New York City time, on that interest reset date of three leading primary United States government securities dealers in New York City, selected by the calculation agent, (from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with a maturity equal to the designated index maturity and taking a simple average of the remaining three values.

Consumer Price Index

The “Consumer Price Index” or “CPI” means, for any interest determination date, the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor (the “Bureau of Labor Statistics”) and reported on Bloomberg ticker “CPURNSA” or any successor service. The Bureau of Labor Statistics makes the majority of its consumer price index data and press releases publicly available immediately at the time of release. This material may be accessed electronically by means of the Bureau of Labor Statistics’ home page on the Internet at http://www.bls.gov. The Consumer Price Index for a particular month is published during the following month. The Consumer Price Index is a measure of the average change in consumer prices over time for a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, charges for doctors and dentists services, and drugs. User fees (such as water and sewer service) and sales and excise taxes paid by the consumer are included in determining consumer prices. Income taxes and investment items such as stocks, bonds and life insurance are not included. The Consumer Price Index includes expenditures by urban wage earners and clerical workers, professional, managerial and technical workers, the self-employed, short-term workers, the unemployed, retirees and others not in the labor force. In calculating the Consumer Price Index, price changes for the various items are averaged together with weights that represent their importance in the spending of urban households in the U.S. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically by the Bureau of Labor Statistics to take into account changes in consumer expenditure patterns.

The Consumer Price Index is expressed in relative terms in relation to a time base reference period for which the level is set at 100.0. The time base reference period is the 1982-1984 average. Because the Consumer Price Index for the period from 1982-1984 is 100, an increase in the price of the fixed market basket of goods and services of 16.5% from that period would be shown as 116.5%. If the Bureau of Labor Statistics rebases the Consumer Price Index when the Notes are outstanding, the calculation agent will continue to calculate inflation using 1982-1984 as the base reference period for so long as the current Consumer Price Index continues to be published. Any such conversion by the Bureau of Labor Statistics to a new reference base will not affect the measurement of the percent changes in a given index series from one time period to another, except for rounding differences. Rebasing might affect the published “headline” number often quoted in the financial press, but the inflation calculation for the Notes should not be adversely affected by any such rebasing because the Consumer Price Index based on 1982-1984 will be calculated using the percentage changes of the rebased Consumer Price Index.

The Bureau of Labor Statistics has made technical and methodological changes to the Consumer Price Index, and is likely to continue to do so. Examples of recent methodological changes include:

•	the use of regression models to adjust for improvements in the quality of various goods (televisions, personal computers, etc.);

•	the introduction of geometric averages to account for consumer substitution within the consumer price index categories; and

•	changing the housing/shelter formula to increase rental equivalence estimation.

Similar changes in the future could affect the level of the Consumer Price Index and alter the interest payable on the Notes.

“CPI Performance” means the annual percentage change for a month, as specified in the applicable pricing supplement, prior to the month of the relevant interest payment date (the “reference month”).

For example, if the performance of the Consumer Price Index is the annual percentage change in the Consumer Price Index for the third calendar month prior to the reference month, then the interest rate payable on June 30, 2006 will reflect the percentage change in the Consumer Price Index from March 2005 to March 2006 plus the applicable spread, if any. The performance of the Consumer Price Index will be calculated as follows:

Where:

CPIF = CPI for the applicable reference month, as published on Bloomberg CPURNSA;

CPII = CPI for the twelfth month, or otherwise as specified in the applicable pricing supplement, prior to the applicable reference month, as published on Bloomberg CPURNSA.

Using the example above, if CPI Performance for the second calendar month prior to the reference month was used, then the interest rate payable on June 30, 2006 will reflect the percentage change in the Consumer Price Index from April 2005 to April 2006 plus the applicable spread, if any.

If the performance of the Consumer Price Index for a particular reference month is equal to or less than the spread, you will not receive an interest payment on the corresponding interest payment date. The interest payment on any interest payment date will not be less than 0.00% per annum, unless specified in the applicable pricing supplement.

The following procedures will be followed if the Consumer Price Index cannot be determined as described above:

•	If the Consumer Price Index is not reported on Bloomberg CPURNSA for a particular month by 3:00 p.m., New York City time, on the interest determination date, but has otherwise been published by the Bureau of Labor Statistics, the calculation agent will determine the Consumer Price Index as published by the Bureau of Labor Statistics for such month using such other source as the calculation agent deems appropriate.

•	If the Consumer Price Index is rebased to a different year or period, the base reference period will continue to be the 1982-1984 reference period as long as the 1982-1984 Consumer Price Index continues to be published.

•	If the Consumer Price Index for the reference month is subsequently revised by the Bureau of Labor Statistics, the calculation agent will continue to use the Consumer Price Index initially published by the Bureau of Labor Statistics on the interest reset date.

•	If, while the Notes are outstanding, the Consumer Price Index is discontinued or substantially altered, as determined in the sole discretion of the calculation agent, the applicable substitute index for the Notes will be that chosen by the Secretary of the Treasury for the Department of Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997). If no such securities are outstanding, the calculation agent will determine a substitute index for the Notes in accordance with general market practice at the time.

CERTAIN FEATURES OF NOTES

To the extent the amounts payable on the Notes are based on a reference rate or formula other than the rates or formulas described in this product supplement, the terms of this product supplement will be amended in the applicable pricing supplement to account for such reference rate or formula.

The features described below are for example purposes only. Your Notes may incorporate several or none of these features or additional features which will be specified in the applicable pricing supplement.

Rate Cut-Off

If specified in the applicable pricing supplement, a rate cut-off period will apply to your Notes. For each interest accrual period prior to the related interest payment date to but excluding that interest payment date, the “rate-cut-off period”, the reference rate for purposes of determining the amount payable for each day during the rate-cut-off period will be set a specified number of business days prior to the related interest payment date using the applicable interest rate immediately preceding the state of the rate-cut-off period, and will remain in effect until the related interest payment date.

Coupon Conversion Right

If specified in the applicable pricing supplement, a “coupon conversion right” will apply to your Notes. A coupon conversion right will allow us to elect to convert all of your Notes on a “conversion date” so that instead of accreting interest, the Notes will pay interest periodically at the interest rate on each interest payment date following the conversion date.

Inverse Floating Rates

Any floating rate may be designated in the applicable pricing supplement as an inverse floating rate. In such a case, unless otherwise specified in the applicable pricing supplement, the interest rate on the floating rate Note will be equal to:

•	the initial interest rate or another fixed rate of interest specified in the applicable pricing supplement for the period commencing on the original issue date, or the date on which the Note otherwise begins to accrue interest if different from the original issue date, up to the first interest reset date; and

•	a fixed rate of interest specified in the applicable pricing supplement minus the interest rate determined by the reference rate(s) as adjusted by any spread or spread multiplier for the period commencing on an interest reset date.

Commencing on the first interest reset date, the rate at which interest on the inverse floating rate Note is payable will be reset as of each interest reset date.

The interest rate will be determined in accordance with the applicable provisions below. The interest rate in effect on each day will be based on:

•	if the day is an interest reset date, the interest rate determined as of the interest determination date immediately preceding the applicable interest reset date; or

•	if the day is not in interest reset date, the interest rate determined as of the interest determination date immediately preceding the most recent interest reset date.

Ranges or Range Accruals

We may offer ranges or range accruals with respect to which interest accrues only if the level of a reference rate is within a specified range or above or below a certain threshold value. Further information regarding particular ranges or range accruals will be set forth in the applicable pricing supplement.

Extendible Maturity Date

We may offer extendible Notes, which will mature on an initial maturity date specified in the applicable pricing supplement, unless the holder extends the term of the Note at its option for the period or periods specified in the applicable pricing supplement. The extension may be made on the initial “renewal date”, which will be the interest payment date so specified in the applicable pricing supplement, prior to the initial maturity date of the Note. Subsequent renewal dates will occur on the interest payment date occurring in the last month of each election interval specified in the applicable pricing supplement after the initial renewal date. Despite the foregoing, the term of the extendible Note may not be extended beyond the stated final maturity date specified in the applicable pricing supplement.

If a holder does not elect to extend the term of any portion of the principal amount of an extendible Note during the specified period prior to any renewal date, that portion will become due and payable on the existing maturity date.

An election to renew the term of an extendible Note may be made by delivering a notice to that effect to the trustee or any duly appointed paying agent at the corporate trust office of the trustee or agency of the trustee in New York City. The notice must be delivered not less than three nor more than 15 days prior to the renewal date (unless another period is specified in the applicable pricing supplement as the notice period). The election will be irrevocable and will be binding upon each subsequent holder of the extendible Note.

An election to renew the term of an extendible Note may be exercised for less than the entire principal amount of the extendible Note only if so specified in the applicable pricing supplement and only in the principal amount, or any integral multiple in excess of that amount, that is specified in the applicable pricing supplement.

If the holder does not elect to renew the term, a new Note will be issued in exchange for the extendible Note on the extension date. If the extendible Note is a certificate issued in definitive form, it must be presented to the trustee as soon as practicable following receipt of the new Note. The new Note will be in a principal amount equal to the principal amount of the exchanged extendible Note for which no election to renew the term was exercised, with terms identical to those specified on the extendible Note. However, the Note will have a fixed stated maturity on the then-existing maturity date.

If an election to renew is made for less than the full principal amount of a holder’s extendible Note, the trustee, or any duly appointed paying agent, will issue in exchange for the Note in the name of the holder, a replacement extendible Note. The replacement extendible Note will be in a principal amount equal to the principal amount elected to be renewed of the exchanged extendible Note, with terms otherwise identical to the exchanged extendible Note.

Since a Note is represented by a global Note, DTC’s nominee will be the holder of the Note and, therefore, will be the only entity that can exercise a right to extend a Note. In order to ensure that DTC’s nominee will timely exercise an extension right relating to a particular Note, the beneficial owner of the Note must instruct the broker or other direct or indirect participant through which it holds an interest in the Note to notify DTC of its desire to exercise an extension right. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to DTC.

Upside Leverage

If specified in the applicable Pricing Supplement, we may offer upside leverage which will have the effect of increasing your participation in the possible return, if any, on the Notes.

Downside Leverage

We may offer downside leverage which will have the effect of increasing your participation in the possible negative return, if any, on the Notes.

REDEMPTION AND REPURCHASE

Early Redemption Option

The applicable pricing supplement will indicate the terms of the option, if any, to redeem the Notes, in whole or in part. We will notify each holder, or in the case of global Notes, the depositary, as holder of the global Notes within the redemption notice period specified in the applicable pricing supplement. The Notes will not be subject to any sinking fund.

Optional Redemption Dates

We, at our election, may redeem the Notes in whole or in part on any optional redemption date. The applicable pricing supplement will indicate the optional redemption dates and the respective business day convention.

Redemption Price

If we exercise any early redemption option we have, we will pay you the “redemption price” which is the price per Note, together with any accrued but unpaid interest thereon to (but excluding) the early redemption date.

Unless stated otherwise in the applicable pricing supplement, the early redemption date will be governed by the “following business day” convention (e.g., if the early redemption date is not a business day, the early redemption date will be extended to the next following business day and principal will be paid then) and interest will not accrue during the period from and after the stated early redemption date. See “Terms of the Notes– Business Day Convention”.

Repayment at Option of the Holder

The applicable pricing supplement will indicate whether the holder has the option to require us to repay the Note on a date or dates specified prior to its maturity date. The repayment price will be disclosed in the applicable pricing supplement. If the Notes were issued with original issue discount, the applicable pricing supplement will specify the amount payable upon repayment.

Exercise of the repayment option by the holder of a Note will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the Note but, in that event, the principal amount of the Note remaining outstanding after repayment must be an authorized denomination.

Special requirements for optional repayment of global Notes. Since the Notes are represented by global Notes, the depositary or depositary’s nominee will be the holder of the Notes and therefore will be the only entity that can exercise a right to repayment. To ensure that the depositary’s nominee will timely exercise a right to repayment of a particular Note, the beneficial owner of the Note must instruct the broker or other direct or indirect participant through which it holds an interest in the Note to notify the depositary of its desire to exercise a right to repayment. Each beneficial owner of the Note should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which an instruction must be given for timely notice to be delivered to the depositary.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under “Default Amount on Acceleration – Default Amount”.

For the purpose of determining whether the holders of our medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each Note outstanding as the principal amount of that Note. Although the terms of the Notes may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities – Modification and Waiver” and “Description of Debt Securities – Senior Events of Default; Subordinated Events of Default and Defaults; Limitations of Remedies”.

Default Amount

Unless otherwise specified in the applicable pricing supplement, the default amount for the Notes on any day will be an amount, in U.S. dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest – or, if there is only one, the only – quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the maturity date, then the default amount will equal the principal amount of the Notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-1 or higher by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

REFERENCE RATE SPONSOR OR

INFORMATION PROVIDER AND REFERENCE

RATE INFORMATION

The sponsor of the CPI is the Bureau of Labor Statistics of the U.S. Department of Labor. See “Reference Rates – Consumer Price Index”.

The possible “information providers” of the reference rates are Bloomberg Screen, Reuters Screen, Telerate or any other information provider as specified in the applicable pricing supplement.

The Notes have not been passed on by the sponsor or information provider of the reference rate as to their legality or suitability. The Notes are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the sponsor or information provider of the reference rate. The trademarks, service marks or registered trademarks of the sponsor or information provider of the reference rate are the property of their respective owners. The sponsor or information provider of the reference rate makes no warranties and bears no liabilities with respect to the Notes or to the administration or operation of the Notes. This product supplement relates only to the Notes offered by the applicable pricing supplement and does not relate to any security of an underlying issuer.

Applicable historical data on the reference rate will be provided in the applicable pricing supplement.

Bloomberg Screen

“Bloomberg Screen” means, when used in connection with any designated pages and any floating rate Note, the display page so designated on the Bloomberg service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to that floating rate Note).

Reuters Screen

“Reuters Screen” means, when used in connection with any designated page and any floating rate Note, the display page so designated on the Reuters Money 3000 Service (or such other page as may replace that page on that service for the purpose of displaying rates or prices comparable to that floating rate Note).

Telerate

“Telerate” means, when used in connection with any designated page and any floating rate Note, the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to that floating rate Note).

SUPPLEMENTAL PLAN OF DISTRIBUTION

The applicable pricing supplement will specify when the Notes will be delivered. Delivery of the Notes may be made against payment after the third business day following the date of the applicable pricing supplement, or otherwise as specified by the applicable pricing supplement (for example, if delivery against payment is on the seventh business day, such settlement cycle will be referred to as “T+7”). Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of the applicable pricing supplement will be required, by virtue of the fact that the Notes initially will settle, for example, in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus supplement under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

To the extent the amounts payable on the Notes are based on a reference rate or formula other than the rates or formulas described in this product supplement, the terms of this product supplement will be amended in the applicable pricing supplement to account for such reference rate or formula.

On or prior to the sale of the Notes, we or our affiliates expect to enter into hedging transactions to hedge some or all of our anticipated exposure by, for example, taking or modifying positions in securities or financial instruments linked to reference rates and listed or over-the-counter options linked to the reference rates. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

In this regard, we or our affiliates may, throughout the life of the Notes, if the reference rate is an equity security:

•	acquire or dispose of the equity security,

•	take or dispose of positions in listed or over- the-counter options, futures or other instruments based on the equity securities,

•	take or dispose of positions in listed or over- the-counter options, futures or other instruments based on indices designed to track the performance of any other components of the U.S. equity market, or

•	any other transaction or arrangement.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the maturity date. That step may involve sales or purchases of instruments linked to a reference rate or designed to track performance of a reference rate or listed or over-the-counter options or futures on such instruments or reference rates.

The hedging activity discussed above may adversely affect the market value of the Notes from time to time. See “Risk Factors” in this product supplement for a discussion of these adverse effects.

CERTAIN U.S. FEDERAL INCOME TAX

CONSIDERATIONS

The following discussion supersedes the discussion set forth in “Tax Considerations” in the accompanying prospectus. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of the Notes.

For purposes of this summary, a “U.S. holder” is a beneficial owner of a Note that is:

•	an individual who is a citizen or a resident of the United States, for federal income tax purposes;

•	a corporation (or other entity that is treated as a corporation for federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

•	an estate whose income is subject to federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons (as defined for federal income tax purposes) have the authority to control all of its substantial decisions.

For purposes of this summary, a “non-U.S. holder” is a beneficial owner of a Note that is:

•	a nonresident alien individual for federal income tax purposes;

•	a foreign corporation for federal income tax purposes;

•	an estate whose income is not subject to federal income tax on a net income basis; or

•	a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if United States persons (as defined for federal income tax purposes) do not have the authority to control all of its substantial decisions.

An individual may, subject to certain exceptions, be deemed to be a resident of the United States for federal income tax purposes by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one third of the days present in the immediately preceding year, and one sixth of the days present in the second preceding year).

This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only holders that purchase Notes at initial issuance, and own Notes as capital assets and not as part of a “straddle,” “hedge,” “synthetic security,” or “conversion transaction” for federal income tax purposes or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as banks, thrifts or other financial institutions; insurance companies; securities dealers or brokers, or traders in securities electing mark-to-market treatment; regulated investment companies or real estate investment trusts; small business investment companies; S corporations; investors that hold their Notes through a partnership or other entity treated as a partnership for federal tax purposes; investors whose functional currency is not the U.S. dollar; certain former citizens or residents of the United States; persons subject to the alternative minimum tax; retirement plans or other tax-exempt entities, or persons holding the Notes in tax-deferred or tax-advantaged accounts; or “controlled foreign corporations” or “passive foreign investment companies” for federal income tax purposes). This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, ownership or disposition of the Notes. Persons considering the purchase of Notes should consult their own tax advisors concerning the application of federal income tax laws to their particular situations as well as any consequences of the purchase, beneficial ownership and disposition of Notes arising under the laws of any other taxing jurisdiction.

The applicable pricing supplement may contain a further discussion of the special federal income tax consequences applicable to certain Notes. The summary of the federal income tax considerations contained in the applicable pricing supplement supersedes the following summary to the extent it is inconsistent therewith.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes

Unless otherwise indicated in the applicable pricing supplement and except as provided below under “–Certain Notes Treated as Forward Contracts or Executory Contracts,” we intend to treat the Notes as indebtedness for federal income tax purposes, and the balance of this summary, except as provided below under “– Certain Notes Treated as Forward Contracts or Executory Contracts,” assumes that the Notes are treated as indebtedness for federal income tax purposes. However, the treatment of a Note as indebtedness for federal income tax purposes depends on a number of factors, and if the Notes are not properly treated as indebtedness for federal income tax purposes, the federal income tax treatment of investors in Notes may be different than that described below.

Payments of Interest. Unless otherwise indicated in the applicable pricing supplement, interest on a Note will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder’s normal method of accounting for tax purposes.

Original Issue Discount. The applicable pricing supplement will indicate whether we intend to treat the Notes as issued with original issue discount. The following is a summary of the principal federal income tax consequences of the ownership of Notes having original issue discount.

A Note will have original issue discount for federal income tax purposes if its “issue price” is less than its “stated redemption price at maturity” by more than a de minimis amount, as discussed below, and it has a term of more than one year.

The issue price of a Note generally is the first price at which a substantial amount of the “issue” of Notes is sold to the public for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), excluding pre-issuance accrued interest (as discussed below under “– Pre-Issuance Accrued Interest”).

The “stated redemption price at maturity” of a Note generally is the total amount of all payments provided by the Note other than “qualified stated interest” payments.

Qualified stated interest generally is stated interest that is “unconditionally payable” in cash or property (other than debt instruments of the issuer) at least annually either at a single fixed rate, or a “qualifying variable rate” (as described below). Qualified stated interest is taxable to a U.S. holder when accrued or received in accordance with the U.S. holder’s normal method of tax accounting.

Interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the Note otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment within a reasonable grace period) or non-payment a remote contingency. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between stated interest payments. Thus, if the interval between payments varies during the term of the instrument, the value of the fixed rate on which payment is based generally must be adjusted to reflect a compounding assumption consistent with the length of the interval preceding the payment.

Notes having “de minimis original issue discount” generally will be treated as not having original issue discount unless a U.S. holder elects to treat all interest on the Note as original issue discount. See “– Election to Treat All Interest and Discount as Original Issue Discount (Constant Yield Method).” A Note will be considered to have “de minimis original issue discount” if the difference between its stated redemption price at maturity and its issue price is less than the product of  1/4 of 1 percent of the stated redemption price at maturity and the number of complete years from the issue date to maturity (or the weighted average maturity in the case of a Note that provides for payment of an amount other than qualified stated interest before maturity).

U.S. holders of Notes having original issue discount will be required to include original issue discount in gross income for federal income tax purposes as it accrues (regardless of the U.S. holders’ method of accounting), which may be in advance of receipt of the cash attributable to such income. Original issue discount accrues under the constant yield method, based on a compounded yield to maturity, as described below. Accordingly, U.S. holders of Notes having original issue discount will generally be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

The annual amount of original issue discount includible in income by the initial U.S. holder of a Note having original issue discount will equal the sum of the “daily portions” of the original issue discount with respect to the Note for each day on which the U.S. holder held the Note during the taxable year. Generally, the daily portions of original issue discount are determined by allocating to each day in an “accrual period” the ratable portion of original issue discount allocable to the accrual period. The term accrual period means an interval of time with respect to which the accrual of original issue discount is measured and which may vary in length over the term of the Note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or last day of an accrual period.

The amount of original issue discount allocable to an accrual period will be the excess of:

•	the product of the “adjusted issue price” of the Note at the commencement of the accrual period and its “yield to maturity” over

•	the amount of any qualified stated interest payments allocable to the accrual period.

The adjusted issue price of a Note at the beginning of the first accrual period is its issue price and, on any day thereafter, it is the sum of the issue price and the amount of original issue discount previously includible in the gross income of the U.S. holder (without regard to any “acquisition premium” as described below), reduced by the amount of any payment other than a payment of qualified stated interest previously made on the Note. If an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest that is payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated on a pro-rata basis to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval is increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but is not payable until the end of the interval. The yield to maturity of a Note is the yield to maturity computed on the basis of compounding at the end of each accrual period properly adjusted for the length of the particular accrual period. If all accrual periods are of equal length except for a shorter initial and/or final accrual period(s), the amount of original issue discount allocable to the initial period may be computed using any reasonable method; however, the original issue discount allocable to the final accrual period will always be the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period.

Pre-Issuance Accrued Interest. If (i) a portion of the initial purchase price of a Note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the Note is to be made within one year of the Note’s issue date, and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. holder may compute the issue price of the Note by subtracting the amount of the pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Note.

Notes Subject to Call or Put Options. For purposes of calculating the yield and maturity of a Note subject to an option, in general, a call option held by the issuer is presumed exercised if, upon exercise, the yield on the Note is less than it would have been had the option not been exercised, and a put option held by a U.S. holder is presumed exercised if, upon exercise, the yield on the Note is more than it would have been had the option not been exercised. The effect of this rule generally may accelerate or defer the inclusion of original issue discount in the income of a U.S. holder whose Note is subject to a put option or a call option, as compared to a Note that does not have such an option. The applicable pricing supplement will indicate whether a put option or call option will be presumed to be exercised and the effect of that presumption. If any option that is presumed to be exercised is not in fact exercised, the Note is treated as reissued solely for purposes of the original issue discount rules on the date of presumed exercise for an amount equal to its adjusted issue price on that date. The deemed reissuance will have the effect of redetermining the Note’s yield and maturity for original issue discount purposes and any related subsequent accruals of original issue discount.

Variable Rate Debt Instruments. Certain Notes that are treated as “variable rate debt instruments” are subject to special rules described below. The applicable pricing supplement will indicate whether we intend to treat a Note as a variable rate debt instrument that is subject to these special rules.

If a variable rate debt instrument bears interest that is unconditionally payable at least annually at a single qualified floating rate or objective rate (including a qualified inverse floating rate), all stated interest is treated as qualified stated interest. The accrual of any original issue discount is determined by assuming the Note bears interest at a fixed interest rate equal to the issue date value of the qualified floating rate or qualified inverse floating rate or, in the case of any other objective rate, a fixed internal rate that is equal to the reasonably expected yield for the Note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period. The applicable pricing supplement will indicate whether a Note is subject to these rules.

If a variable rate debt instrument bears interest at a qualifying variable rate other than a single qualified floating rate or objective rate, the amount and accrual of original issue discount generally are determined by (i) determining a fixed rate substitute for each variable rate as described in the preceding paragraph, (ii) determining the amount of qualified stated interest and original issue discount by assuming the Note bears interest at such substitute fixed rates and (iii) making appropriate adjustments to the qualified stated interest and original issue discount so determined for actual interest rates under the Note. However, if such qualifying variable rate includes a fixed rate, the Note is treated for purposes of applying clause (i) of the preceding sentence as if it provided for an assumed qualified floating rate (or qualified inverse floating rate if the actual variable rate is such) that would cause the Note to have approximately the same fair market value, and the rate is used in lieu of the fixed rate. The applicable pricing supplement will indicate whether a Note is subject to these rules.

Short-Term Obligations. Certain Notes that are treated as “short-term obligations” are subject to special rules. The applicable pricing supplement will indicate whether we intend to treat the Notes as short-term obligations. A Note that is a short-term obligation will be acquired with “acquisition discount” equal to all payments under the Note over the U.S. holder’s basis in the Note. U.S. holders that report income for federal income tax purposes on the accrual method and certain other holders are required to include original issue discount (equal to the difference between all payments on the Note over its issue price) in income or, if the U.S. holder elects, acquisition discount with respect to a Note that is a short-term obligation. Original issue discount or acquisition discount on Notes that are short-term obligations is accrued on a straight-line basis, unless an irrevocable election with respect to the Note is made to accrue the original issue discount or acquisition discount under the constant yield method based on daily compounding.

In general, an individual or other cash method U.S. holder of a short-term obligation is not required to accrue original issue discount or acquisition discount with respect to a Note that is a short-term obligation, unless the U.S. holder elects to do so. An election by a cash basis U.S. holder to accrue original issue discount on a Note that is a short-term obligation, as well as the election to accrue acquisition discount instead of original issue discount with respect to a Note that is a short-term obligation, applies to all short-term obligations acquired by the U.S. holder during the first taxable year for which the election is made, and all subsequent taxable years of the U.S. holder, unless the Internal Revenue Service (the “IRS”) consents to a revocation. In the case of a U.S. holder that is not required (and does not elect) to include original issue discount or acquisition discount in income currently, any gain realized on the sale, exchange or other taxable disposition of a Note that is a short-term obligation is treated as ordinary income to the extent of the original issue discount that had accrued on a straight-line basis (or, if elected, under the constant yield method based on daily compounding) through the date of sale, exchange or other disposition, and the U.S. holder will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry the Note in an amount not exceeding the accrued original issue discount (determined on a ratable basis, unless the U.S. holder elects to use a constant yield basis) on the Note, until the original issue discount is recognized.

Market Discount and Premium. If a U.S. holder purchases a Note, other than a contingent payment debt instrument or a short-term obligation, for an amount that is less than its stated redemption price at maturity or, in the case of a Note having original issue discount, less than its revised issue price (which is the sum of the issue price of the Note and the aggregate amount of the original issue discount previously includible in the gross income of any holder (without regard to any acquisition premium)), the amount of the difference generally will be treated as market discount for federal income tax purposes. (It is possible that a U.S. holder may purchase a Note at original issuance for an amount that is different than its issue price.) The amount of any market discount generally will be treated as de minimis and disregarded if it is less than the product of  1/4 of 1 percent of the stated redemption price at maturity of the Note and the number of complete years to maturity (or weighted average maturity in the case of Notes paying any amount other than qualified stated interest prior to maturity).

Under the market discount rules, a U.S. holder is required to treat any principal payment on, or any gain on the sale, exchange, redemption or other disposition of, a Note as ordinary income to the extent of any accrued market discount that has not previously been included in income. If the Note is disposed of in a nontaxable transaction (other than certain specified nonrecognition transactions), accrued market discount will be includible as ordinary income to the U.S. holder as if the U.S. holder had sold the Note at its then fair market value. In addition, the U.S. holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the Note.

Market discount accrues ratably during the period from the date of acquisition to the maturity of a Note, unless the U.S. holder elects to accrue it under the constant yield method. A U.S. holder of a Note may elect to include market discount in income currently as it accrues (either ratably or under the constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. The election to include market discount currently applies to all market discount obligations acquired during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If an election is made to include market discount in income currently, the basis of the Note in the hands of the U.S. holder will be increased by the market discount thereon as it is included in income.

A U.S. holder that purchases a Note having original issue discount, other than a contingent payment debt instrument or a short-term obligation, for an amount exceeding its “adjusted issue price” (which is described above under “– Original Issue Discount”) and less than or equal to the sum of all remaining amounts payable on the Note other than payments of qualified stated interest will be treated as having purchased the Note with acquisition premium. The amount of original issue discount that the U.S. holder must include in gross income with respect to such Note will be reduced in the proportion that the excess bears to the original issue discount remaining to be accrued as of the Note’s acquisition and ending on the stated maturity date. Rather than apply the above fraction, the U.S. holder that, as discussed below, elects to treat all interest as original issue discount would treat the purchase at an acquisition premium as a purchase at an original issuance and calculate original issue discount accruals on a constant yield to maturity.

A U.S. holder that acquires a Note, other than a contingent payment debt instrument, for an amount that is greater than the sum of all remaining amounts payable on the Note other than payments of qualified stated interest will be treated as having purchased the Note at a bond premium and will not be required to include any original issue discount in income. A U.S. holder generally may elect to amortize bond premium. The election to amortize bond premium must be made with a timely filed federal income tax return for the first taxable year to which the U.S. holder wishes the election to apply.

If bond premium is amortized, the amount of interest that must be included in the U.S. holder’s income for each period ending on an interest payment date or on stated maturity, as the case may be, will be reduced by the portion of bond premium allocable to such period based on the Note’s yield to maturity (or, in certain circumstances, until an earlier call date) determined by using the U.S. holder’s basis of the Note, compounding at the close of each accrual period. If the bond premium allocable to an accrual period is in excess of qualified stated interest allocable to that period, the excess may be deducted to the extent of prior income inclusions and is then carried to the next accrual period and offsets qualified stated interest in such period. If an election to amortize bond premium is not made, a U.S. holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale, exchange, redemption or other disposition or payment of the principal amount of the Note.

An election to amortize bond premium will apply to amortizable bond premium on all Notes and other bonds, the interest on which is includible in the U.S. holder’s gross income, held at the beginning of the U.S. holder’s first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the IRS. The election to treat all interest as original issue discount is treated as an election to amortize premium. Special rules may apply if a Note is subject to call prior to maturity at a price in excess of its stated redemption price at maturity.

Election to Treat All Interest and Discount as Original Issue Discount (Constant Yield Method). A U.S. holder of a Note may elect to include in income all interest and discount (including de minimis original issue discount and de minimis market discount), as adjusted by any premium with respect to the Note, based on a constant yield method, which is described above under “– Original Issue Discount.” The election is made for the taxable year in which the U.S. holder acquired the Note, and it may not be revoked without the consent of the IRS. If such election is made with respect to a Note having market discount, the U.S. holder will be deemed to have elected currently to include market discount on a constant yield basis with respect to all debt instruments having market discount acquired during the year of election or thereafter. If made with respect to a Note having amortizable bond premium, the U.S. holder will be deemed to have made an election to amortize premium generally with respect to all debt instruments having amortizable bond premium held by the U.S. holder during the year of election or thereafter.

Sale, Exchange, Redemption or Repayment of the Notes. Upon the disposition of a Note by sale, exchange, redemption, repayment of principal at maturity or other taxable disposition, a U.S. holder will generally recognize taxable gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued but untaxed interest) and (ii) the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will equal the cost of the Note (net of accrued interest) to the U.S. holder, increased by amounts includible in income as original issue discount or market discount, as described above (if the holder elects to include market discount in income on a current basis) and reduced by any amortized bond premium and any payments (other than payments of qualified stated interest) made on the Note.

Because the Note is held as a capital asset, such gain or loss (except to the extent that the market discount rules or the rules relating to short-term obligations otherwise provide) will generally constitute capital gain or loss. Capital gains of individual taxpayers from the sale, exchange or other disposition of a Note held for more than one year may be eligible for reduced rates of taxation. The deductibility of a capital loss realized on the sale, exchange, or other disposition of a Note is subject to limitations.

Contingent Payment Debt Instruments. Certain Notes that are treated as “contingent payment debt instruments” are subject to special rules. The applicable pricing supplement will indicate whether we intend to treat a Note as a contingent payment debt instrument. If a contingent payment debt instrument is issued for cash or publicly traded property, original issue discount is determined and accrued under the “noncontingent bond method.” Unless otherwise indicated in the applicable pricing supplement, we intend to treat all Notes that are treated as contingent payment debt instruments as subject to the noncontingent bond method.

Under the noncontingent bond method, for each accrual period, U.S. holders of the Notes accrue original issue discount equal to the product of (i) the “comparable yield” (adjusted for the length of the accrual period) and (ii) the “adjusted issue price” of the Notes at the beginning of the accrual period. This amount is ratably allocated to each day in the accrual period and is includible as ordinary interest income by a U.S. holder for each day in the accrual period on which the U.S. holder holds the contingent payment debt instrument, whether or not the amount of any payment is fixed or determinable in the taxable year. Thus, the noncontingent bond method may result in recognition of income prior to the receipt of cash.

In general, the comparable yield of a contingent payment debt instrument is equal to the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the contingent payment debt instrument, including level of subordination, term, timing of payments, and general market conditions. For example, if a hedge of the contingent payment debt instrument is available that, if integrated with the contingent payment debt instrument, would produce a “synthetic debt instrument” with a specific yield to maturity, the comparable yield will be equal to the yield of the synthetic debt instrument. However, if such a hedge is not available, but similar fixed rate debt instruments of the issuer are traded at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the benchmark rate on the issue date and the spread. The applicable pricing supplement will either provide the comparable yield, or the name or title and address or telephone number of our representative who will provide such comparable yield.

The adjusted issue price at the beginning of each accrual period is generally equal to the issue price of the Note plus the amount of original issue discount previously includible in the gross income of the U.S. holder less any noncontingent payment and the projected amount of any contingent payment contained in the projected payment schedule (as described below) previously made on the contingent payment debt instrument.

In addition to the determination of a comparable yield, the noncontingent bond method requires the construction of a projected payment schedule. The projected payment schedule includes all noncontingent payments and projected amounts for each contingent payment to be made under the contingent payment debt instrument that are adjusted to produce the comparable yield. The applicable pricing supplement will either provide such projected payment schedule, or the name or title and address or telephone number of our representative who will provide such projected payment schedule. The projected payment schedule remains fixed throughout the term of the contingent payment debt instrument. A U.S. holder is required to use the issuer’s projected payment schedule to determine its interest accruals and adjustments, unless the U.S. holder determines that the issuer’s projected payment schedule is unreasonable, in which case the U.S. holder must disclose its own projected payment schedule in connection with its federal income tax return and the reason(s) why it is not using the issuer’s projected payment schedule.

If the actual amounts of contingent payments are different from the amounts reflected in the projected payment schedule, a U.S. holder is required to make adjustments in its original issue discount accruals when such amounts are paid. Adjustments arising from contingent payments that are greater than the assumed amounts of those payments are referred to as “positive adjustments”; adjustments arising from contingent payments that are less than the assumed amounts are referred to as “negative adjustments.” Positive and negative adjustments are netted for each taxable year with respect to each Note. Any net positive adjustment for a taxable year is treated as additional original issue discount income of the U.S. holder. Any net negative adjustment reduces any original issue discount on the Note for the taxable year that would otherwise accrue. Any excess is then treated as a current-year ordinary loss to the U.S. holder to the extent of original issue discount accrued in prior years. The balance, if any, is treated as a negative adjustment in subsequent taxable years. Finally, to the extent that it has not previously been taken into account, an excess negative adjustment reduces the amount realized upon a sale, exchange, redemption or other taxable disposition of the Note.

A U.S. holder’s basis in a contingent payment debt instrument is increased by the projected contingent payments accrued by the holder under the projected payment schedule (as determined without regard to adjustments made to reflect differences between actual and projected payments) and reduced by the amount of any non-contingent payments and the projected amount of any contingent payments previously made. Gain on the sale, exchange, redemption or other taxable disposition of a contingent payment debt instrument generally is treated as ordinary income. Loss, on the other hand, is treated as ordinary only to the extent of the U.S. holder’s prior net original issue discount inclusions (i.e., reduced by the total net negative adjustments previously allowed to the U.S. holder as an ordinary loss) and capital to the extent in excess thereof. The deductibility of a capital loss realized on the sale, exchange or other taxable disposition of a Note is subject to limitations.

A U.S. holder that purchases a Note for an amount other than the issue price of the Note will be required to adjust its original issue discount inclusions to account for the difference. These adjustments will affect the U.S. holder’s basis in the Note. Reports to U.S. holders may not include these adjustments. U.S. holders that purchase Notes at other than the issue price should consult their tax advisors regarding these adjustments.

Prospective investors should consult their own tax advisors with respect to the application of the contingent payment debt instrument provisions to Notes.

Amortizing Notes. Payments received pursuant to an amortizing Note may consist of both a principal and an interest component. The principal component will generally constitute a tax-free return of capital that will reduce a U.S. holder’s adjusted tax basis in the Note.

Foreign Currency Notes. Certain Notes that are denominated in or indexed to a foreign currency are subject to special rules. The applicable pricing supplement will indicate whether we intend to treat the Notes as subject to these special rules. The following discussion summarizes the principal federal income tax consequences of owning a Note that is denominated in or indexed to a foreign currency (other than a currency described in this section that is considered “hyperinflationary”) and is not a contingent payment debt instrument or a dual currency Note. Special federal income tax considerations applicable to Notes that are denominated in or indexed to a hyperinflationary currency, are contingent payment debt instruments, or are dual currency Notes, will be discussed in the applicable pricing supplement.

In general, a U.S. holder that uses the cash method of accounting and holds a Note will be required to include in income the U.S. dollar value of the amount of interest income received, whether or not the payment is received in U.S. dollars or converted into U.S. dollars. The U.S. dollar value of the amount of interest received is the amount of the interest paid in the foreign currency, translated into U.S. dollars at the spot rate on the date of receipt. The U.S. holder will not have exchange gain or loss on the interest payment itself, but may have exchange gain or loss when it disposes of any foreign currency received.

A U.S. holder that uses the accrual method of accounting is generally required to include in income the dollar value of interest accrued during the accrual period. Accrual basis U.S. holders may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, the dollar value of accrued interest is translated at the average rate for the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). For this purpose, the average rate is the simple average of spot rates of exchange for each business day of such period or other average exchange rate for the period reasonably derived and consistently applied by the U.S. holder. Under the second method, a U.S. holder can elect to accrue interest at the spot rate on the last day of the interest accrual period (in the case of a partial accrual period, the last day of the taxable year) or, if the last day of an interest accrual period is within five business days of the receipt, the spot rate on the date of receipt. Any such election will apply to all debt instruments held by the U.S. holder and is irrevocable without the consent of the IRS. An accrual basis U.S. holder will recognize exchange gain or loss, as the case may be, on the receipt of a foreign currency interest payment if the exchange rate on the date payment is received differs from the rate applicable to the previous accrual of that interest income. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

Original issue discount on a Note described in this section is determined in the foreign currency and is translated into U.S. dollars in the same manner that an accrual basis U.S. holder accrues stated interest. Exchange gain or loss is determined when original issue discount is considered paid to the extent the exchange rate on the date of payment differs from the exchange rate at which the original issue discount was accrued.

The amount of market discount on a Note described in this section includible in income will generally be determined by computing the market discount in the foreign currency and translating that amount into dollars at the spot rate on the date the Note is retired or otherwise disposed of. If the U.S. holder accrues market discount currently, the amount of market discount which accrues during any accrual period is determined in the foreign currency and translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period. Exchange gain or loss may be recognized to the extent that the rate of exchange on the date of the retirement or disposition of the Note differs from the exchange rate at which the market discount was accrued.

Amortizable bond premium on a Note described in this section is computed in units of foreign currency and, if the U.S. holder elects, will reduce interest income in units of foreign currency. At the time amortized bond premium offsets interest income (i.e., the last day of the tax year in which the election is made and the last day of each subsequent tax year), exchange gain or loss with respect to amortized bond premium is recognized and is measured by the difference between exchange rates at that time and at the time of the acquisition of the Note.

With respect to the sale, exchange, redemption or other disposition of a Note denominated in a foreign currency, the foreign currency amount realized will be considered to be first, the payment of accrued but unpaid interest (on which exchange gain or loss is recognized as described above); second, accrued but unpaid original issue discount (on which exchange gain or loss is recognized as described above); and, finally, as receipt of principal. With respect to principal, exchange gain or loss is equal to the difference between (i) the foreign currency principal amount translated on the date the payment is received or the date of disposition and (ii) the foreign currency principal amount translated on the date the Note was acquired, or deemed acquired. Exchange gain or loss computed on accrued interest, original issue discount, market discount and principal is realized, however, only to the extent of total gain or loss on the transaction. The conversion of U.S. dollars into a foreign currency and the immediate use of that currency to purchase a Note described in this section generally will not result in a taxable gain or loss for a U.S. holder.

Certain Other Debt Securities. Certain Notes may be subject to special rules. The applicable pricing supplement will discuss the principal federal income tax consequences with respect to Notes that are subject to special rules, including Notes that provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies relating to payments of interest or of principal.

Certain Notes Treated as Forward Contracts or Executory Contracts

We may treat certain Notes as a forward contract or executory contract for federal income tax purposes. The applicable pricing supplement will indicate whether we intend to treat a Note as a forward contract or executory contract for federal income tax purposes. This section describes the principal federal income tax consequences of the purchase, beneficial ownership and disposition of a Note that we intend to treat as a forward contract or executory contract.

There are no regulations, published rulings or judicial decisions addressing the treatment for federal income tax purposes of Notes with terms that are substantially the same as those described in this section. Accordingly, the proper federal income tax treatment of the Notes described in this section is uncertain. Under one approach, the Notes would be treated as forward contracts or executory contracts with respect to the Reference Rate. We intend to treat each Note described in this section consistent with this approach, and pursuant to the terms of the Notes, each holder agrees to such treatment for all federal income tax purposes. Except for the possible alternative treatments described below, the balance of this summary assumes that the Notes described in this section are so treated.

A U.S. holder’s tax basis in a Note described in this section generally will equal the U.S. holder’s cost for the Note. Upon receipt of cash upon maturity or redemption and upon the sale, exchange or other disposition of the Note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized at maturity or on the redemption, sale, exchange or other disposition and the U.S. holder’s tax basis in the Note. Any such gain upon the maturity, redemption, sale, exchange or other disposition of the Note generally will constitute capital gain. Capital gain of non-corporate taxpayers from the maturity, redemption, sale, exchange or other disposition of a Note treated as a forward contract or executory contract and held for more than one year may be eligible for reduced rates of taxation. Any loss from the maturity, redemption, sale, exchange or other disposition of a Note treated as a forward contract or executory contract will generally constitute a capital loss. The ability of U.S. holders to use capital losses to offset ordinary income is limited.

Although we intend to treat each Note described in this section as a forward contract or executory contract as described above, there are no regulations, published rulings or judicial decisions addressing the characterization of securities with terms that are substantially the same as those of the Notes described in this section, and therefore the Notes could be subject to some other characterization or treatment for federal income tax purposes. For example, the Notes could be treated as “contingent payment debt instruments” for federal income tax purposes. In this case, in general, U.S. holders should be treated as described above under “– Contingent Payment Debt Instruments.”

In addition, certain proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain “notional principal contracts.” The preamble to the proposed regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to pre-paid forward contracts, the preamble to the proposed regulations indicates that similar timing issues exist in the case of pre-paid forward contracts. If the IRS or the U.S. Treasury Department publishes future guidance requiring current economic accrual for contingent payments on pre-paid forward contracts, it is possible that a U.S. holder could be required to accrue income over the term of the Notes described in this section. In addition, other alternative federal income tax characterizations or treatments of the Notes described in this section are possible, and if applied could also affect the timing and the character of the income or loss with respect to the Notes.

Prospective investors in the Notes described in this section should consult their tax advisors as to the tax consequences to them of purchasing the Notes, including any alternative characterizations and treatments.

Tax Treatment of Non-U.S. Holders

In general, payments on the Notes to a non-U.S. holder and gain realized on the sale, exchange, redemption or other disposition of the Notes by a non-U.S. holder will not be subject to U.S. federal income or withholding tax, unless (i) such income is effectively connected with a trade or business conducted by such non-U.S. holder in the United States, (ii) in the case of gain, such non-U.S. holder is a nonresident alien individual who holds the Notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied, or (iii) such non-U.S. holder fails to provide the relevant correct, complete and executed IRS Form W-8 that eliminates U.S. federal withholding tax.

Information Reporting and Backup Withholding

Distributions made on the Notes and proceeds from the sale of Notes to or through certain brokers may be subject to a “backup” withholding tax on “reportable payments” unless, in general, the holder complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the notes generally will be refunded by the IRS or allowed as a credit against the holder’s federal income tax, provided the holder makes a timely filing of an appropriate tax return or refund claim.

Reports will be made to the IRS and to holders that are not excepted from the reporting requirements. THE PRECEDING DISCUSSION IS ONLY A SUMMARY OF CERTAIN OF THE TAX IMPLICATIONS OF AN INVESTMENT IN NOTES. PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS PRIOR TO INVESTING TO DETERMINE THE TAX IMPLICATIONS OF SUCH INVESTMENT IN LIGHT OF EACH SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

VALIDITY OF THE NOTES

If stated in the pricing supplement applicable to a specific issuance of Notes, the validity of the Notes under New York law for that issuance of Notes may be passed upon for us by our United States counsel, Cadwalader, Wickersham & Taft LLP.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-126811

Prospectus Supplement to Prospectus dated September 21, 2005

$10,000,000,000

BARCLAYS BANK PLC

Medium-Term Notes, Series A

We will give you the specific terms of the notes we are offering in pricing supplements. You should read this prospectus supplement, the related prospectus dated September 21, 2005 and the applicable pricing supplement carefully before you invest. We may offer and sell the notes to or through one or more underwriters, dealers and agents, including Barclays Capital Inc., or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters, dealers or agents in the applicable pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offence.

We may use this prospectus supplement in the initial sale of notes. In addition, Barclays Capital Inc. or another of our affiliates may use this prospectus supplement in market-making transactions in any notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

The notes are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

This prospectus supplement may not be used to sell securities unless it is accompanied by a prospectus and a pricing supplement.

Barclays Capital

Prospectus Supplement dated September 22, 2005

PROSPECTUS SUPPLEMENT

PROSPECTUS

FORWARD-LOOKING STATEMENTS	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
PRESENTATION OF FINANCIAL INFORMATION	1
THE BARCLAYS BANK GROUP	2
USE OF PROCEEDS	2
RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS AND OTHER APPROPRIATIONS	3
CAPITALIZATION AND INDEBTEDNESS	4
DESCRIPTION OF DEBT SECURITIES	5
DESCRIPTION OF PREFERENCE SHARES	25
DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS	31
DESCRIPTION OF SHARE CAPITAL	36
TAX CONSIDERATIONS	37
PLAN OF DISTRIBUTION	51
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES	54
WHERE YOU CAN FIND MORE INFORMATION	54
FURTHER INFORMATION	55
VALIDITY OF SECURITIES	55
EXPERTS	55
EXPENSES OF ISSUANCE AND DISTRIBUTION	55

THE BARCLAYS BANK GROUP

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The Group also operates in many other countries around the world. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

USE OF PROCEEDS

Unless otherwise indicated in the applicable pricing supplement, the net proceeds from the offering of the notes will be applied for our hedging and general corporate purposes.

DESCRIPTION OF MEDIUM-TERM NOTES

The notes are a separate series of our debt securities. We summarize various terms that apply generally to our debt securities, including the notes, in the accompanying prospectus under the caption “Description of Debt Securities”. The following description of the notes supplements that description of the debt securities. Consequently, you should read this prospectus supplement together with the accompanying prospectus in order to understand the terms of the notes. However, if this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement controls with regard to the notes. This section summarizes the material terms that will apply generally to the notes as a series. Each particular note will have financial and other terms specific to it, and the specific terms of each note will be described in a pricing supplement that will accompany this prospectus supplement. Those terms may vary from the terms described here. As you read this section, please remember that the specific terms of your note as described in your pricing supplement will supplement and, if applicable, may modify or replace the general terms described in this section and in the accompanying prospectus. If your pricing supplement is inconsistent with this prospectus supplement or the accompanying prospectus, your pricing supplement will control with regard to your note. Thus, the statements we make in this section or in the accompanying prospectus may not apply to your note. When we refer to your pricing supplement, we mean the pricing supplement describing the specific terms of the note you purchase. Unless we say otherwise below, the terms we use in this prospectus supplement that we also use in the accompanying prospectus have the meanings we give them in the prospectus. Similarly, the terms we use in any pricing supplement that we also use in this document will have the meanings we give them in this prospectus supplement, unless we say otherwise in the pricing supplement.

The Notes Will Be Issued Under the Senior Debt Indenture

The notes are governed by a document called the senior debt indenture. The senior debt indenture is a contract between us and The Bank of New York, which acts as trustee. The trustee has two main roles:

•	First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe under “Description of Debt Securities” in the accompanying prospectus; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

We May Issue Other Series of Debt Securities

The senior debt indenture permits us to issue different series of debt securities from time to time. The medium-term notes will be a single, distinct series of debt securities. We may, however, issue notes in such amounts, at such times and on such terms as we wish. The notes may differ from one another, and from debt securities of other series, in their terms. When we refer to “the notes”, “the medium-term notes” or “these notes”, we mean our Medium-Term Notes, Series A. When we refer to a “series” of debt securities, we mean a series, such as the notes, issued under our senior debt indenture.

Amounts That We May Issue

Our senior debt indenture does not limit the aggregate amount of debt securities that we may issue. Nor does it limit the number of series or the aggregate amount of any particular series that we may issue. Also, if we issue notes having the same terms in a particular offering, we may “reopen” that offering at any later time and offer additional notes having those terms. We intend to issue medium-term notes initially in an amount having the aggregate offering price specified on the cover of this prospectus supplement. However, we may issue additional medium-term notes in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. Our affiliates, including Barclays Capital Inc., may use this prospectus supplement to resell notes in market-making transactions from time to time. We describe these transactions under “Plan of Distribution” below. The senior debt indenture and the notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the notes or our senior debt indenture, except as described under “Description of Debt Securities” in the accompanying prospectus.

Ranking

The notes and the coupons (if any) appertaining thereto constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

The notes are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

This Section Is Only a Summary

Our senior debt indenture and its associated documents, including your note, contain the full legal text of the matters described in this section and your pricing supplement. Our senior debt indenture and the notes are governed by New York law. A copy of our senior debt indenture has been filed with the Securities and Exchange Commission (“SEC”) as part of our registration statements. See “Further Information” in the accompanying prospectus for information on how to obtain a copy. Investors should carefully read the description of the terms and provisions of our senior debt securities and our senior debt indenture under “Description of Debt Securities” in the accompanying prospectus. That section, together with this prospectus supplement and your pricing supplement, summarize all the material terms of our senior debt indenture and your note. They do not, however, describe every aspect of our senior debt indenture and your note. For example, in this section entitled “Description of Medium-Term Notes”, the accompanying prospectus and your pricing supplement, we use terms that have been given special meaning in our senior debt indenture, but we describe the meaning of only the more important of those terms.

Types of Medium-Term Notes

The medium-term notes we issue may be fixed rate notes, floating rate notes or indexed notes.

Fixed Rated Notes

A note of this type will bear interest at a fixed rate described in the applicable pricing supplement. This type includes zero coupon notes, which bear no interest and are instead issued at a price lower than the principal amount. See “Description of Medium-Term Notes – Original Issue Discount Notes” below for more information about zero coupon and other original issue discount notes.

Each fixed rate note, except any zero coupon note, will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a fixed rate note at the fixed yearly rate stated in the applicable pricing supplement, until the principal is paid or made available for payment or the security has been converted or exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, up to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate notes on the basis of a 360-day year of twelve 30-day months.

Floating Rate Notes

Interest Rate Formulas. A note of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your note is a floating rate note, the formula and any adjustments that apply to the interest rate will be specified in your pricing supplement.

Each floating rate note will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a floating rate note at the yearly rate determined according to the interest rate formula stated in the applicable pricing supplement, until the principal is paid or made available for payment.

For each floating rate note, the calculation agent (see “Description of Medium-Term Notes –Calculations and Calculation Agent” below) will determine, on the corresponding interest calculation or determination date, as described in the applicable pricing supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period – i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, up to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate note by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable pricing supplement.

Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect for that note and, if determined, the interest rate that will become effective on the next interest reset date.

Indexed Notes

Investing in indexed notes involves special risks. See “Risk Factors Relating to Indexed Notes” in this prospectus supplement for more information about the risks of investing in notes of this type.

A note of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

If you are a holder of an indexed note, you may receive an amount at maturity that is greater than or less than the face amount of your note depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

An indexed note may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed note may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed notes may be convertible, exercisable or exchangeable, at our option or the holder’s option, into or for securities of an issuer other than Barclays Bank PLC or Barclays PLC.

If you purchase an indexed note, your pricing supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The calculation agent may exercise significant discretion in calculating the amounts payable with respect to the indexed note.

Calculations and Calculation Agent

Calculations relating to floating rate notes or indexed notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be Barclays Capital Inc. or another of our affiliates. The pricing supplement for a particular floating rate note or indexed note will name the institution that we have appointed to act as the calculation agent for that note as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

In the absence of manifest error, the calculation agent’s determination of any interest rate, and its calculation of any amount payable under a floating rate note or indexed note, will be conclusive for all purposes and binding on you and us, without any liability on the part of the calculation agent.

All percentages resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate note or an indexed note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate or other market rate that applies to a floating rate note or an indexed note during a particular interest or other period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable pricing supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate notes and its affiliates, and they may include Barclays Bank PLC or its affiliates.

Original Issue Discount Notes

A fixed rate note, a floating rate note or an indexed note may be an original issue discount note. A note of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount note may be a zero coupon note. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity. See “Tax Considerations – U.S. Holders – Original Issue Discount” in the attached prospectus for a brief description of the U.S. federal income tax consequences of owning an original issue discount note.

Information in the Pricing Supplement

Your pricing supplement will describe one or more of the following terms of your note:

•	the stated maturity;

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue your note, expressed as a percentage of the principal amount, and the original issue date;

•	whether your note is a fixed rate note, a floating rate note or an indexed note;

•	if your note is a fixed rate note, the yearly rate at which your note will bear interest, if any, and the interest payment dates;

•	if your note is a floating rate note, the interest rate basis;

•	any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; and the interest reset, determination, calculation and payment dates;

•	if your note is an indexed note, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and whether your note will be exchangeable for or payable in cash, securities of an issuer other than Barclays Bank PLC or Barclays PLC or other property;

•	if your note is an original issue discount note, the yield to maturity;

•	if applicable, the circumstances under which your note may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the depositary for your note, if other than the Depositary Trust Company, or DTC, and any circumstances under which the holder may request notes in non-global form, if we choose not to issue your note in book-entry form only;

•	if we choose to issue your note in bearer form, any special provisions relating to bearer notes that are not addressed in the accompanying prospectus; and

•	any other terms of your note, which could be different from those described in this prospectus supplement and the accompanying prospectus.

In addition, if you purchase your note in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a note that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original sale of the note.

FORM, DENOMINATION AND LEGAL OWNERSHIP OF NOTES

Unless otherwise specified in the applicable pricing supplement, your note will be issued:

•	in registered form, without interest coupons;

•	in authorized denominations of either $1,000 or $25 and integral multiples thereof; and

•	in book-entry form, represented by a global note or a master global note.

You should read the section “Description of Debt Securities – Legal Ownership; Form of Debt Securities” in the accompanying prospectus for information about this type of arrangement and your rights under this type of arrangement.

PAYMENT AND PAYING AGENTS

Currency of Notes

Amounts that become due and payable on your notes in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your pricing supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your notes will be U.S. dollars, unless your pricing supplement states otherwise. Some notes may have different specified currencies for principal and interest. We will make payments on your notes in the specified currency, except as described in the applicable pricing supplement. See “Risk Factors Relating to Notes Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” in this prospectus supplement for more information about the risks of investing in this kind of note.

Business Day

Except as provided in the applicable pricing supplement, the term “business day” means, for any note, a day that meets all of the following requirements (to the extent applicable):

•	for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close and that satisfies any other criteria specified in your pricing supplement;

•	if the note is a floating rate note whose interest rate is based on LIBOR, is also a day on which dealings in the relevant index currency specified in the applicable pricing supplement are transacted in the London interbank market;

•	if the note has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

•	if the note either is a floating rate note whose interest rate is based on EURIBOR or has a specified currency of euros, is also a day on which the Trans-European Automated Real-time Gross settlement Express Transfer (TARGET) System, or any successor system, is open for business;

•	if the note is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•	if the note is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

Payments	Due in U.S. Dollars

We will follow the practices described below when paying amounts due in U.S. dollars.

Payments on Global Notes. We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global note. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Description of Debt Securities – Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

Payments on Non-Global Notes. We will make payments on a note in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the note. All payments by check will be made in next-day funds – i.e., funds that become available on the day after the check is cashed. Alternatively, if a non-global note has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the note by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the note is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their notes.

For a description of the paying agent, see “Description of Debt Securities – Legal Ownership; Form of Debt Securities – Payment and Paying Agents” in the accompanying prospectus.

Payments Due in Non-U.S. Dollar Currencies

We will follow the practices described below when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Notes. We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows:

Unless otherwise indicated in your pricing supplement, if you are an indirect owner of global notes denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and you do make that election, you must notify the participant through which your interest in the global note is held of your election:

•	on or before the applicable regular record date, in the case of a payment of interest, or

•	on or before the 16th day prior to stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

If any interest, principal or premium payment is due in a specified currency other than U.S. dollars, you may elect to receive all or only a portion of the payment in such other currency.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to stated maturity, or on the redemption or repayment date if your note is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by you or your participant with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “Payment and Paying Agents – Payments Due in Non-U.S. Dollar Currencies – Conversion to U.S. Dollars.” We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Book-entry and other indirect holders of a global note denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Notes. Except where otherwise requested by the holder as described below, we will make payments on notes in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the note is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the senior debt indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a note in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S.

dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the paying agent at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Indirect owners of a non-global note with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. When we make payments in U.S. dollars of an amount due in another currency, either on a global note or a non-global note as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, which may be Barclays Capital Inc., an affiliate of Barclays Bank PLC, as of 11:00 A.M., New York City time, on the second business day before the payment date.

Currency bid quotations will be requested on an aggregate basis, for all holders of notes requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 A.M., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of notes. If some but not all of the relevant notes are LIBOR notes or EURIBOR notes, the second preceding business day will be determined for this purpose as if none of those notes were LIBOR notes or EURIBOR notes.

When we make payments to you in U.S. dollars of an amount due in another currency, you will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or cannot be paid to you due to circumstances beyond our control – such as the imposition of exchange controls or a disruption in the currency markets – we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis specified in the applicable pricing supplement.

For a specified currency other than U.S. dollars, the exchange rate will be the noon buying rate for cable transfers of the specified currency in New York City as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.

The foregoing will apply to any note, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any note or the senior debt indenture.

Exchange Rate Agent. If we issue a note in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the note is originally issued in the applicable pricing supplement. We may select Barclays Capital Inc. or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be at its sole discretion unless we state in your pricing supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

RISK FACTORS RELATING TO INDEXED NOTES

We use the term “indexed notes” to mean notes whose value is linked to an underlying property or index, including equity- and commodity-linked notes. Indexed notes may present a high level of risk, and those who invest in some indexed notes may lose their entire investment. In addition, the treatment of indexed notes for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed note. Thus, if you propose to invest in indexed notes, you should independently evaluate the federal income tax consequences of purchasing an indexed note that apply in your particular circumstances. You should also read “Tax Considerations – United States Taxation” in the attached prospectus for a discussion of U.S. tax matters.

Investors in Indexed Notes Could Lose Their Investment

The amount of principal and/or interest payable on an indexed note and the cash value or physical settlement value of a physically settled note will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an “index”. The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an indexed note and the cash value or physical settlement value of a physically settled note. The terms of a particular indexed note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Thus, if you purchase an indexed note, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

The Issuer of a Security or Currency That Serves as an Index Could Take Actions That May Adversely Affect an Indexed Note

The issuer of a security that serves as an index or part of an index for an indexed note will have no involvement in the offer and sale of the indexed note and no obligations to the holder of the indexed note. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a security indexed to that note or to an index of which that security is a component.

If the index for an indexed note includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed note and no obligations to the holder of the indexed note. That government may take actions that could adversely affect the value of the security. See “Risk Factors Relating to Notes Denominated or Payable in or Linked to a Non-U.S. Dollar Currency – Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Note” below for more information about these kinds of government actions.

An Indexed Note May Be Linked to a Volatile Index, Which Could Hurt Your Investment

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on an indexed note may vary substantially from time to time. Because the amounts payable with respect to an indexed note are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed note may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed note.

An Index to Which a Note is Linked Could Be Changed or Become Unavailable

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of, or return on, an indexed note that is linked to the index. The indices for our indexed notes may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed notes.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed note may allow us to delay determining the amount payable as principal or interest on a note, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a note linked to an index of this kind, the value of the note, or the rate of return on it, may be lower than it otherwise would be.

Some indexed notes are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed note of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed notes or their rates of return.

We May Engage in Hedging Activities That Could Adversely Affect an Indexed Note

In order to hedge an exposure on a particular indexed note, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that note, or involving derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed note. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed note may decline.

Information About Indices May Not Be Indicative of Future Performance

If we issue an indexed note, we may include historical information about the relevant index in the applicable pricing supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Note

Barclays Capital Inc. and our other affiliates may have conflicts of interest with respect to some indexed notes. Barclays Capital Inc. and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed notes and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed notes. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed notes. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed note.

Barclays Capital Inc. or another of our affiliates may serve as calculation agent for the indexed notes and may have considerable discretion in calculating the amounts payable in respect of the notes. To the extent that Barclays Bank PLC or one of our affiliates calculates or compiles a particular index, we or it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed note based on the index or the rate of return on the note.

RISK FACTORS RELATING TO NOTES DENOMINATED OR PAYABLE IN OR LINKED TO A NON-U.S. DOLLAR CURRENCY

If you intend to invest in a non-U.S. dollar note – e.g., a note whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in a non-U.S. dollar currency or that is otherwise linked to a non-U.S. dollar currency – you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

The information in this prospectus supplement is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An Investment in a Non-U.S. Dollar Note Involves Currency-Related Risks

An investment in a non-U.S. dollar note entails significant risks that are not associated with a similar investment in a note that is payable solely in, and linked solely to, the U.S. dollar. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a note denominated in, or where value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the note, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the note to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Note

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar notes is that their yields or payouts could be significantly and unpredictably affected by governmental actions.

Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar note or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the notes as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments. Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. Dollar Notes May Permit Us to Make Payments in U.S. Dollars or Delay Payment If We Are Unable to Obtain the Specified Currency

Notes payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the notes comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. We will describe these provisions in the pricing supplement relating to your notes. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described above under “Payment and Paying Agents”. A determination of this kind may be based on limited information and would involve significant discretion on the part of the exchange rate agent appointed by us. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on notes payable in that currency.

We Will Not Adjust Non-U.S. Dollar Notes to Compensate for Changes in Currency Exchange Rates

Except as described in the applicable pricing supplement, we will not make any adjustment or change in the terms of a non-U.S. dollar note in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar notes will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-U.S. Dollar Note, an Investor May Bear Currency Exchange Risk

Our notes will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a note denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a note denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar note in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular note is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information About Exchange Rates May Not Be Indicative of Future Performance

If we issue a non-U.S. dollar note, we may include in the applicable pricing supplement currency disclosure that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. Historical exchange rates will likely differ from the exchange rate applicable under the terms of a particular note.

EMPLOYEE RETIREMENT INCOME

SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan proposing to invest in the notes. The U.S. Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, and the US Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Internal Revenue Code) with respect to the plan; government plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing notes should consider whether the purchase or holding of such instruments might constitute a “prohibited transaction”.

Barclays Bank PLC and certain of our affiliates may each be considered a “party in interest” or a “disqualified person” with respect to many employee benefit plans by reason of, for example, Barclays Bank PLC (or our affiliate) providing services to such plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if notes are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Internal Revenue Code), which we call a “Plan”, and with respect to which Barclays Bank PLC or any of our affiliates is a “party in interest” or a “disqualified person”, unless those notes are acquired under an exemption for transactions effected on behalf of that plan by a “qualified professional asset manager” or an “in-house asset manager” or for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds or under another available exemption. The assets of the Plan may include assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA. The person making the decision on behalf of a Plan or a government plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the notes, to represent that (a) such purchase and holding of the notes will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a government plan, under any similar applicable law or regulation) and (b) neither Barclays Bank PLC nor any of our affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) with respect to the purchase or holder in connection with such person’s acquisition, disposition or holding of the offered notes, or any exercise related thereto or as a result of any exercise by Barclays Bank PLC or any of our affiliates of any rights in connection with the offered notes, and no advice provided by Barclays Bank PLC or any of our affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the offered notes and the transactions contemplated with respect to the offered notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the notes, you should consult your legal counsel.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Notes

Distribution Agreement. We plan to sell all or part of the medium-term notes under a distribution agreement with Barclays Capital Inc., as agent, relating to our medium-term notes. Pursuant to the distribution agreement, the agent has agreed to use its reasonable efforts to solicit and receive offers to purchase the notes from us upon the terms and conditions set forth in the applicable pricing supplement. We filed the form of distribution agreement with the SEC under cover of Form 6-K on September 20, 2004 (File No. 001-10257). We would have the right to accept offers to purchase notes and may reject any proposed purchase of the notes. The agent may also reject any offer to purchase notes. We would pay the agent a commission on any notes sold through the agent. In compliance with the guidelines of the National Association of Securities Dealers, Inc., the maximum discount or commission to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate amount of the notes offered pursuant to the applicable pricing supplement.

We may also sell notes to the agent as principal for its own account in a firm commitment underwriting. In that case, the agent will purchase the notes at a price equal to the issue price specified in the applicable pricing supplement, less a discount. The discount will equal the applicable commission on an agency sale of notes with the same stated maturity.

The agent may resell any notes it purchases as principal to other brokers or dealers at a discount, which may include all or part of the discount the agent received from us. If all the notes are not sold at the initial offering price, the agents may change the offering price and other selling terms.

We may appoint agents under the distribution agreement other than or in addition to Barclays Capital Inc. Any such agents will enter into the distribution agreement referred to above, and the applicable pricing supplement will name any such agents involved in the offering and sale of the notes and any commission that we will pay to them. Agents through whom we sell notes may enter into arrangements with other institutions with respect to the distribution of the notes, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from purchasers for whom they may act as agents. The other agents may be our affiliates or customers and may engage in transactions with and perform services for us in the ordinary course of business. Barclays Capital Inc. may resell notes to or through another of our affiliates, as selling agent.

Other Arrangements. In addition to sales under the distribution agreement referred to above, we may also sell all or part of the notes from time to time, on terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods of sale. We describe these other arrangements in “Plan of Distribution” in the accompanying prospectus. We may also engage other firms to provide marketing or promotional services in connection with the distribution of the notes. We will describe any such arrangements in the applicable pricing supplement.

Market-Making Resales

This prospectus supplement may be used by Barclays Capital Inc. in connection with offers and sales of the notes in market-making transactions. In a market-making transaction, Barclays Capital Inc. may resell a note it acquires from other holders, after the original offering and sale of the note. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Barclays Capital Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which Barclays Capital Inc. acts as principal, or as agent for both counterparties in a transaction in which Barclays Capital Inc. does not act as principal. Barclays Capital Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Barclays Bank PLC may also engage in transactions of this kind and may use this prospectus supplement for this purpose.

The aggregate initial offering price specified on the cover of the accompanying pricing supplement relates to the initial offering of the notes described in the pricing supplement. This amount does not include notes sold in market-making transactions. The latter include notes to be issued after the date of this prospectus supplement, as well as notes previously issued.

Barclays Bank PLC may receive, directly or indirectly, all or a portion of the proceeds of any market-making transactions by Barclay’s Capital Inc. and its other affiliates. Fees in connection with possible related swaps and other agreements may need to be described in the applicable pricing supplement depending on the circumstances.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your note is being purchased in its original offering and sale, you may assume that you are purchasing your note in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each issue of notes will be a new issue, and there will be no established trading market for any note prior to its original issue date. We do not intend to list any particular issue of notes unless specified in the applicable pricing supplement. We have been advised by Barclays Capital Inc. that it may make a market in the notes, and any underwriters to whom we sell notes for public offering or broker-dealers may also make a market in those notes. However, neither Barclays Capital Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the notes.

Unless otherwise indicated in the applicable pricing supplement or confirmation of sale, the purchase price of the notes will be required to be paid in immediately available funds in New York City.

In this prospectus supplement or any accompanying prospectus or pricing supplement, the terms “this offering” means the initial offering of notes made in connection with their original issuance. This term does not refer to any

subsequent resales of notes in market-making transactions.

VALIDITY OF SECURITIES

If stated in the pricing supplement applicable to a specific issuance of medium-term notes, the validity of the notes under New York law may be passed upon for us by our United States counsel, Sullivan & Cromwell LLP. If stated in the pricing supplement applicable to a specific issuance of notes, the validity of the notes under English law may be passed upon by our English Solicitors, Clifford Chance LLP. Sullivan & Cromwell LLP may rely upon the opinion of Clifford Chance LLP as to all matters of English Law and Clifford Chance LLP may rely on the opinion of Sullivan & Cromwell LLP as to all matters of New York law. If this prospectus supplement is delivered in connection with an underwritten offering, the validity of the notes may be passed upon for the underwriters by United States and English counsel for the underwriters specified in the related pricing supplement. If no English counsel is specified, such United States counsel to the underwriters may also rely on the opinion of Clifford Chance LLP as to certain matters of English law.

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-126811

BARCLAYS BANK PLC

Debt Securities

Preference Shares

American Depositary Shares

up to an aggregate initial offering price of $12,870,714,000 or the equivalent thereof in other currencies

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered.

We will give you the specific terms of the securities, and the manner in which they are offered, in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest. We may offer and sell these securities to or through one or more underwriters, dealers and agents, including Barclays Capital Inc., or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this prospectus in the initial sale of these securities. In addition, Barclays Capital Inc. or another of our affiliates may use this prospectus in a market-making transaction in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The securities are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Barclays Capital

The date of this prospectus is September 21, 2005

FORWARD-LOOKING STATEMENTS

This prospectus and certain documents incorporated by reference contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, with respect to certain of our plans and our current goals and expectations relating to our future financial condition and performance. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, or other words of similar meaning. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances, including, but not limited to the further development of standards and interpretations under International Financial Reporting Standards (“IFRS”) applicable to past, current and future periods, evolving practices with regard to the interpretation and application of standards under IFRS and pending tax elections with regards to certain subsidiaries as well as U.K. domestic and global economic and business conditions, market related risks such as changes in interest rates and exchange rates, the policies and actions of governmental and regulatory authorities, changes in legislation, the outcome of pending and future litigation and the impact of competition, a number of which factors are beyond our control. As a result, our actual future results may differ materially from the plans, goals, and expectations set forth in such forward-looking statements. Any forward-looking statements made by or on our behalf speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect any changes in our expectations or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that we have made or may make in documents we have filed or may file with the Securities and Exchange Commission, or SEC, including our annual report on Form 20-F for the fiscal year ended December 31, 2004, as amended.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to those documents. The most recent information that we file with the Securities and Exchange Commission automatically updates and supersedes earlier information.

We filed our annual report on Form 20-F for the fiscal year ended December 31, 2004 (the “2004 Form 20-F”) with the SEC on March 24, 2005 and an amendment thereto on May 6, 2005. We have also filed extracts from a results announcement by Barclays PLC for the six months ended June 30, 2005 under cover of Form 6-K with the SEC on August 12, 2005. We are incorporating the 2004 Form 20-F, as amended, and the Form 6-K dated August 12, 2005 by reference into this prospectus.

In addition, we will incorporate by reference into this prospectus all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we referred to above which we have incorporated in this prospectus by reference, other than certain exhibits to those documents. You should direct your requests to Barclays Bank PLC, 200 Park Avenue, New York, New York 10166, Attention: General Counsel (telephone: 212-412-4000).

PRESENTATION OF FINANCIAL INFORMATION

We prepared our consolidated financial statements for the year ended December 31, 2004 in accordance with generally accepted accounting standards in the United Kingdom (“U.K. GAAP”), which differs in certain significant respects from U.S. GAAP. For a discussion of significant differences between U.K. GAAP and U.S. GAAP and a reconciliation of consolidated net income and consolidated ordinary shareholders’ equity between amounts calculated under U.K. GAAP and those estimated under U.S. GAAP, you should read pages 91 and 182 -208 of the 2004 Form 20-F.

By Regulation, the European Union agreed that virtually all listed companies must use International Financial Reporting Standards (“IFRS”) adopted for use in the European Union in the preparation of their 2005 consolidated accounts. We will adopt the requirements of IFRS for the first time for the purpose of preparing financial statements for the year ending December 31, 2005.

The results of the six months to June 30, 2005 have been stated on an IFRS basis. For prior periods, the Group has applied IFRS from January 1, 2004, with the exception of the standards relating to financial instruments and insurance contracts, which are applied only with effect from January 1, 2005. The impacts of adopting IAS 32, IAS 39 and IFRS 4 are not included in the 2004 comparatives in accordance with IFRS 1 and financial instruments and insurance contracts are accounted for in accordance with UK GAAP in 2004. Therefore, the results for 2005 are not entirely comparable to those for 2004 in affected areas.

THE BARCLAYS BANK GROUP

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The Group also operates in many other countries around the world. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the offering of the securities will be used to support the development and expansion of our business and/or to strengthen further our capital base. That development and expansion may occur through the development of existing operations, the establishment of new subsidiaries or acquisitions if suitable opportunities should arise.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS AND OTHER APPROPRIATIONS

Ratios of Earnings to Fixed Charges

Our ratios of earnings to fixed charges for the five years ended December 31, 2004, using financial information calculated in accordance with U.K. GAAP and approximate financial information adjusted to reflect U.S. GAAP, were:

	Year ended December 31,
	2004	2003	2002	2001	2000
U.K. GAAP
Excluding interest on deposits	1.48	1.55	1.50	1.40	1.49
Including interest on deposits	1.32	1.35	1.31	1.26	1.29

U.S. GAAP
Excluding interest on deposits	1.47	1.36	1.58	1.47	1.49
Including interest on deposits	1.31	1.23	1.36	1.30	1.29

For the purpose of calculating the ratios of earnings to fixed charges, earnings consist of: (1) income before taxes and minority interests plus fixed charges less (2) unremitted pre-tax loss/income of associated companies and joint ventures. Fixed charges consist of total interest expense, including or excluding interest on deposits, as appropriate, and the proportion of rental expense deemed representative of the interest factor.

Ratios of Earnings to Fixed Charges and Preference Share Dividends and Other Appropriations

Our ratios of earnings to fixed charges and preference share dividends and other appropriations for the five years ended December 31, 2004, using financial information calculated in accordance with U.K. GAAP and approximate financial information adjusted to reflect U.S. GAAP, were:

	Year ended December 31,
	2004	2003	2002	2001	2000
U.K. GAAP
Excluding interest on deposits	1.48	1.55	1.50	1.40	1.48
Including interest on deposits	1.32	1.35	1.31	1.26	1.29

U.S. GAAP
Excluding interest on deposits	1.46	1.34	1.55	1.45	1.47
Including interest on deposits	1.31	1.22	1.35	1.29	1.28

For the purpose of calculating the ratios of earnings to fixed charges and preference share dividends and other appropriations, earnings consist of income before taxes, minority interests and extraordinary items, plus fixed charges and after deduction of the unremitted pre-tax income of associated companies. Fixed charges consist of total interest expense, including or excluding interest on deposits, as appropriate, and the proportion of rental expense deemed representative of the interest factor. Preference share dividends for the five years ended December 31, 2004 represent the amount of pre-tax earnings required to pay dividends on the following issues of the Bank’s preference shares:

•	Non-cumulative Dollar-denominated Preference Shares, Series C1 and Non-cumulative Dollar-denominated Non-voting Preference Shares, Series C2, issued (and offered and sold as units) in June 1990 and redeemed in June 2000;

•	Non-cumulative Dollar-denominated Preference Shares, Series D1 and Non-cumulative Dollar-denominated Non-voting Preference Shares, Series D2 issued (and offered and sold as units) in March 1991 and redeemed in March 2001; and

•	Euro-denominated 4.875 per cent. Non-Cumulative Callable Preference Shares, issued in December 2004.

Other appropriations represent amounts payable in respect of reserve capital instruments that the Bank issued in May 2000, September 2000 and June 2001.

CAPITALIZATION AND INDEBTEDNESS

The following table sets out the authorized and issued share capital of the Barclays Bank PLC and the Group’s total shareholders’ equity, indebtedness and contingent liabilities as at June 30, 2005. The information has been prepared in accordance with the International Financial Reporting Standards (IFRS).

As at June 30, 2005
‘000
Share capital of Barclays Bank PLC
Authorized ordinary share capital — shares of £1 each	3,000,000
Authorized preference share capital— shares of £100 each	400
Authorized preference share capital — shares of £1 each	1
Authorized preference share capital — shares of U.S.$100 each	400
Authorized preference share capital — shares of U.S.$0.25 each	80,000
Authorized preference share capital — shares of €100 each	400

Ordinary shares — issued and fully paid shares of £1 each	2,311,361
Preference shares — issued and fully paid shares of £100 each	75
Preference shares — issued and fully paid shares of £1 each	1
Preference shares — issued and fully paid shares of US$100 each	100
Preference shares — issued and fully paid shares of US$0.25 each	—
Preference shares — issued and fully paid shares of €100 each	240

Group total shareholders’ equity	£ million
Called up share capital	2,341
Share premium	8,786
Available for sale reserve	374
Cash flow hedging reserve	328
Other shareholders’ funds	2,551
Translation reserve	(35)
Retained earnings	7,479

Shareholders’ equity (excluding minority interests)	21,824
Minority interests	200

Total Shareholders’ equity	22,024

Group indebtedness(1)
Subordinated liabilities
Undated loan capital — non-convertible	4,366
Dated loan capital — convertible to preference shares	13
Dated loan capital — non-convertible(2)	6,930
Debt securities in issue	93,328

Total indebtedness	104,637

Total capitalization and indebtedness	126,661

Group contingent liabilities
Acceptances and endorsements	271
Assets pledged as collateral security	35,703
Other contingent liabilities	8,503

Total contingent liabilities	44,477

(1)	“Group indebtedness” includes interest accrued as at June 30, 2005 in accordance with International Financial Reporting Standards.
(2)	On September 9, 2005, we issued $500,000,000 Callable Floating Rate Subordinated Notes due 2017.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. It sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file a prospectus supplement with the Securities and Exchange Commission, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

The debt securities of any series will be either our senior obligations (the “Senior Debt Securities”) or our subordinated obligations (the “Subordinated Debt Securities”). Neither the Senior Debt Securities nor the Subordinated Debt Securities will be secured by any assets or property of Barclays Bank PLC. The Subordinated Debt Securities will either have a stated maturity (the “Dated Subordinated Debt Securities”) or will not have a stated maturity (the “Undated Subordinated Debt Securities”). Some Undated Subordinated Debt Securities may be entirely or partially convertible into our preference shares, at our option.

We will issue Senior Debt Securities, Dated Subordinated Debt Securities and Undated Subordinated Debt Securities under indentures (respectively the “Senior Debt Indenture”, “Dated Debt Indenture” and “Undated Debt Indenture”) between us and The Bank of New York, as trustee. The terms of the debt securities include those stated in the relevant indenture, and those made part of the indenture by reference to the Trust Indenture Act. The Senior, Dated and Undated Debt Indentures are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures”. We have filed a copy of, or the forms of, each indenture as exhibits to the registration statement, of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of both the indentures and each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

General

The debt securities are not deposits and are not insured by any regulatory body of the United States or the United Kingdom.

Because we are a holding company as well as an operating company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of debt securities:

•	whether the debt securities have a maturity date and if so, what that date is;

•	the specific designation and aggregate principal amount of the debt securities;

•	the prices at which we will issue the debt securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates;

•	whether we will issue the Senior Debt Securities or Dated Subordinated Debt Securities as Discount Securities, as explained below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of Senior Debt Securities or Dated Subordinated Debt Securities of any series;

•	any condition applicable to payment of any principal, premium or interest on Senior Debt Securities or Dated Subordinated Debt Securities of any series;

•	the dates and places at which any payments are payable;

•	the terms of any mandatory or optional redemption;

•	the denominations in which the debt securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

•	the amount, or how to calculate the amount, that we will pay the Senior Debt Security holder or Dated Subordinated Debt Security holder, if the Senior Debt Security or Dated Subordinated Debt Security is redeemed before its stated maturity or accelerated, or for which the trustee shall be entitled to file and prove a claim;

•	whether and how the debt securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the debt securities are denominated, and in which we make any payments;

•	whether we will issue the debt securities wholly or partially as one or more global debt securities;

•	what conditions must be satisfied before we will issue the debt securities in definitive form (“definitive debt securities”);

•	any index we will use to determine the amount of any payments on the debt securities;

•	any other or different Senior Events of Default, in the case of Senior Debt Securities, or any other or different Subordinated Events of Default, Dated Debt Defaults or Undated Debt Defaults, in the case of Subordinated Debt Securities, or covenants applicable to any of the debt securities, and the relevant terms if they are different from the terms in the applicable indenture;

•	any restrictions applicable to the offer, sale and delivery of the debt securities;

•	if we will pay Additional Amounts, as explained below, on the debt securities;

•	whether we will issue the debt securities in registered form (“registered securities”) or in bearer form (“bearer securities”) or both;

•	whether and how bearer securities may be exchanged for registered securities;

•	for registered securities, the record date for any payment of principal, interest or premium;

•	any listing of the debt securities on a securities exchange;

•	any other or different terms of the debt securities; and

•	what we believe are any additional material United States federal and United Kingdom tax considerations.

Debt securities may bear interest at a fixed rate or a floating rate or we may sell Senior Debt Securities or Dated Subordinated Debt Securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount (“Discount Securities”). The relevant prospectus supplement will describe special United States federal income tax considerations applicable to Discount Securities or to debt securities issued at par that are treated for United States federal income tax purposes as having been issued at a discount.

Holders of debt securities have no voting rights except as explained below under “ – Modification and Waiver” and “Senior Events of Default; Subordinated Event of Default and Defaults; Limitation of Remedies”.

Market-Making Transactions. If you purchase your debt security and/or any of our other securities we describe in this prospectus in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-

making transaction in a particular debt security occurs after the original issuance and sale of the debt security.

Legal Ownership; Form of Debt Securities

Street Name and Other Indirect Holders. Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in street name.

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required. An investor who holds debt securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s debt securities, registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “Street Name and Other Indirect Holders”. If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of debt securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

Investors in debt securities that are issued only in the form of global debt securities should be aware that:

•	They cannot get debt securities registered in their own name.

•	They cannot receive physical certificates for their interest in debt securities.

•	They will be a street name holder and must look to their own bank or broker for payments on the debt securities and protection of their legal rights relating to the debt securities, as explained earlier under “Legal Ownership – Street Name and Other Indirect Holders”.

•	They may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

•	The depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

•	The depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will Be Terminated. In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the debt securities have been previously described in the subsections entitled “Legal Ownership – Street Name and Other Indirect Holders” and “Legal Ownership – Direct Holders”.

The special situations for termination of a global security are:

•	When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

•	When a Senior Event of Default, in the case of Senior Debt Securities, or a Subordinated Event of Default, Dated Debt Default or Undated Debt Default, in the case of Subordinated Debt Securities, has occurred and has not been cured. Defaults are discussed below under “Senior Events of Default; Subordinated Event of Default and Defaults; Limitation of Remedies”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description “holder” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the subsection entitled “Legal Ownership – Street Name and Other Indirect Holders”.

Payment and Paying Agents. We will pay interest to direct holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if the direct holder no longer owns the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. Investors must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of debt securities.

Payments; Deferred Payments; Missed Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, and, in the case of Senior Debt Securities or Dated Subordinated Debt Securities, the date for payments of principal and any premium, on any particular series of debt securities. The prospectus supplement will also specify the interest rate or rates, if any, or how rate or rates will be calculated.

Dated Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, and subject also to the following paragraph, if we do not make a payment on a series of Dated Subordinated Debt Securities on any payment date, our obligation to make that payment shall be deferred (a “Deferred Payment”), until:

•	if it is an interest payment, the date we pay a dividend on any class of our share capital, and

•	if it is a payment of principal, the first business day after the date that falls six months after the original payment date.

Each of the above dates is a “deferred payment date”. Our failure to make a payment before the deferred payment date is not a Dated Debt Default nor will it allow any holder to sue us or take any other action for the payment. Each Deferred Payment will accrue interest at the rate which prevailed for that series of Dated Subordinated Debt Securities immediately before the payment’s original payment date. Any such Deferred Payment shall not be treated as due for any purpose, including for the purpose of determining whether a default has occurred, until the deferred payment date. The term “business day” means any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in any jurisdiction where payments on the debt security are payable.

If we so provide in the relevant prospectus supplement and notwithstanding any other provision of the Dated Subordinated Debt Securities, we will be entitled, by notice in writing to the trustee (a “deferral notice”), to defer the due date for payment of any principal, premium or interest in respect of that series of Dated Subordinated Debt Securities when the Financial Services Authority has requested or required us to make that deferral. Accordingly, on providing a deferral notice, the payment due date of the principal, premium or interest (the “Tier 3 Deferred Payment”) shall be deferred. As a result, we will not have to make that payment on the date that it would otherwise have become due and payable.

Interest will continue to accrue on the deferred principal at the rate prevailing immediately before the due date of that principal amount, unless the relevant prospectus supplement otherwise specifies. This interest, however, shall only become due and payable according to the following sentence. Promptly upon being satisfied that the Financial Services Authority will not object to our payment of the whole or any part of any Tier 3 Deferred Payment, and, unless the payment was deferred as described in the first paragraph under this section “Dated Subordinated Debt Securities”, we will give notice to the trustee in writing. The relevant Tier 3 Deferred Payment, or the appropriate part of it, and any accrued interest shall become due and payable on the seventh day after the date of the payment notice, the “Tier 3 Deferred Payment Date”. In addition, if a Subordinated Event of Default occurs all unpaid Tier 3 Deferred Payments in respect of Dated Subordinated Debt Securities of a series shall become due and payable in full upon acceleration of payment of the Dated Subordinated Debt Securities of that relevant series. In case of acceleration, if more than one Tier 3 Deferred Payment remains unpaid in respect of Dated Subordinated Debt Securities of any series, payment shall be made pro rata according to the amounts of the unpaid Tier 3 Deferred Payments and the interest accrued at the time a Subordinated Event of Default has occurred.

Our failure to make any payment prior to a Tier 3 Deferred Payment Date to the extent permitted by the provisions we have just described shall not constitute a Dated Debt Default by us or otherwise allow any holder to sue or take any action for that payment. Any Tier 3 Deferred Payment deferred according to these provisions shall not be treated as due for any purpose, including for the purpose of ascertaining whether a Dated Debt Default has occurred, until the Tier 3 Deferred Payment Date.

We are currently obliged to notify the U.K. Financial Services Authority (the “Financial Services Authority”) if our capital for regulatory capital adequacy purposes falls below its target capital requirement, as set by the Financial Services Authority. The Financial Services Authority may require deferral of payment of principal and interest on Dated Subordinated Debt Securities in that case.

Undated Subordinated Debt Securities

We are not required to make payments on any series of Undated Subordinated Debt Securities on any payment date except as we discuss in the following paragraph. Our failure to make a payment (unless the payment is required as we describe in the following two paragraphs) shall not constitute an Undated Debt Default by us for any purpose. Any payment that we do not make in respect of any series of Undated Subordinated Debt Securities on any applicable payment date, together with any other unpaid payments, shall, so long as they remain unpaid, constitute “Missed Payments”. Missed Payments will accumulate until paid, but will not bear interest.

We may choose to pay any Missed Payments in whole or in part at any time on not less than 14 days’ notice to the trustee. However, all outstanding Missed Payments in respect of all Undated Subordinated Debt Securities of a particular series shall, subject to the solvency condition as explained below, become due and payable in full on whichever is the earlier of:

•	the date on which a dividend is next paid on any class of share capital of Barclays PLC, or any other ultimate holding company of us, or if there is no holding company, ourselves, or on any class of our preference share capital,

•	the date fixed for any redemption of the Undated Subordinated Debt Securities, and

•	the commencement of our winding-up in England.

If we give notice of our intention to pay the whole or part of the Missed Payments on the Undated Subordinated Debt Securities of any series, we shall be obliged, subject to the solvency condition, to do so at the time specified in our notice. When Missed Payments in respect of Undated Subordinated Debt Securities of any series are paid in part, each part payment shall be in respect of the full amount of Missed Payments accrued on the payment date or consecutive payment dates furthest from the date of payment.

All payments of principal, premium and interest, including any Missed Payments, on or with respect to the Undated Subordinated Debt Securities of any series will be conditional upon our being solvent at the time of our payment, and remaining solvent immediately after our payment. This is called the “solvency condition”. The solvency condition must also be satisfied when, and immediately after, we or any of our subsidiaries repurchase Undated Subordinated Debt Securities, except a purchase in the ordinary course of a business dealing in securities. For the purposes of the solvency condition, we shall be solvent if

•	we are able to pay our debts as they fall due and

•	our total unconsolidated gross tangible assets exceed our total unconsolidated gross liabilities, subject to certain adjustments specified in the indenture; provided, that as to any event conditional on the solvency condition other than an optional redemption or repurchase, liabilities shall exclude those to persons who are not Undated Debt Senior Creditors (as defined below).

A report as to our solvency by one Director or a senior executive or, in certain circumstances as provided in the indenture, our Auditors, or, if we are in winding-up in England, our liquidator, shall, absent proven error, be treated and accepted by us, the trustee and the holders of Undated Subordinated Debt Securities and the Coupons (if any) appertaining thereto, as correct and sufficient evidence of solvency or insolvency.

If we are unable to make any payment on or with respect to the Undated Subordinated Debt Securities of any series because we are unable to satisfy the solvency condition, the amount of any such payment which we would otherwise make will be available to meet our losses. If we are wound-up, applicable insolvency law may limit the right to claim for any amount payable, including interest and Missed Payments, on the Undated Subordinated Debt Securities.

Ranking

Senior Debt Securities. Senior Debt Securities and the Coupons (if any) appertaining thereto constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Dated Subordinated Debt Securities. In the event of our winding-up in England (liquidation), the claims of the trustee, the holders of the Dated Subordinated Debt Securities and the holders of the Coupons (if any)

appertaining thereto, will be postponed to the claims of all of our other creditors, including any claims related to the Senior Debt Securities, except for:

•	claims in respect of Existing Senior Subordinated Obligations, Capital Note Claims and Subordinated Guarantee Claims (each as defined in the Dated Debt Indenture) and any other claims ranking or expressed to rank equally with them and/or with claims in respect of the Dated Subordinated Debt Securities (“Dated Debt Other Pari Passu Claims”); and

•	any other claims ranking junior to the excepted claims referred to above and/or to claims in respect of Dated Subordinated Debt Securities.

The claims of such other creditors, with the foregoing exceptions, are referred to in this document as “Dated Debt Senior Claims”. Accordingly, no amount will be payable in our winding-up in respect of claims in relation to the Dated Subordinated Debt Securities or the Coupons (if any) appertaining thereto until all Dated Debt Senior Claims admitted in our winding-up have been satisfied.

Any amounts in respect of the Dated Subordinated Debt Securities and the Coupons (if any) appertaining thereto paid to the holders of such Dated Subordinated Debt Securities, the holders of the Coupons appertaining thereto (if any) or to the trustee pari passu with the amounts payable to other creditors admitted in such winding up will be held by such holders or the trustee upon trust to be applied in the following order: (i) to the amounts due to the trustee in or about the execution of the trusts of the Dated Debt Indenture; (ii) in payment of all Dated Debt Senior Claims outstanding at the commencement of, or arising solely by virtue of, our winding up to the extent that such claims shall be admitted in the winding up and shall not be satisfied out of our other resources; and (iii) in payment of the Dated Subordinated Debt Securities and the Coupons (if any) appertaining thereto. By accepting the Dated Subordinated Debt Securities or the Coupons (if any) appertaining thereto, each holder agrees to be bound by the Dated Debt Indenture’s subordination provisions and irrevocably authorizes our liquidator to perform on behalf of the holder the above subordination trust.

Because of subordination, in the event of our winding-up in England, our creditors who hold Dated Debt Senior Claims may recover more, ratably, than the holders of the Dated Subordinated Debt Securities or the Coupons (if any) appertaining thereto and Dated Debt Other Pari Passu Claims. At June 30, 2005 the amount of outstanding Dated Debt Senior Claims was approximately £697,889 million (including £262,090 million of deposits and £66,242 million of debt securities in issue). Currently we have no limitations on issuing indebtedness which would constitute Dated Debt Senior Claims.

At June 30, 2005, Dated Debt Other Pari Passu Claims were approximately £7,151 million, consisting of debt securities we issued, our guarantees in respect of outstanding debt securities issued by our subsidiaries and intra-group loans to us. The amounts of all securities, guarantees or intra-group loans denominated in a currency other than pounds sterling included in the above totals have been converted at the exchange rates prevailing on June 30, 2005.

Undated Subordinated Debt Securities. The Undated Subordinated Debt Securities of each series will be our unsecured obligations, subject to the solvency condition and the subordination provisions described here. They will rank equally without any preference among themselves and will also rank equally as to subordination with our Undated Debt Other Pari Passu Claims (as defined in the Undated Debt Indenture).

The rights of the trustee and the holders of Undated Subordinated Debt Securities and the Coupons (if any) appertaining thereto will be subordinated to the claims of our creditors:

•	who are our depositors and/or other unsubordinated creditors, or

•	whose claims are, or are expressed to be, subordinated to the claims of depositors and other unsubordinated creditors (whether only in our winding up or otherwise) but not to other claims, or

•

who are subordinated creditors (whether as above or otherwise) other than creditors whose claims constitute Undated Debt Other Pari Passu Claims and creditors whose claims are expressed to rank pari passu with or junior to the claims of the holders of the Undated Subordinated Debt Securities.

These creditors, with the foregoing exceptions, are referred to in this document as “Undated Debt Senior Creditors” and the claims of Undated Debt Senior Creditors are referred to in this document as “Undated Debt Senior Claims”. In the event of our winding-up in England (liquidation) there shall be payable in respect of the Undated Subordinated Debt Securities and the Coupons (if any) appertaining thereto, in lieu of any other payment but subject to the solvency condition, those amounts (if any) as would have been payable as if on the day immediately before the commencement of our winding-up and thereafter, the holders of Undated Subordinated Debt Securities were the holders of a class of preference shares in our capital having a preferential right to a return of assets over the holders of all other classes of shares in our capital issued and outstanding. As a result the holders of the Undated Subordinated Debt Securities would therefore be treated as entitled, to the exclusion of any other rights or privileges, to receive as a return of capital in the winding-up an amount equal to the principal amount of the Undated Subordinated Debt Securities then outstanding, together with any premium and interest accrued to the date of repayment and any Missed Payments. Accordingly, no amount will be payable in our winding-up in England in respect of claims under any Undated Subordinated Debt Securities and the Coupons (if any) appertaining thereto, until all Undated Debt Senior Claims admitted in such winding-up have been satisfied.

Because of the subordination, in the event of our winding-up in England, holders of Undated Debt Senior Claims may recover more, ratably, than holders of the Undated Subordinated Debt Securities, the Coupons (if any) appertaining thereto and Undated Debt Other Pari Passu Claims. In this context, the claims of holders of any Senior Debt Securities, Dated Subordinated Debt Securities then outstanding, the Coupons (if any) appertaining thereto and Dated Debt Other Pari Passu Claims then outstanding, would be included in Undated Debt Senior Claims.

On June 30, 2005, the amount of outstanding Undated Debt Senior Claims was approximately £704,921 million (including £262,090 million of deposits and £66,242 million of debt securities in issue). On June 30, 2005, an aggregate of approximately £3,583 million of Undated Debt Other Pari Passu Claims were outstanding. Currently there is no limitation on our issuing indebtedness which would constitute Undated Debt Senior Claims. If, in our winding-up, the amounts payable with respect to the Undated Subordinated Debt Securities and any Undated Debt Other Pari Passu Claims are not paid in full, the holders will share ratably in any distribution of our assets in proportion to the respective amounts to which they are entitled.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the U.K. or any U.K. political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, at any time a U.K. taxing jurisdiction requires us to deduct or withhold taxes, we will pay the additional amounts of, or in respect of, the principal of, any premium, and any interest, Deferred Payments, Tier 3 Deferred Payments and Missed Payments on the debt securities (“Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Additional Amounts for taxes that are payable because:

•

the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a U.K. taxing jurisdiction requiring that deduction or withholding, or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of the debt security, or the collection of any payment of, or in respect of, principal of, any premium, or any interest, Deferred Payments, Tier 3 Deferred Payments and

Missed Payments on, any debt securities of the relevant series;

•	except in the case of our winding-up in England, the relevant debt security is presented for payment in the U.K.;

•	the relevant debt security is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of such 30-day period;

•	such deduction or withholding is imposed on a payment to an individual and is required to be made pursuant to the European Union directive on the taxation of savings adopted by the council of the European Union on June 3, 2003;

•	the relevant debt security is presented for payment by a holder who would have been able to avoid such deduction or withholding by presenting the relevant debt security to another paying agent in a member state of the European Union or elsewhere;

•	the holder or the beneficial owner of the relevant debt securities or the beneficial owner of any payment of, or in respect of, principal of, any premium, or any interest, Deferred Payments, Tier 3 Deferred Payments or Missed Payments on the debt securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the holder or beneficial owner, if that claim or compliance is required by statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a condition to relief or exemption from the taxes; or

•	if the taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the debt securities had been the holder of the debt securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of the principal of, any premium, or any interest, Deferred Payments, Tier 3 Deferred Payments or Missed Payments, if any, on, or in respect of, any debt securities of any series, we mean to include the payment of Additional Amounts to the extent that, in context, Additional Amounts are, were or would be payable.

Redemption

Redemption or Conversion for tax reasons. Unless the relevant prospectus supplement provides otherwise, and, in the case of Undated Subordinated Debt Securities, if the solvency condition is satisfied, we will have the option to redeem the debt securities of any series upon not less than 30 nor more than 60 days’ notice on any dates as are specified in the applicable prospectus supplement, and we will have the option of converting any Undated Subordinated Debt Securities that are convertible into preference shares, if:

•	we are required to issue definitive debt securities (see “Legal Ownership-Special Situations When a Global Security Will Be Terminated”) and, as a result, we are or would be required to pay Additional Amounts with respect to the debt securities, or

•	we determine that as a result of a change in or amendment to the laws or regulations of a taxing jurisdiction, including any treaty to which the taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations), we (or any successor entity) will or would be required to pay holders Additional Amounts, or we (or any successor entity) would not be entitled to claim a deduction in respect of any payments in computing our (or its) taxation liabilities.

In each case, before we give a notice of redemption or conversion, we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption or conversion. The redemption or conversion must be made in respect of all, but not some, of the debt securities of the relevant series. The redemption price will be equal to 100% of the principal amount of debt securities being redeemed together with any accrued but unpaid interest, Deferred Payments, Tier 3 Deferred Payments and Missed Payments, if any, in respect of such debt securities to the date fixed for redemption or, in the case of Discount Securities, such portion of the principal amount of such Discount Securities as may be specified by their terms.

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the debt securities. Any notice of redemption of debt securities will state:

•	the date fixed for redemption,

•	the amount of debt securities to be redeemed if we are only redeeming a part of the series,

•	the redemption price,

•	that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date,

•	the place or places at which each holder may obtain payment of the redemption price and

•	the CUSIP number or numbers, if any, with respect to the debt securities.

In the case of a partial redemption, the trustee shall select the debt securities that we will redeem in any manner it deems fair and appropriate.

We or any of our subsidiaries may at any time purchase debt securities of any series in the open market or by tender (available alike to each holder of debt securities of the relevant series) or by private agreement, if applicable law allows, and, in the case of Undated Subordinated Debt Securities, if the solvency condition is satisfied. We will treat as cancelled and no longer issued and outstanding any debt securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities.

We may not redeem at our option any Dated Subordinated Debt Securities nor may we or any of our subsidiaries purchase beneficially or procure others to purchase beneficially for our accounts any Dated Subordinated Debt Securities, other than a purchase in the ordinary course of a business dealing in securities, unless our Auditors shall have reported to the trustee within six months before such redemption or purchase that, in their opinion, based on the most recent published consolidated balance sheet of us and our Subsidiary Undertakings, as defined in the indenture, available at the date of our report, the aggregate book value of the tangible assets of us and our Subsidiary Undertakings exceeds the aggregate book value of the liabilities of us and our Subsidiary Undertakings. We may not redeem any Undated Subordinated Debt Securities unless the solvency condition is satisfied.

In addition, under existing Financial Services Authority requirements, we may not make any redemption or repurchase of any Subordinated Debt Securities, other than a repurchase in the ordinary course of a business dealing in securities, unless the Financial Services Authority consents in advance. The Financial Services Authority may also impose conditions on any redemption or repurchase.

Convertible or Exchangeable Securities

Debt securities that are optionally or mandatorily convertible into preference shares or other of our securities, an index or indices of these securities or any combination of the above are called “convertible securities”. Debt securities that are optionally or mandatorily exchangeable for stock or other securities of another entity or entities, a basket or baskets of these securities, an index or indices of these securities or any combination of the above are called “exchangeable securities”.

Unless the applicable prospectus supplement specifies otherwise, optionally convertible or exchangeable securities will entitle the holder, during a period, or at specific times, to convert or exchange optionally convertible or exchangeable securities into or for the underlying security, basket or baskets of securities, index or indices of securities, or combination of these, at a specified rate of exchange. Optionally convertible or exchangeable securities will be redeemable at our option prior to maturity, if the applicable prospectus supplement so states. If a holder does not elect to convert or exchange the optionally convertible or exchangeable securities before maturity or any applicable redemption date, the holder will receive the principal amount of the optionally convertible or exchangeable securities.

Unless the applicable prospectus supplement specifies otherwise, the holder is not entitled to convert or exchange mandatorily convertible or exchangeable securities before maturity. At maturity, the holder must convert or exchange the mandatorily convertible or exchangeable securities for the underlying security, basket or baskets of securities or index or indices of securities, or a combination of these, at a specified rate of exchange, and, therefore, the holder may receive less than the principal amount of the mandatorily convertible or exchangeable security. If the applicable prospectus supplement so indicates, the specified rate at which a mandatorily convertible or exchangeable security will be converted or exchanged may vary depending on the value of the underlying securities, basket or baskets of securities, index or indices of securities, or combination of these so that, upon conversion or exchange, the holder participates in a percentage, which may be other than 100%, of the change in value of the underlying securities, basket or baskets, index or indices of securities, or combination of these.

Upon conversion or exchange, at maturity or otherwise, the holder of a convertible or exchangeable security may receive, at the specified exchange rate, either the underlying security or the securities constituting the relevant basket or baskets, index or indices, or combination of these, or the cash value thereof, as the applicable prospectus supplement may specify.

In addition, subject to certain conditions specified in the applicable prospectus supplement and unless it specifies otherwise, we may choose to convert all but not part of the Undated Subordinated Debt Securities into preference shares, on any payment date. You should refer to the applicable prospectus supplement for a description of the terms and conditions of this conversion.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder(s) of not less than, in the case of the Senior Debt Securities, a majority of or, in the case of the Subordinated Debt Securities, 66 2/3% in aggregate principal amount of the debt securities of the series outstanding under the applicable indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected debt security that would:

•	change the terms of any debt security to include, in the case of an Undated Subordinated Debt Security, a maturity date of its principal amount, or in the case of any other debt security, change the stated maturity date of its principal amount;

•	reduce the principal amount of, or any premium, or interest, Deferred Payments, Tier 3 Deferred Payments or Missed Payments, with respect to any debt security;

•	reduce the amount of principal on a Discount Security that would be due and payable upon an acceleration of the maturity date of any series of Senior Debt Securities or Dated Subordinated Debt Securities;

•	change our obligation, or any successor’s, to pay Additional Amounts;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Senior Event of Default, Subordinated Event of Default, Dated Debt Default or Undated Debt Default (in each case as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the indenture;

•	change the terms and conditions of the preference shares or other securities into which the Undated Subordinated Debt Securities may be converted;

•	modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities, in either case in a manner adverse to the holders; or

•	modify the foregoing requirements or the provisions of the indenture relating to the waiver of any past Senior Event of Default, Subordinated Event of Default, Dated Debt Default or Undated Debt Default or covenants, except as otherwise specified.

In addition, material variations in the terms and conditions of Subordinated Debt Securities of any series, including modifications relating to the subordination, if any, of such debt securities, redemption, Subordinated Events of Default, Dated Debt Defaults or Undated Debt Defaults, may require the consent of the Financial Services Authority.

Senior Events of Default; Subordinated Event of Default and Defaults; Limitation of Remedies

Senior Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Event of Default” with respect to any series of Senior Debt Securities shall result if:

•	we do not pay any principal or interest on any Senior Debt Securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in principal amount of the Senior Debt Securities of that series to us requiring the payment to be made. It shall not, however, be a Senior Event of Default if during the 14 days after the notice we satisfy the trustee that such sums (“Withheld Amounts”) were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Event of Default if we act on the advice given to us during the 14 day period by independent legal advisers approved by the trustee; or

•	we breach any covenant or warranty of the Senior Debt Indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 21 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the Senior Debt Securities of that series and requiring the breach to be remedied or from holders of at least 25% in principal amount of the Senior Debt Securities of that series requiring the breach to be remedied; or

•	either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the Senior Debt Securities of that series may at their discretion declare the Senior Debt Securities of that series to be due and repayable immediately (and the Senior Debt Securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the Senior Debt Indenture, and must not be unjustly prejudicial to the holder(s) of any Senior Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the Senior Debt Indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of Senior Debt Securities or holders of Coupons or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amount together with interest accrued on it. For the purposes of this subsection this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders, but in the case of payment of any Withheld Amount, without prejudice to the provisions described under “ – Additional Amounts”. Interest accrued on any Withheld Amount will be paid net of any taxes required by applicable law to be withheld or deducted and we shall not be obliged to pay any Additional Amount in respect of any such withholding or deduction.

The holder(s) of a majority of the aggregate principal amount of the outstanding Senior Debt Securities of any affected series may waive any past Senior Event of Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium, or interest, on any Senior Debt Securities, or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Senior Debt Securities of the series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Senior Event of Default if, in the opinion of the trustee, that Senior Event of Default would not be materially prejudicial to the interests of the holders.

The trustee will, within 90 days of a default with respect to the Senior Debt Securities of any series, give to each affected holder of the Senior Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on the Senior Debt Securities, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holder(s).

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Senior Debt Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a Senior Event of Default.

Subordinated Event of Default

If either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up, other than under or in connection with a scheme of amalgamation, merger or reconstruction not involving a bankruptcy or insolvency, that order or resolution will constitute a “Subordinated Event of Default” with respect to all of the Subordinated Debt Securities. If a Subordinated Event of Default occurs and is continuing, the trustee or the holder(s) of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of each series may declare any accrued but unpaid payments, or, in the case of Discount Securities, the portion of principal amount specified in its terms, on the debt securities of the series to be due and payable immediately. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder(s) of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of the series may rescind the declaration of acceleration and its consequences, but only if the Subordinated Event of Default has been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

Dated Debt Defaults. Unless the relevant prospectus supplement provides otherwise, a “Dated Debt Default” with respect to any series of Dated Subordinated Debt Securities shall result if we do not pay any installment of interest upon, or any part of the principal of, and any premium on, any Dated Subordinated Debt Securities of that series on the date on which the payment is due and payable, whether upon redemption or otherwise, and the failure continues for 14 days in the case of interest and seven days in the case of principal. Current Financial Services Authority regulations do not permit us to provide for any additional events of default with respect to Dated Subordinated Debt Securities.

If a Dated Debt Default occurs and is continuing, the trustee may pursue all legal remedies available to it, including the institution of proceedings for our winding-up in England (but not elsewhere), but the trustee may not declare the principal amount of any outstanding Dated Subordinated Debt Securities due and payable. However, failure to make any payment in respect of a series of Dated Subordinated Debt Securities shall not be a Dated Debt Default if the payment is withheld or refused either:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, or

•	in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time before the expiry of the 14 day period in the case of payment of interest or 7 day period in the case of payment of principal by independent legal advisers acceptable to the trustee.

In the second case, however, the trustee may, by notice to us, require us to take action, including proceedings for a court declaration, to resolve the doubt, if counsel advises it that the action is appropriate and reasonable. In this situation we will take the action promptly and be bound by any final resolution of the doubt. If the action results in a determination that we can make the relevant payment without violating any law, regulation or order then the payment shall become due and payable on the expiration of the 14 day period in the case of payment of interest or seven day period in the case of payment of principal after the trustee gives us written notice informing us of the determination.

By accepting a Dated Subordinated Debt Security each holder and the trustee will be deemed to have waived any right of set-off or counterclaim that they might otherwise have against us. No holder of Dated Subordinated Debt Securities shall be entitled to proceed directly against us unless the trustee has become bound to proceed but fails to do so within a reasonable period and the failure is continuing.

Undated Debt Defaults. Unless the relevant prospectus supplement provides otherwise, an Undated Debt Default shall result if, with respect to any series of Undated Subordinated Debt Securities, we fail to pay:

•	any Missed Payments on or prior to any date upon which a dividend is next paid on any class of share capital of Barclays PLC, or any other ultimate holding company of us, or if there is no holding company, ourselves, or on any class of our preference share capital, and this failure continues for 30 days, or

•	the principal amount and any premium, or any accrued but unpaid interest and any Missed Payments on the date fixed for redemption of such Undated Subordinated Debt Securities and this failure continues for seven business days.

If any Undated Debt Default occurs and is continuing, the trustee may pursue all legal remedies available to it, including the institution of proceedings for our winding-up in England (but not elsewhere), but the trustee may not declare the principal amount of any outstanding Undated Subordinated Debt Securities due and payable. For the purposes of determining whether an Undated Debt Default has occurred, a payment shall not be deemed to be due on any date on which the solvency condition is not satisfied, but this does not apply in regard to proceedings by the trustee for our winding-up in England. However, the trustee may not commence proceedings for our winding-up in England for failure to make any payment in respect of a series of Undated Subordinated Debt Securities if the payment is withheld or refused either:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of jurisdiction, or

•	in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time before the expiry of the 30-day or seven business day period, as applicable, by independent legal advisers acceptable to the trustee.

In the second case, however, the trustee may, by notice to us, require us to take action, including proceedings for a court declaration, to resolve the doubt, if counsel advises it that the action is appropriate and reasonable. In this case we shall proceed with the action promptly and be bound by any final resolution of the doubt. If the action results in a determination that we can make the relevant payment without violating any law, regulation or order then the payment shall become due and payable on the expiration of the 30-day or seven business day period, as applicable, after the trustee gives us written notice informing us of the determination.

By accepting an Undated Subordinated Debt Security, each holder and the trustee will be deemed to have waived any right of set-off or counterclaim that they might otherwise have against us with respect to the Undated Subordinated Debt Security or the applicable indenture. No holder of Undated Subordinated Debt Securities shall be entitled to proceed directly against us unless the trustee has become bound to proceed but fails to do so within a reasonable period, and the failure is continuing.

Waiver; Trustee’s Duties – Subordinated Debt Securities. The holder(s) of not less than a majority in aggregate principal amount of the debt securities of any affected series may waive any past Subordinated Event of Default, Dated Debt Default or Undated Debt Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium, or interest, Deferred Payments, Tier 3 Deferred Payments or Missed Payments on any Subordinated Debt Securities, or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Subordinated Debt Securities of the series.

Subject to the applicable indenture provisions regarding the trustee’s duties, in case a Subordinated Event of Default, Dated Debt Default or Undated Debt Default occurs and is continuing with respect to the debt securities of any series, the trustee will have no obligation to any holder(s) of the Subordinated Debt Securities of that series, unless they have offered the trustee reasonable indemnity. Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the applicable indenture, and must not be unjustly prejudicial to the holder(s) of any Subordinated Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of a default with respect to the Subordinated Debt Securities of any series, give to each affected holder of the Subordinated Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on any Subordinated Debt Securities, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holder(s).

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under each Subordinated Debt Indenture.

Limitations on suits. Before a holder may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•	The holder must give the trustee written notice that an event of default has occurred and remains uncured.

•	The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.

•	In the case of our winding-up in England, such legal action or proceeding is in the name and on behalf of the trustee to the same extent, but no further, as the trustee would have been entitled to do.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Subordinated Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Subordinated Event of Default, Dated Debt Default or Undated Debt Default.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable indenture. However, any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, must be a bank organized under the laws of the United Kingdom that assumes our obligations on the debt securities and the applicable indenture, and a number of other conditions must be met.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder. We, however, must irrevocably guarantee, (on a subordinated basis in substantially the manner described under “ – Ranking” above, in the case of Subordinated Debt Securities,) the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is organized, rather than taxes imposed by a U.K. taxing jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by a U.K. taxing jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Additional Amounts related to taxes (subject to the exceptions set forth in “ – Additional Amounts” above) imposed by a U.K. taxing jurisdiction due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “ – Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations. However, the determination of whether the applicable solvency condition has been satisfied shall continue to be made with reference to us, unless applicable law requires otherwise.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

The debt securities and indentures will be governed by and construed in accordance with the laws of New York State, except that, as specified in the relevant Subordinated Debt Indenture, the subordination provisions of each series of Subordinated Debt Securities and the related indenture will be governed by and construed in accordance with the laws of England.

Notices

Notices regarding the debt securities will be valid:

•	with respect to global debt securities, if in writing and delivered or mailed to each direct holder;

•	if registered debt securities are affected, if given in writing and mailed to each direct holder as provided in the applicable indenture; or

•	with respect to bearer definitive debt securities, if published at least once in an Authorized Newspaper (as defined in the indentures) in the Borough of Manhattan in New York City and as the applicable prospectus supplement may specify otherwise.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine.

The Trustee

The Bank of New York will be the trustee under the indentures. The trustee has two principal functions:

•	First, it can enforce an investor’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee acts on an investor’s behalf, described under “Senior Events of Default; Subordinated Event of Default and Defaults; Limitation of Remedies”; and

•	Second, the trustee performs administrative duties for us, such as sending the investor’s interest payments, transferring debt securities to a new buyer and sending investors notices.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The indentures provide that we irrevocably designate Barclays Bank PLC, 200 Park Avenue, New York, New York 10166, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the indentures or debt securities brought in any federal or state court in New York City and we irrevocably submit to the jurisdiction of these courts.

Clearance and Settlement

Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository

Trust Company, or DTC, in the United States, Clearstream Banking, société anonyme, or Clearstream, Luxembourg, in Luxembourg and Euroclear Bank S.A./N.V., or Euroclear, in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositories. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of debt securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC. DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg. Clearstream, Luxembourg has advised us as follows:

•	Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•	Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•	Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities.

•	Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•	Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear. Euroclear has advised us as follows:

•	Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

•	Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•	Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•	Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems. We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures-DTC. DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures-Euroclear and Clearstream, Luxembourg. We understand that investors that hold their debt securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.

Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. Dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants. We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser. A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

DESCRIPTION OF PREFERENCE SHARES

The following is a summary of the general terms of the preference shares of any series we may issue under this registration statement. Each time we issue preference shares we will prepare a prospectus supplement, which you should read carefully. The prospectus supplement relating to a series of preference shares or to a series of debt securities that are convertible into or exchangeable for the preference shares will summarize the terms of the preference shares of the particular series. Those terms will be set out in the resolutions establishing the series that our Board of Directors or an authorized committee adopt, and may be different from those summarized below. If so, the applicable prospectus supplement will state that, and the description of the preference shares of that series contained in the prospectus supplement will apply.

This summary does not purport to be complete and is subject to, and qualified by, our Articles of Association and the resolutions of the Board of Directors or an authorized committee. You should read our Articles of Association as well as those resolutions, which we have filed or we will file with the SEC as an exhibit to the registration statement, of which this prospectus is a part. You should also read the summary of the general terms of the deposit agreement under which ADRs evidencing ADSs that may represent preference shares may be issued, under the heading “Description of American Depositary Receipts”.

General

Under our Articles of Association, our Board of Directors or an authorized committee of the Board is empowered to provide for the issuance of U.S. dollar-denominated preference shares, in one or more series.

The resolutions providing for their issue, adopted by the Board of Directors or the authorized committee, will set forth the dividend rights, liquidation value per share, redemption provisions, voting rights, other rights, preferences, privileges, limitations and restrictions of the preference shares.

As of the date of this prospectus, we have 100,000 outstanding dollar-denominated preference shares, Series 1.

The preference shares of any series will be U.S. dollar-denominated in terms of nominal value, dividend rights and liquidation value per share. They will, when issued, be fully paid and non- assessable. For each preference share issued, an amount equal to its nominal value will be credited to our issued share capital account and an amount equal to the difference between its issue price and its nominal value will be credited to our share premium account. Unless the applicable prospectus supplement specifies otherwise, the preference shares will have a nominal value of $.25 or $100 per share. The preference shares of a series deposited under the deposit agreement referred to in the section “Description of American Depositary Receipts’ will be represented by ADSs of a corresponding series, evidenced by ADRs of the series. The preference shares of these series may only be withdrawn from deposit in registered form. See “Description of American Depositary Receipts”.

The Board of Directors or the authorized committee may only provide for the issuance of preference shares of any series if a resolution of our shareholders has authorized the allotment.

The preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights described below, unless the relevant prospectus supplement provides otherwise. You should read the prospectus supplement for the specific terms of any series, including:

•	the number of shares offered, the number of shares offered in the form of ADSs and the number of preference shares represented by each ADS;

•	the public offering price of the series;

•	the liquidation value per share of that series;

•	the dividend rate, or the method of calculating it;

•	the place where we will pay dividends;

•	the dates on which dividends will be payable;

•	voting rights of that series of preference shares, if any;

•	restrictions applicable to the sale and delivery of the preference shares;

•	whether and under what circumstances we will pay additional amounts on the preference shares in the event of certain developments with respect to withholding tax or information reporting laws;

•	any redemption, conversion or exchange provisions;

•	whether the shares shall be issued as units with shares of a related series;

•	any listing on a securities exchange; and

•	any other rights, preferences, privileges, limitations and restrictions relating to the series.

The prospectus supplement will also describe material U.S. and U.K. tax considerations that apply to any particular series of preference shares.

Title to preference shares of a series in registered form will pass by transfer and registration on the register that the registrar shall keep at its office in the United Kingdom. For more information on the registration, you should read “Registrar and Paying Agent”. The registrar will not charge for the registration of transfer, but the person requesting it will be liable for any taxes, stamp duties or other governmental charges.

We may issue preference shares in more than one related series if necessary to ensure that we continue to be treated as part of the Barclays PLC Group for

U.K. tax purposes. The preference shares of any two or more related series will be issued as preference share units, unless the applicable prospectus supplement specifies otherwise, so that holders of any preference share units will effectively have the same rights, preferences and privileges, and will be subject to the same limitations and restrictions. The following characteristics, however, may differ:

•	the aggregate amount of dividends,

•	the aggregate amounts which may be payable upon redemption,

•	the redemption dates,

•	the rights of holders to deposit the preference shares under the deposit agreement, and

•	the voting rights of holders.

You should read the applicable prospectus supplement for the characteristics relating to any preference shares issuable in two or more related series as a unit.

Unless the applicable prospectus supplement specifies otherwise, the preference shares of each series will rank equally as to participation in our profits and assets with the preference shares of each other series.

Our affiliates may resell preferred shares after their initial issuance in market-making transactions. We describe these transactions above under “Description of Debt Securities – General – Market-Making Transactions.”

Dividend Rights

The holders of the preference shares will be entitled to receive cash dividends on the dates and at the rates as described in the applicable prospectus supplement out of our “distributable profits” when, as and if the dividends are declared by our Board of Directors or an authorized committee. Except as provided in this prospectus and in the applicable prospectus supplement, holders of preference shares will have no right to participate in our profits.

For information concerning the declaration of dividends out of our distributable profits, see “Description of Share Capital – Ordinary Shares – Dividend Rights”.

We will pay the dividends declared on the preference shares of a series to the record holders as they appear on the register on the record dates. A record date will be not less than 30 nor more than 60 days before the relevant dividend payment date, as will be fixed by our Board of Directors or an authorized committee. Subject to applicable fiscal or other laws and regulations, each payment will be made by dollar check drawn on a bank in London or in New York City and mailed to the record holder at the holder’s address as it appears on the register for the preference shares. If any date on which dividends are payable on the preference shares is not a “business day”, which is a day on which banks are open for business and on which foreign exchange dealings may be conducted in London and in New York City, then payment of the dividend payable on that date will be made on the next business day. There will be no additional interest or other payment due to this type of delay.

Dividends on the preference shares of any series will be non-cumulative. If our Board of Directors or an authorized committee fails to declare a dividend payable on a dividend payment date in respect of the preference shares of a series, then the right of holders of preference shares of the series to receive a dividend in respect of the dividend period ending on that dividend payment date will be lost. We will have no obligation to pay the dividend accrued for that dividend period or to pay any interest on the dividend, whether or not dividends on the preference shares of that series or any other series or class of our shares are declared for any subsequent dividend period.

No full dividends will be declared or paid or set apart for payment on any of our preference shares ranking, as to dividends, equally with or below the preference shares of any series for any period unless full dividends have been, or at the same time are, declared and paid, or declared and set aside for payment, on the preference shares of that series for the then-current dividend period. When dividends are not paid in full upon the preference shares of a series and any other of our preference shares ranking equally as to dividends, all dividends declared upon the preference shares of that series and the other preference shares will be declared pro rata so that dividends declared upon the preference shares of each series are in proportion to dividends accrued on the preference shares of the series.

Except as provided in the preceding sentence, unless full dividends on all outstanding preference shares of a series have been paid for the most recently completed dividend period, no dividends, other than in our ordinary shares or other shares ranking below the preference shares of the series as to dividends and upon liquidation, will be declared or paid or set apart for payment, or other distribution made, upon our ordinary shares or other shares ranking, as to dividends or upon liquidation, equally with or below the preference shares of the series. In addition, we will not redeem, repurchase or otherwise acquire for consideration, or pay any money or make any money available for a sinking fund for the redemption of, any of our ordinary shares or other shares ranking equally with or below the preference shares of the series as to dividends or upon liquidation, except by conversion into or exchange for shares ranking below the preference shares of the series as to dividends and upon liquidation, until we have resumed the payment of full dividends for four consecutive quarterly dividend periods on all outstanding preference shares of the series and those ranking equally as to dividends with the preference shares of the series.

We will compute the amount of dividends payable on the preference shares of any series for each dividend period based upon the liquidation value per share of the preference shares of the series by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year. However, we will compute the amount of dividends payable for any dividend period shorter than a full dividend period on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, on the basis of the actual number of days elapsed.

Rights Upon Liquidation

If there is a return of capital in respect of our voluntary or involuntary liquidation, dissolution, winding-up or otherwise, other than in respect of any redemption or repurchase of the preference shares of a series in whole or in part permitted by our Articles of Association and under applicable law, the holders of the outstanding preference shares of a series will be entitled to receive liquidating distributions. Liquidating distributions will:

•	come from the assets we have available for distribution to shareholders, before any distribution of assets is made to holders of our ordinary shares or any other class of shares ranking below the preference shares upon a return of capital; and

•	be in an amount equal to the liquidation value per share of the preference shares, plus an amount equal to accrued and unpaid dividends, whether or not declared or earned, for the then-current dividend period up to and including the date of commencement of our winding-up or the date of any other return of capital, as the case may be.

If, upon a return of capital, the assets available for distribution are insufficient to pay in full the amounts payable on the preference shares and any other of our shares ranking as to any distribution equally with the preference shares, the holders of the preference shares and of the other shares will share pro rata in any distribution of our assets in proportion to the full respective liquidating distributions to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the preference shares of that series will have no claim on any of our remaining assets and will not be entitled to any further participation in the return of capital. If there is a sale of all or substantially all of our assets, the distribution to our shareholders of all or substantially all of the consideration for the sale, unless the consideration, apart from assumption of liabilities, or the net proceeds consists entirely of cash, will not be deemed a return of capital in respect of our liquidation, dissolution or winding-up.

Redemption

Unless the relevant prospectus supplement specifies otherwise, we may redeem the preference shares of each series, at our option, in whole or in part, at any time and from time to time on the dates and at the redemption prices and on all other terms and conditions as set forth in the applicable prospectus supplement. Preference shares comprising preference share units will be redeemed only as units.

If fewer than all of the outstanding preference shares of a series are to be redeemed, we will select by lot, in the presence of our independent auditors, which particular preference shares will be redeemed.

If we redeem preference shares of a series, we will mail a redemption notice to each record holder of preference shares to be redeemed between 30 and 60 days before the redemption date. Each redemption notice will specify:

•	the redemption date;

•	the particular preference shares of the series to be redeemed;

•	the redemption price, specifying the included amount of accrued and unpaid dividends;

•	that any dividends will cease to accrue upon the redemption of the preference shares; and

•	the place or places where holders may surrender documents of title and obtain payment of the redemption price.

No defect in the redemption notice or in the giving of notice will affect the validity of the redemption proceedings.

If we give notice of redemption in respect of the preference shares of a series, then, by 12:00 noon, London time, on the redemption date, we will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price, including the amount of accrued and unpaid dividends for the then-current quarterly dividend period to the date fixed for redemption. We will also give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of those preference shares called for redemption.

If we give notice of redemption, then, when we make the deposit with the paying agent, all rights of holders of the preference shares of the series called for redemption will cease, except the holders’ right to receive the redemption price, but without interest, and these preference shares will no longer be outstanding. Subject to any applicable fiscal or other laws and regulations, payments in respect of the redemption of preference shares of a series will be made by dollar check drawn on a bank in London or in New York City against presentation and surrender of the relevant share certificates at the office of the paying agent located in the United Kingdom.

In the event that any date on which a redemption payment on the preference shares is to be made is not a business day, then payment of the redemption price payable on that date will be made on the next business day. There will be no interest or other payment due to the delay. If payment of the redemption price is improperly withheld or refused, dividends on the preference shares will continue to accrue at the then applicable rate, from the redemption date to the date of payment of the redemption price.

Subject to applicable law, including U.S. securities laws, we may purchase outstanding preference shares of any series by tender, in the open market or by private agreement. Unless we tell you otherwise in the applicable prospectus supplement, any preference shares of any series that we purchase for our own account, other than in the ordinary course of a business of dealing in securities, will be treated as canceled and will no longer be issued and outstanding.

Under the current practices of the Financial Services Authority, we may not redeem or purchase any preference shares unless the Financial Services Authority consents in advance.

Voting Rights

The holders of the preference shares of any series will not be entitled to receive notice of, attend or vote at any general meeting of our shareholders except as provided below or in the applicable prospectus supplement.

Failure to pay dividends

If we fail to pay the equivalent of six consecutive quarterly dividends payable on the preference shares of a series or any other of our preference shares ranking, as to dividends, equally with the preference shares of that series, then the holders of the outstanding preference shares of all of those series, excluding any series of outstanding preference shares which do not have voting rights, will be entitled to appoint two additional members to our Board of

Directors, and to remove either member from office and to appoint another person in place of the member. In exercising this entitlement, the holders will act as a single class without regard to series, either:

•	by written notice given by the holders of a majority in nominal value of the preference shares, or

•	by ordinary resolution passed by a majority of the holders of the preference shares present in person or by proxy at a separate general meeting of the holders convened for the purpose.

No more than 30 days after this entitlement arises, the Board of Directors or an authorized committee will convene a separate general meeting for the above purpose. If the Board of Directors or authorized committee does not convene this meeting within 30 days, the holders of 10% of the aggregate nominal value of the outstanding preference shares of the series and any other preference shares, excluding any series of preference shares which do not have voting rights, will be entitled to convene the meeting. The provisions of our Articles of Association relating to the convening and conduct of general meetings of shareholders will apply to this separate general meeting, except where the provisions are inconsistent with the terms of this paragraph.

Any member of the Board of Directors appointed in this manner shall vacate office if, following the event which gave rise to the appointment, we have resumed the payment of dividends on all of the relevant preference shares for the equivalent of four consecutive quarterly dividend periods. Our Articles of Association provide for a minimum of five members of the Board of Directors, disregarding alternate Directors, with no limit on the maximum number of members. The Financial Services Authority requires that it be satisfied on an ongoing basis that each member of our Board of Directors is fit and proper to hold his or her position. As of the date of this prospectus, our Board of Directors has 12 members.

Variation of Rights

If applicable law permits, the rights, preferences and privileges attached to any series of preference shares may be varied or abrogated only with the written consent of the holders of at least three-fourths of the outstanding preference shares of the series or with the sanction of a special resolution passed at a separate general meeting of the holders of the outstanding preference shares of the series. A special resolution will be adopted if passed by a majority of at least three-fourths of those holders voting in person or by proxy at the meeting. The quorum required for this separate general meeting will be persons holding or representing by proxy at least one-third of the outstanding preference shares of the affected series, except that if at any adjourned meeting where this quorum requirement is not met, any two holders present in person or by proxy will constitute a quorum.

In addition to the voting rights referred to above, if any resolution is proposed for our liquidation, dissolution or winding-up, then the holders of the outstanding preference shares of each series, other than any series of preference shares which do not have voting rights, will be entitled to receive notice of and to attend the general meeting of shareholders called for the purpose of adopting the resolution and will be entitled to vote on that resolution, but no other. When entitled to vote, each holder of preference shares of a series present in person or by proxy has one vote for each preference share held.

Notices of Meetings

A notice of any meeting at which holders of preference shares of a particular series are entitled to vote will be mailed to each record holder of preference shares of that series. Each notice will state:

•	the date of the meeting;

•	a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

•	instructions for the delivery of proxies.

A holder of preference shares of any series in registered form who is not registered with an address in the United Kingdom and who has not supplied an address within the United Kingdom to us for the purpose of notices is not entitled to receive notices of meetings from us. For a description of notices that we will give to the ADR depositary and that the ADR depositary will give to ADR holders, you should read “Description of American Depositary Receipts – Reports and Notices” and “Where You Can Find More Information”.

Registrar and Paying Agent

Our registrar, presently located at One Canada Square, London E14 5AL, England, England will act as registrar and paying agent for the preference shares of each series.

DESCRIPTION OF AMERICAN

DEPOSITARY RECEIPTS

The following is a summary of the general terms and provisions of the deposit agreement under which the ADR depositary will issue the ADRs. The deposit agreement is among us, The Bank of New York, as ADR depositary, and all holders from time to time of ADRs issued under the deposit agreement. This summary does not purport to be complete. We may amend or supersede all or part of this summary to the extent we tell you in the applicable prospectus supplement. You should read the deposit agreement, which is filed with the SEC as an exhibit to the registration statement, of which this prospectus is a part. You may also read the deposit agreement at the corporate trust office of The Bank of New York in New York City and the office of The Bank of New York in London.

Depositary

The Bank of New York will act as the ADR depositary. The office of The Bank of New York in London will act as custodian. The ADR depositary’s principal office in New York City is presently located at 101 Barclay Street, Floor 21 West, New York, New York 10286, and the custodian’s office is presently located at One Canada Square, London E14 5AL, England.

American Depositary Receipts

An ADR is a certificate evidencing a specific number of ADSs of a specific series, each of which will represent preference shares of a corresponding series. Unless the relevant prospectus supplement specifies otherwise, each ADS will represent one preference share, or evidence of rights to receive one preference share, deposited with the London branch of The Bank of New York, as custodian. An ADR may evidence any number of ADSs in the corresponding series.

Deposit and Issuance of ADRs

When the custodian has received preference shares of a particular series, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, subject to the deposit agreement’s terms, the ADR depositary will execute and deliver at its corporate trust office in New York City to the person(s) specified by us in writing, an ADR or ADRs registered in the name of such person(s) evidencing the number of ADSs of that series corresponding to the preference shares of that series.

When the ADR depositary has received preference shares of a particular series, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, subject to the deposit agreement’s terms, the ADR depositary will execute and deliver at its principal office to the person(s) specified by us in writing, an ADR or ADRs registered in the name of that person(s) evidencing the number of ADSs of that series corresponding to the preference shares of that series. Preference shares may be deposited under the deposit agreement as units comprising a preference share of a series and a preference share of a related series. The ADR depositary’s principal office is presently located at 101 Barclay Street, Floor 21 West, New York, New York 10286.

Withdrawal of Deposited Securities

Upon surrender of ADRs at the ADR depositary’s corporate trust office in New York City and upon payment of the taxes, charges and fees provided in the deposit agreement and subject to its terms, an ADR holder is entitled to delivery, to or upon its order, at the ADR depositary’s corporate trust office in New York City or the custodian’s office in London, of the amount of preference shares of the relevant series represented by the ADSs evidenced by the surrendered ADRs. The ADR holder will bear the risk and expense for the forwarding of share certificates and other documents of title to the corporate trust office of the ADR depositary.

Holders of preference shares that have been withdrawn from deposit under the deposit agreement will not have the right to redeposit the preference shares.

Dividends and Other Distributions

The ADR depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited preference shares of a particular series to ADR holders, after payment of any charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs of the series representing the preference shares. The cash amount distributed will be reduced by any amounts that we or the ADR depositary must withhold on account of taxes.

If we make a non-cash distribution in respect of any deposited preference shares of a particular series, the ADR depositary will distribute the property it receives to ADR holders, after deduction or upon payment of any taxes, charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs of the series representing the preference shares. If a distribution that we make in respect of deposited preference shares of a particular series consists of a dividend in, or free distribution of, preference shares of that series, the ADR depositary may, if we approve, and will, if we request, distribute to ADR holders, in proportion to their holdings of ADSs of the relevant series, additional ADRs evidencing an aggregate number of ADSs of that series representing the amount of preference shares received as such dividend or free distribution. If the ADR depositary does not distribute additional ADRs, each ADS of that series will from then forward also represent the additional preference shares of the corresponding series distributed in respect of the deposited preference shares before the dividend or free distribution.

If the ADR depositary determines that any distribution of property, other than cash or preference shares of a particular series, cannot be made proportionately among ADR holders or if for any other reason, including any requirement that we or the ADR depositary withhold an amount on account of taxes or other governmental charges, the ADR depositary deems that such a distribution is not feasible, the ADR depositary may dispose of all or part of the property in any manner, including by public or private sale, that it deems equitable and practicable. The ADR depositary will then distribute the net proceeds of any such sale (net of any fees and expenses of the ADR depositary provided for in the deposit agreement) to ADR holders as in the case of a distribution received in cash.

Redemption of ADSs

If we redeem any preference shares of a particular series, the ADR depositary will redeem, from the amounts that it receives from the redemption of deposited preference shares of that series, a number of ADSs of the series representing those preference shares which corresponds to the number of deposited preference shares of that series. The ADS redemption price will correspond to the redemption price per share payable with respect to the redeemed preference shares. If we do not redeem all of the outstanding preference shares of a particular series, the ADR depositary will select the ADSs of the corresponding series to be redeemed, either by lot or pro rata to the number of preference shares represented.

We must give notice of redemption in respect of the preference shares of a particular series to the ADR depositary not less than 30 days before the redemption date. The ADR depositary will promptly deliver the notice to all holders of ADRs of the corresponding series.

Record Date

Whenever any dividend or other distribution becomes payable or shall be made in respect of preference shares of a particular series, or any preference shares of a particular series are to be redeemed, or the ADR depositary receives notice of any meeting at which holders of preference shares of a particular series are entitled to vote, the ADR depositary will fix a record date for the determination of the ADR holders who are entitled to receive the dividend, distribution, amount in respect of redemption of ADSs of the corresponding series, or the net proceeds of their sale, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the deposit agreement. This record date will be as near as practicable to the corresponding record date we set.

Voting of the Underlying Deposited Securities

When the ADR depositary receives notice of any meeting or solicitation of consents or proxies of holders of preference shares of a particular series, it will, at our written request and as soon as practicable thereafter, mail to the record holders of ADRs a notice including:

•	the information contained in the notice of meeting;

•	a statement that the record holders of ADRs at the close of business on a specified record date will be entitled, subject to any applicable provision of English law, to instruct the ADR depositary as to the exercise of any voting rights pertaining to the preference shares of the series represented by their ADSs; and

•	a brief explanation of how they may give instructions, including an express indication that they may instruct the ADR depositary to give a discretionary proxy to designated member or members of our board of directors if no such instruction is received.

The ADR depositary has agreed that it will endeavor, in so far as practical, to vote or cause to be voted the preference shares in accordance with any written non-discretionary instructions of record holders of ADRs that it receives on or before the record date set by the ADR depositary. The ADR depositary will not vote the preference shares except in accordance with such instructions or deemed instructions.

If the ADR depositary does not receive instructions from any ADR holder on or before the date the ADR depositary establishes for this purpose, the ADR depositary will deem such holder to have directed the ADR depositary to give a discretionary proxy to a designated member or members of our board of directors. However, the ADR depositary will not give a discretionary proxy to a designated member or members of our board of directors with respect to any matter as to which we inform the ADR depositary that:

•	we do not wish the proxy to be given;

•	substantial opposition exists; or

•	the rights of holders of the preference shares may be materially affected.

Holders of ADRs evidencing ADSs will not be entitled to vote shares of the corresponding series of preference shares directly.

Inspection of Transfer Books

The ADR depositary will, at its corporate trust office in New York City, keep books for the registration and transfer of ADRs. These books will be open for inspection by ADR holders at all reasonable times. However, this inspection may not be for the purpose of communicating with ADR holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADRs.

Reports and Notices

We will furnish the ADR depositary with our annual reports as described under “Where You Can Find More Information” in this prospectus. The ADR depositary will make available at its corporate trust office in New York City, for any ADR holder to inspect, any reports and communications received from us that are both received by the ADR depositary as holder of preference shares and made generally available by us to the holders of those preference shares. This includes our annual report and accounts. Upon written request, the ADR depositary will mail copies of those reports to ADR holders as provided in the deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of:

•	any meeting of holders of preference shares of a particular series;

•	any adjourned meeting of holders of preference shares of a particular series; or

•	the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of, preference shares of a particular series we have agreed to transmit to the ADR depositary and the custodian a copy of the notice in the form given or to be given to holders of the preference shares. If requested in writing by us, the ADR depositary will, at our expense, arrange for the prompt transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the preference shares, to all holders of ADRs evidencing ADSs of the corresponding series.

Amendment and Termination of the Deposit Agreement

The form of the ADRs evidencing ADSs of a particular series and any provisions of the deposit agreement relating to those ADRs may at any time and from time to time be amended by agreement between us and the ADR depositary, without the consent of holders of ADRs, in any respect which we may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of holders of outstanding ADRs evidencing ADSs of a particular series, will not take effect as to any ADRs until 30 days after notice of the amendment has been given to the record holders of those ADRs. Every holder of any ADR at the time an amendment becomes effective, if it has been given notice, will be deemed by continuing to hold the ADR to consent and agree to the amendment and to be bound by the deposit agreement or the ADR as amended. No amendment may impair the right of any holder of ADRs to surrender ADRs and receive in return the preference shares of the corresponding series represented by the ADSs.

Whenever we direct, the ADR depositary has agreed to terminate the deposit agreement as to ADRs evidencing ADSs of a particular series by mailing a termination notice to the record holders of all ADRs then outstanding at least 30 days before the date fixed in the notice of termination. The ADR depositary may likewise terminate the deposit agreement as to ADRs evidencing ADSs of a particular series by mailing a termination notice to us and the record holders of all ADRs then outstanding if at any time 90 days shall have expired since the ADR depositary delivered a written notice to us of its election to resign and a successor ADR depositary shall not have been appointed and accepted its appointment.

If any ADRs evidencing ADSs of a particular series remain outstanding after the date of any termination, the ADR depositary will then:

•	discontinue the registration of transfers of those ADRs,

•	suspend the distribution of dividends to holders of those ADRs, and

•	not give any further notices or perform any further acts under the deposit agreement, except those listed below, with respect to those ADRs.

The ADR depositary will, however, continue to collect dividends and other distributions pertaining to the preference shares of the corresponding series. It will also continue to sell rights and other property as provided in the deposit agreement and deliver preference shares of the corresponding series, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to it.

At any time after the expiration of one year from the date of termination of the deposit agreement as to ADRs evidencing ADSs of a particular series b, the ADR depositary may sell the preference shares of the corresponding series then held. The ADR depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the deposit agreement in respect of those ADRs, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADRs that have not previously been surrendered.

Charges of ADR Depositary

Unless the applicable prospectus supplement specifies otherwise, the ADR depositary will charge the party to whom it delivers ADRs against deposits, and the party surrendering ADRs for delivery of preference shares of a particular series or other deposited securities, property and cash, $5.00 for each 100, or fraction of 100, ADSs evidenced by the ADRs issued or surrendered. We will pay all other charges of the ADR depositary and those of any registrar, co-transfer agent and co-registrar under the deposit agreement, but unless the applicable prospectus supplement specifies otherwise, we will not pay:

•	taxes, including issue or transfer taxes, U.K. stamp duty or U.K. stamp duty reserve tax other than that payable on the issue of preference shares to the custodian, and other governmental charges,

•	any applicable share transfer or registration fees on deposits or withdrawals of preference shares,

•	cable, telex, facsimile transmission and delivery charges which the deposit agreement provides are at the expense of the holders of ADRs or persons depositing or withdrawing preference shares of any series, or

•	expenses incurred or paid by the ADR depositary in conversion of foreign currency into U.S. dollars.

You will be responsible for any taxes or other governmental charges payable on your ADRs or on the preference shares underlying your ADRs. The ADR depositary may refuse to transfer your ADRs or allow you to withdraw the preference shares underlying your ADRs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited preference shares underlying your ADRs to pay any taxes owed and you will remain liable for any deficiency. If the ADR depositary sells deposited preference shares, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

General

Neither the ADR depositary nor we will be liable to ADR holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental authority, any present or future provision of our articles of association or of the preference shares, or any act of God or war or other circumstances beyond our control in performing our obligations under the deposit agreement. The obligations of us both under the deposit agreement are expressly limited to performing our duties without gross negligence or bad faith.

If any ADSs of a particular series are listed on one or more stock exchanges in the U.S., the ADR depositary will act as registrar or, at our request or with our approval, appoint a registrar or one or more co-registrars for registration of the ADRs evidencing the ADSs in accordance with any exchange requirements. The ADR depositary may remove the registrars or co-registrars and appoint a substitute(s) if we request it or with our approval.

The ADRs evidencing ADSs of any series are transferable on the books of the ADR depositary or its agent. However, the ADR depositary may close the transfer books as to ADRs evidencing ADSs of a particular series at any time when it deems it expedient to do so in connection with the performance of its duties or at our request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of any preference shares of the corresponding series, the ADR depositary or the custodian may require the person presenting the ADR or depositing the preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the deposit agreement. The ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the preference shares evidenced by the ADR, and may apply those dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge. The ADR holder will remain liable for any deficiency.

Any ADR holder may be required from time to time to furnish the ADR depositary or the custodian with proof satisfactory to the ADR depositary of citizenship or residence, exchange control approval, information relating to the registration on our books or those that the registrar maintains for us for the preference shares in registered form of that series, or other information, to execute certificates and to make representations and warranties that the ADR depositary deems necessary or proper. Until those requirements have been satisfied, the ADR depositary may withhold the delivery or registration of transfer of any ADR or the distribution or sale of any dividend or other distribution or proceeds of any sale or distribution or the delivery of any deposited preference shares or other property related to the ADR. The delivery, transfer and surrender of ADRs of any series may be suspended during any period when the transfer books of the ADR depositary are closed or if we or the ADR depositary deem it necessary or advisable.

The deposit agreement and the ADRs are governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of general information about our share capital and some provisions of our Articles of Association. This summary does not purport to be complete. It is subject to, and qualified by reference to, our Articles of Association, which you should read. We have filed a copy of our Articles of Association with the SEC as an exhibit to the Registration Statement, of which this prospectus is a part.

General

Our authorized share capital consists of 3,000,000,000 ordinary shares of £1 each, 80,000,000 dollar-denominated preference shares of $0.25 each, 400,000 dollar-denominated preference shares of $100 each, 400,000 euro-denominated preference shares of €100 each, 1,000 sterling-denominated preference shares of £1 each and 400,000 sterling-denominated preference shares of £100 each. As of the date of this prospectus, 2,311,360,515 ordinary shares are outstanding (all of which are beneficially held by Barclays PLC), no dollar-denominated preference shares of $0.25 each, 100,000 dollar-denominated preference shares of $100 each, 240,000 euro-denominated preference shares of €100 each, 1,000 sterling-denominated preference shares of £1 each all of which are beneficially held by Barclays PLC and 75,000 sterling-denominated preference shares of £100 each are outstanding.

Ordinary Shares

Dividend Rights

Holders of ordinary shares are entitled to receive on a pro rata basis, according to the number of paid-up shares held, any dividends that we may declare at a general meeting of shareholders, but no dividends are payable in excess of the amount that our Board of Directors recommends. The Board of Directors may declare and pay to the holders of ordinary shares interim dividends if, in the opinion of our Board, our distributable reserves justify such payment.

Dividends on ordinary shares, as well as on dollar-denominated preference shares of any series, may only be declared and paid out of our “distributable profits”. Rules prescribed by the Companies Act 1985 of Great Britain determine how much of our funds represent distributable profits. In broad outline, dividend distributions may only be made out of the outstanding balance of accumulated realized profits, less the outstanding balance of any accumulated realized losses, and provided that our net assets are not, or would not be reduced to, less than the total of our paid-up share capital and undistributable reserves.

So long as dollar-denominated preference shares of any series are outstanding and full dividends on them have not been paid (or a sum has not been set aside in full) for any dividend period, no dividends may be declared or paid, or other distribution made, upon our ordinary shares. We may, however, pay dividends on our ordinary shares or other shares ranking below the dollar-denominated preference shares of those series as to dividends upon liquidation. In addition, we may not redeem, repurchase or otherwise acquire for any consideration, or pay or make any moneys available for a sinking fund for the redemption of these shares, except by conversion into or exchange for our shares ranking below the dollar-denominated preference shares as to dividends and upon liquidation, until we have resumed the payment of full dividends (or a sum set aside in full) on all outstanding dollar-denominated preference shares or redeem the relevant preference shares in full.

Rights upon Liquidation

If there is a return of capital on our winding up or otherwise, after payment of all liabilities, and after paying or setting apart for payment the full preferential amounts to which the holders of all outstanding dollar-denominated preference shares of any series and any other of our shares ranking senior to the ordinary shares upon liquidation are entitled, our remaining assets will be divided among the holders of ordinary shares pro rata according to the number of ordinary shares held by them.

Voting Rights

Each holder of ordinary shares who is entitled to be present and is present in person or by proxy at a general meeting of shareholders has on a show of hands one vote, and on a poll one vote for each ordinary share held. Voting at any general meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of the meeting or by any shareholder present in person or by proxy and entitled to vote.

Miscellaneous

Holders of ordinary shares and dollar-denominated preference shares have no pre-emptive rights under our Articles of Association. However, except in some cases, English law restricts the ability of our Board of Directors, without appropriate authorization from the holders of our ordinary shares at a general meeting, to:

•	allot any shares or rights to subscribe for, or to convert any security into, any of our shares under any circumstances or

•	issue for cash ordinary shares or rights to subscribe for, or to convert any security into, ordinary shares other than through rights to existing holders of ordinary shares.

TAX CONSIDERATIONS

United States Taxation

This section describes the material United States federal income tax consequences of owning preference shares, ADSs or debt securities. It is the opinion of Sullivan & Cromwell LLP, our United States tax counsel. It applies to you only if you acquire your preference shares, ADSs or debt securities in an offering and you hold your preference shares, ADSs or debt securities as capital assets for tax purposes. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a tax-exempt organization,

•	a life insurance company,

•	a person that holds preference shares, ADSs or debt securities as part of a straddle or a hedging or conversion transaction,

•	a person whose functional currency is not the U.S. dollar.

•	in the case of debt securities, a bank,

•	in the case of preference shares or ADSs, a person liable for alternative minimum tax, or,

•	in the case of preference shares or ADSs, a person that actually or constructively owns 10% or more of our voting stock.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the income tax convention between the United States of America and the United Kingdom (the “Treaty”). These laws are subject to change, possibly on a retroactive basis. In addition, this section is based in part upon the representations of the ADR depositary. Assuming that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms, for United States federal income tax purposes, if you hold ADRs evidencing ADSs, you will in general be treated as the owner of the preference shares represented by those ADSs. Exchanges of preference shares for ADSs or ADSs for preference shares generally will not be subject to United States federal income tax.

If a partnership holds the preference shares, ADSs or debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

You should consult your own tax advisor regarding the United States federal, state and local and other tax consequences of owning and disposing of preference shares, ADSs or debt securities in your particular circumstances.

U.S. Holders

This subsection describes the material United States federal income tax consequences to a U.S. holder of owning preference shares, ADSs or debt securities. You are a U.S. holder if you are a beneficial owner of preference shares, ADSs or debt securities and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Taxation of Debt Securities

This subsection deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. Undated Subordinated Debt Securities generally will not be treated as debt securities for United States federal income tax purposes; the United States federal income tax consequences of owning and disposing Undated Subordinated Debt Securities will be discussed in an applicable prospectus supplement.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “ – Original Issue Discount – General”, you will be taxed on any interest on your debt securities as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the debt security’s stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “ – Variable Rate Debt Securities”.

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of  1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “ – Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “ – General”, the excess is acquisition premium. If you do not make the election described below under “ – Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies, Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. If applicable, these rules will be discussed in the prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not to exercise an option or combination of options in the manner that minimizes the yield on your debt security, and,

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not to exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “ – General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “ – Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost,

•	the issue date of your debt security will be the date you acquired it, and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount note, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

•	1.5 percent of the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

•	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

•	one or more qualified floating rates,

•	a single fixed rate and one or more qualified floating rates,

•	a single objective rate, or

•	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

•	a fixed multiple that is greater than 0.65 but not more than 1.35 or

•	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate,

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party, and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “Original Issue Discount – General” and

•	the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than  1/4 of 1 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “Original Issue Discount – Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be your cost of your debt security adjusted by:

•	adding any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security, and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “ – Original Issue Discount – Short-Term Debt Securities” or “ – Market Discount”

•	attributable to accrued but unpaid interest, or

•	the rules governing contingent payment obligations apply.

Capital gain of a noncorporate United States holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period of greater than one year.

Indexed Debt Securities

The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities.

Taxation of Preference Shares and ADSs

Dividends. Under the United States federal income tax laws, if you are a U.S. holder, the gross amount of any dividend paid by us out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) is subject to United States federal income taxation. If you are a noncorporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2009 that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you hold the shares or ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date. Dividends we pay with respect to the shares or ADSs generally will be qualified dividend income. If any U.K. tax is withheld from a dividend payment, you must include the amount withheld in this gross amount even though you do not in fact receive it. The dividend is ordinary income that you must include in income when you, in the case of preference shares, or the ADR depositary, in the case of ADSs, receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the preference shares or ADSs and thereafter as capital gain.

Subject to certain limitations, if any U.K. tax is withheld in accordance with the Treaty and paid over to the United Kingdom, it will be creditable against your United States federal income tax liability. To the extent a refund of such tax withheld is available to you under U.K. law and under the Treaty, any amount of tax withheld that is refundable will not be eligible for credit against your United States federal income tax liability. Dividends will be income from sources outside the United States. Dividends paid in taxable years beginning before January 1, 2007 generally will be “passive” or “financial services” income, and dividends paid in taxable years beginning after December 31, 2006 will, depending on your circumstances, be “passive” or “general” income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you.

Capital Gains. If you are a U.S. holder and you sell or otherwise dispose of your preference shares or ADSs, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the amount that you realize and your tax basis in your preference shares or ADSs. Capital gain of a noncorporate U.S. holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period of greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder of owning and disposing of debt securities, preference shares or ADSs. Undated Subordinated Debt Securities generally will not be treated as debt securities for United States federal income tax purposes; the United States federal income tax consequences of owning and disposing Undated Subordinated Debt Securities will be discussed in an applicable prospectus supplement. You are a United States alien holder if you are a beneficial owner of a debt security, preference share or ADS and you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a U.S. holder, this subsection does not apply to you.

Interest on Debt Securities. Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder, interest on a debt security paid to you is exempt from United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Internal Revenue Code, or

•	you have an office or other fixed place of business in the United States to which the interest is attributable and derive the interest in the active conduct of a banking, financing or similar business within the United States.

Dividend on Preference Shares or ADSs. If you are a United States alien holder, dividends paid to you in respect of your preference shares or ADSs will not be subject to United States federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and, if required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, the dividends are attributable to a permanent establishment that you maintain in the United States. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate United States alien holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30 percent or a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Disposition of the Debt Securities, Preference Shares or ADSs. If you are a United States alien holder, you generally will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of your debt security, preference share or ADS unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

If you are a corporate United States alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30 percent rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Information Reporting and Backup Withholding

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•	payments of principal and interest on a debt security and dividends or other taxable distributions with respect to a preference share or an ADS within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

•	the payment of the proceeds from the sale of a debt security, preference share or ADS effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate U. S. holder that:

•	fails to provide an accurate taxpayer identification number, is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	payments of principal and interest on a debt security or dividends with respect to a preference share or ADS made to you outside the United States by us or another non-United States payor and

•	other payments of principal, interest and dividends and the payment of the proceeds from the sale of a debt security, preference share or ADS effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•	an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security, preference share or ADS effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a debt security, preference share or ADS that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a debt security, preference share or ADS effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

United Kingdom Taxation

The following paragraphs summarize certain United Kingdom withholding and other tax considerations with respect to the acquisition, ownership and disposition of the debt securities, preference shares and ADSs described in this prospectus by U.S. holders and other non-U.K. resident persons. It is based upon the opinion of Clifford Chance LLP, our United Kingdom solicitors. The summary is based on current United Kingdom law and HM Revenue & Customs practice and the provisions of the Double Taxation Treaty between the United Kingdom and the United States (the “Treaty”) which came into force on March 31, 2003, all of which are subject to change at any time, possibly with retrospective effect.

The summary only applies to persons who are the absolute beneficial owner of their debt securities, preference shares or ADSs. References to a “U.S. holder” are to that term as described above under “Tax Considerations – United States Taxation – U.S. Holders”. The summary is not comprehensive and does not deal with the position of United Kingdom resident persons or with that of non-U.K. resident persons who carry on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment through or for the purposes of which their debt securities, preference shares or ADSs are used or held. Additionally the summary may not apply to certain classes of persons, such as dealers in securities.

You should consult your own tax advisors concerning the consequences of acquiring, owning and disposing of debt securities, preference shares and ADSs in your particular circumstances, including the applicability and effect of the Treaty.

Debt Securities

Payments of Interest. If the interest on the debt securities does not have a United Kingdom source, no withholding or deduction for or on account of United Kingdom tax will be made from payments of interest on the debt securities.

Interest on the debt securities may, however, constitute United Kingdom source income for United Kingdom tax purposes. Even if the interest does have a United Kingdom source, the debt securities will constitute “quoted Eurobonds” within the meaning of Section 349 of the Income and Corporation Taxes Act 1988 (the “Taxes Act”), provided they are and continue to be listed on a “recognised stock exchange” within the meaning of Section 841 of the Taxes Act. Accordingly, payments of interest (including payments of premium, if any, to the extent such premium, or any part of such premium, constitutes interest) on the debt securities made by us or any paying agent (or received by any collecting agent) may be made (or received, as the case may be) without withholding or deduction for or on account of United Kingdom income tax provided the debt securities remain listed on a recognised stock exchange at the time of payment.

Interest on debt securities having a maturity of less than one year may also be paid without withholding or deduction for or on account of United Kingdom income tax. In all other cases, unless the interest on the notes is “paid by a bank in the ordinary course of business” within the meaning of Section 349 of the Taxes Act, an amount must be withheld on account of income tax at the lower rate (currently 20%), subject to any direction to the contrary by HM

Revenue & Customs under an applicable double tax treaty and subject to any entitlement to pay gross to holders of debt securities who are within the charge to United Kingdom corporation tax. Interest will be “paid by a bank in the ordinary course of business” unless either (i) the borrowing in question conforms to any of the definitions of tier 1, 2 or 3 capital adopted by the Financial Services Authority, whether or not it actually counts toward tier 1, 2 or 3 capital for regulatory purposes, or (ii) the characteristics of the transaction giving rise to the interest are primarily attributable to an intention to avoid United Kingdom tax. We are currently a “bank” for the purposes of Section 349 of the Taxes Act.

Interest which has a United Kingdom source may be subject to United Kingdom tax by direct assessment even where such interest is paid without withholding. However, as regards a U.S. holder who is not resident in the United Kingdom for United Kingdom tax purposes, interest paid on the debt securities without withholding will not be subject to United Kingdom tax provided that the relevant U.S. holder does not have a “United Kingdom representative”, within the meaning of the Finance Act 1995, through whom the U.S. holder carries on a trade, profession or vocation in the United Kingdom and to which the interest is attributable.

Discount. The profit realized on any disposal (which includes redemption) of any Discount Security may attract United Kingdom withholding tax. However, even if it does not, it may be subject to United Kingdom tax by direct assessment to the same extent as interest which has a United Kingdom source.

Provision of Information. Persons in the United Kingdom paying interest to or receiving interest on behalf of another person may be required to provide certain information to HM Revenue & Customs regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries.

In this respect, on June 3, 2003 the council of the European Union (the “Council”) adopted EC Council Directive 2003/48/EC regarding the taxation of savings income (the “Directive”). Under the Directive, each Member State of the European Union is required, from July 1, 2005, to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident in that other Member State; however, for a transitional period, Austria, Belgium and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at rates rising over time to 35 percent. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

Also with effect from July 1, 2005, a number of non-EU countries, and certain dependent or associated territories of certain Member States, have agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident in a Member State. In addition, the Member States have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident in one of those territories.

Disposal (including Redemption), Accruals and Changes in Value. A holder of debt securities who is neither resident nor (in the case of an individual) ordinarily resident in the United Kingdom will not be liable to United Kingdom taxation in respect of a disposal (including redemption) of a debt security, any gain accrued in respect of a debt security or any change in the value of a debt security unless the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment and the debt security was used in or for the purposes of this trade, profession or vocation or acquired for the use and used by or for the purposes of the branch or agency or permanent establishment.

Inheritance Tax. A holder of debt securities who is an individual domiciled outside the United Kingdom will generally not be liable to United Kingdom inheritance tax in respect of his holding of debt securities. This will be the case if a register of the debt securities is held outside the United Kingdom and the securities are only enforceable outside the United Kingdom. If no register is maintained, there may be a liability to inheritance tax if the debt securities are held or enforceable in the United Kingdom, and this may also be the case if the debt securities are registered and the only register which is maintained is maintained in the United Kingdom. If so, exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the Estate Tax Treaty made between the United Kingdom and the United States.

Stamp Duty and Stamp Duty Reserve Tax. No United Kingdom stamp duty or stamp duty reserve tax will generally be payable by a holder of debt securities on the creation, issue or redemption of debt securities.

Subject to certain exceptions (although other exceptions may apply), no liability for United Kingdom stamp duty or stamp duty reserve tax will arise on a transfer of, or an agreement to transfer, debt securities. The exceptions include a security which carries: (i) a right of conversion into shares or other securities or to the acquisition of shares or other securities, including loan capital of the same description, (ii) a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital, (iii) a right to interest the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property, or (iv) a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed in the Official List of the London Stock Exchange. If one of the exceptions applies so that the transfer or the agreement to transfer is subject to stamp duty or stamp duty reserve tax, the position will be as summarized below in the case of preference shares.

Preference Shares and ADSs

Dividends. No withholding or deduction for or on account of United Kingdom tax will be made from payments of dividends on the preference shares or ADSs.

Subject to the Finance (No. 2) Act 2005 provisions set out below, holders of preference shares or ADSs who are not resident for tax purposes in the United Kingdom and who receive a dividend from ourselves will not have any further United Kingdom tax to pay in respect of the dividend. Such holders will not normally be able to claim any additional payment in respect of the dividend from HM Revenue & Customs under any applicable double tax treaty; in particular, U.S. holders will not be able to claim any additional payment in respect of the dividend from HM Revenue & Customs under the Treaty.

Disposals. Subject to the Finance (No. 2) Act 2005 provisions set out below, shareholders or ADS holders who are neither resident nor (in the case of an individual) ordinarily resident in the United Kingdom will not normally be liable for United Kingdom tax on chargeable gains (or for any other United Kingdom tax upon a disposal or deemed disposal of shares or ADSs) unless they carry on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment, and the shares or ADSs are or have been used or held by or for the purposes of the branch or agency or permanent establishment, in which case such shareholder or ADS holder might, depending on individual circumstances, be liable to United Kingdom tax on chargeable gains on any disposal (or deemed disposal) of shares or ADSs.

Finance (No 2) Act 2005. On July 20, 2005, the Finance (No 2) Act 2005 (the “Act”) was given Royal Assent and passed into law. Under certain provisions included in the Act, it is possible that a holder of preference shares subject to UK corporation tax would be taxed as if its preference shares or ADSs were debt securities. The Act sets out certain circumstances in which the provisions would not apply, such as where the shares concerned are “qualifying publicly issued shares” or where the holder does not hold its shares for a “tax avoidance purpose”. There are also certain limited circumstances in which particular holders could fall within the scope of the provisions, even if they held shares which were, or would otherwise be, “qualifying publicly issued shares”. No detailed guidance as to the precise scope of the relevant provisions has been published by HM Revenue & Customs as yet. In the event that holders of preference shares or ADSs are subject to UK corporation tax, they should therefore obtain independent advice as to their tax position.

Inheritance Tax. A holder of ADSs who is an individual domiciled outside the United Kingdom will generally not be liable to United Kingdom inheritance tax in respect of his holding of ADSs. Such an individual may, however, have a liability to inheritance tax in respect of any holding of preference shares. If so, exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders of preference shares under the Estate Tax Treaty made between the United Kingdom and the United States.

Stamp Duty and Stamp Duty Reserve Tax. Except in certain limited circumstances, any conveyance or transfer on sale or other disposal of shares will be subject to United Kingdom stamp duty or stamp duty reserve tax. The transfer on sale of shares will generally be liable to ad valorem United Kingdom stamp duty or stamp duty reserve tax, generally at the rate of 0.5% of the consideration paid (rounded up to the next multiple of £5 in the case of stamp duty). Stamp duty is usually the liability of the purchaser or transferee of the shares. An unconditional agreement to transfer such shares will generally be subject to stamp duty reserve tax, generally at the rate of 0.5% of the consideration paid, but such liability will be cancelled, or, if already paid, refunded, if the agreement is completed by a duly stamped transfer within six years of the agreement having become unconditional. Stamp duty reserve tax is normally the liability of the purchaser or transferee of the shares.

Where we issue shares, or a holder of shares transfers such shares, to an ADR issuer, a liability for United Kingdom stamp duty or stamp duty reserve tax at the rate of 1.5% (rounded up to the next multiple of £5 in the case of stamp duty) of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the shares, may arise. This liability for United Kingdom stamp duty or stamp duty reserve tax will strictly be the liability of the ADR issuer (or their nominee or agent). However, in practice, (i) where shares are issued to an ADR issuer, we will reimburse the ADR issuer or otherwise bear the cost and (ii) where shares are transferred to an ADR issuer, the liability for payment of the United Kingdom stamp duty or stamp duty reserve tax will depend on the arrangements in place between the seller, the ADR issuer and the purchaser.

Where we issue shares, or a holder of shares transfers such shares, to a person providing clearance services (or their nominee or agent) and where the person providing clearance services has not made an election under section 97A Finance Act 1986, a liability for United Kingdom stamp duty or stamp duty reserve tax at the rate of 1.5% (rounded up to the next multiple of £5 in the case of stamp duty) of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the shares, may arise. This liability for United Kingdom stamp duty or stamp duty reserve tax will strictly be the liability of the person providing clearance services (or their nominee or agent). However, in practice, (i) where shares are issued to a person providing clearance services (or their nominee or agent), we will reimburse the person providing clearing services or otherwise bear the cost and (ii) where shares are transferred to a person providing clearance services (or their nominee or agent), the liability for payment of the United Kingdom stamp duty or stamp duty reserve tax will depend on the arrangements in place between the seller, the person providing clearance services and the purchaser. Transfers of shares within a clearance system are generally outside the scope of stamp duty as long as there is no instrument of transfer, and are exempt from stamp duty reserve tax.

Where we issue shares, or a holder of shares transfers such shares, to a person providing clearance services (or their nominee or agent), and that person has made an election under section 97A Finance Act 1986, there will be no liability for United Kingdom stamp duty or stamp duty reserve tax at the rate of 1.5% of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the shares. However, in such case, a liability for United Kingdom stamp duty or stamp duty reserve tax may arise on the transfer of shares within the clearance system (as set out in the first paragraph under the heading “Stamp Duty and Stamp Duty Reserve Tax”).

Where we issue shares in bearer form that are sterling denominated, we may be liable to stamp duty at the rate of 1.5% of the issue price. In the event that we are so liable, we will pay such stamp duty.

If any ADS are cancelled, with the preference shares that they represent being transferred to the ADS holder, a liability for stamp duty may arise at the fixed rate of £5 on any instrument providing for such transfer of the preference shares.

No liability for stamp duty or stamp duty reserve tax will arise on a transfer of ADSs, provided that any document that effects such transfer is not executed in the United Kingdom and that it remains at all subsequent times outside the United Kingdom. An agreement to transfer ADSs will not give rise to a liability for stamp duty reserve tax.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell all or part of the securities from time to time, in terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods of sale. We will set forth in the applicable prospectus supplement:

•	the terms of the offering of the securities,

•	the names of any underwriters, dealers or agents involved in the sale of the securities,

•	the principal amounts of securities any underwriters will purchase,

•	any applicable underwriting commissions or discounts which shall be no more than 3% of the proceeds from the offering, and

•	our net proceeds.

If we use underwriters in the sale, they will acquire the securities for their own account and they may effect distribution of the securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or related to prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless the applicable prospectus supplement specifies otherwise, the underwriters’ obligations to purchase the securities will depend on certain conditions being satisfied. If the conditions are satisfied the underwriters will be obligated to purchase all of the securities of the series, if they purchase any of them. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the sale, unless the applicable prospectus supplement specifies otherwise, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers will determine at the time of resale.

We may also sell securities through agents we designate from time to time, or we may sell securities directly. The applicable prospectus supplement will name any agent involved in the offering and sale of the securities, and will also set forth any commissions that we will pay. Unless the applicable prospectus supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we sell securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent, and describe any compensation that we provide.

If the applicable prospectus supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to purchase the securities from institutional investors. In this case, the prospectus supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may purchase, or a minimum portion of the aggregate principal amount of the securities which may be sold by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The purchasers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ purchase of particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We may enter into agreements with the underwriters, dealers and agents who participate in the distribution of the securities that may fully or partially indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, or be affiliates of Barclays PLC and the Barclays Bank Group in the ordinary course of business.

Barclays Capital Inc. is a subsidiary of Barclays PLC and may participate in one or more offerings of our securities. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when an NASD member such as Barclays Capital Inc. distributes an affiliated company’s securities, such as those of Barclays Bank PLC. Barclays Capital Inc. has advised us that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 2720.

Barclays Capital Inc. will not confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.

Selling Restrictions

Unless the applicable prospectus supplement specifies otherwise, we will not offer the securities or any investments representing securities, including ADSs or ADRs, of any series to the public in the United Kingdom or any member state of the European Economic Area (“EEA”) which has implemented Directive 2003/71/EC (the “Prospectus Directive”).

United Kingdom

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will confirm and agree that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities or any investments representing securities, including ADSs or ADRs, in circumstances in which Section 21(1) of the FSMA would not, if we were not an “authorized person” under the FSMA, apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities, or any investments representing securities, including ADSs and ADRs in, from or otherwise involving the United Kingdom.

European Economic Area

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will confirm and agree that with effect from and including the date on which the Prospectus Directive is implemented in a member state of the EEA it has not made and will not make an offer of any securities or any investments representing securities to the public in the relevant member state except that it may, as of the date on which the Prospectus Directive is implemented in such member state, make an offer of the securities to the public in such member state:

•	in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to such securities which has been approved by the competent authority in the relevant member state or, where appropriate, approved in another member state and notified to the competent authority in the relevant member state, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

•	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	at any time to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

The expression an “an offer of any securities or any investments representing securities to the public” in relation to such securities or investments in any member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase the securities or investments, as the same may be varied in the relevant member state by any measure implementing the Prospectus Directive in that member state.

Market-Making Resales

This prospectus may be used by Barclays Capital Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Barclays Capital Inc. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Barclays Capital Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which Barclays Capital Inc. acts as principal, or as agent for both counterparties in a transaction in which Barclays Capital Inc. does not act as principal. Barclays Capital Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Barclays Bank PLC may also engage in transactions of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of the accompanying prospectus supplement relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

Barclays Bank PLC may receive, directly or indirectly, all or a portion of the proceeds of any market making transactions by Barclays Capital Inc. and its other affiliates.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by Barclays Capital Inc. that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither Barclays Capital Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus or any accompanying prospectus supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are an English public limited company. Substantially all of our directors and executive officers and a number of the experts named in this document are non-residents of the United States. All or a substantial portion of the assets of those persons are located outside the United States. Most of our assets are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon those persons or to enforce against them judgments of U.S. courts based upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Clifford Chance LLP, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file jointly with Barclays PLC, reports and other information with the SEC.

The SEC maintains an internet site at http://www.sec.gov that contains reports and other information we file electronically with the SEC. You may also inspect and copy reports and other information that we file with the SEC at the public reference facilities maintained at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 100 F Street, NE, Room 1580, Washington D.C. 20549 at prescribed rates. In addition, you may inspect and copy that material at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities are listed.

We will furnish to the debt trustee and the warrant trustee referred to under “Description of Debt Securities” and “Description of Warrants” annual reports, which will include a description of operations and annual audited consolidated financial statements prepared in accordance with IFRS, together with a reconciliation of consolidated net income and consolidated ordinary shareholders’ equity to estimated amounts in accordance with U.S. GAAP. We will also furnish the debt trustee and the warrant trustee with interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with IFRS. If we choose to do so, those interim reports may contain a reconciliation of consolidated net income and consolidated ordinary shareholders’ equity to estimated amounts in accordance with U.S. GAAP. We will furnish the debt trustee and the warrant trustee, as applicable, with all notices of meetings at which holders of securities are entitled to vote, and all other reports and communications that are made generally available to those holders.

FURTHER INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered with this prospectus. This prospectus is a part of that registration statement and it omits some information that is contained in the registration statement. You can access the registration statement together with exhibits on the internet site maintained by the SEC at http://www.sec.gov or inspect these documents at the offices of the SEC in order to obtain that additional information about us and about the securities offered with this prospectus.

VALIDITY OF SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities or warrants, the validity of the securities under New York law may be passed upon for us by our United States counsel, Sullivan & Cromwell LLP. If stated in the prospectus supplement applicable to a specific issuance of debt securities or warrants, the validity of the securities under English law may be passed upon by our English solicitors, Clifford Chance LLP. Sullivan & Cromwell LLP may rely on the opinion of Clifford Chance LLP as to all matters of English law and Clifford Chance LLP may rely on the opinion of Sullivan & Cromwell LLP as to all matters of New York law. If this prospectus is delivered in connection with an underwritten offering, the validity of the debt securities and the warrants may be passed upon for the underwriters by United States and English counsel for the underwriters specified in the related prospectus supplement. If no English counsel is specified, such United States counsel to the underwriters may also rely on the opinion of Clifford Chance LLP as to certain matters of English law.

EXPERTS

PricewaterhouseCoopers LLP, Chartered Accountants and Registered Auditors, have audited our consolidated financial statements included in the 2004 Form 20-F, as amended, and incorporated by reference in this document and the Registration Statement. We have incorporated the consolidated financial statements in reliance on the report of PricewaterhouseCoopers LLP, Chartered Accountants and Registered Auditors, given on the authority of their firm as experts in auditing and accounting.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are the estimated expenses, other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with the issuance and distribution of the securities registered under the registration statement of which this prospectus forms a part:

Securities and Exchange Commission registration fee	$1,101,756
NASD fee	75,500
Printing and engraving expenses	30,000
Legal fees and expenses	3,000,000
Accountants’ fees and expenses	150,000
Trustee fees and expenses	150,000
ADR Depositary’s fees and expenses	50,000
Miscellaneous	30,000

Total	$4,587,256

$12,870,714,000

BARCLAYS BANK PLC

Medium-Term Notes, Series A

RATES PRODUCT SUPPLEMENT

PROSPECTUS SUPPLEMENT

PROSPECTUS

October 12, 2006